                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to 240.14a-11(c) or 240.14a-12

                          COSMETIC GROUP U.S.A., INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               Payment of filing fee (Check the appropriate box):

[ ]  No fee required.
[ ]  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------

(2)  Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     Based on aggregate Purchase Price of $7,600,000 for sale of certain assets of the Registrant.
     ---------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

     $7,600,000
     ---------------------------------------------------------------------

(5)  Total fee paid:

     $1,520
     ---------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

     ---------------------------------------------------------------------
(2)  Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------
(3)  Filing party:

     ---------------------------------------------------------------------
(4)  Date filed:

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
                          COSMETIC GROUP U.S.A., INC.
                              11312 PENROSE STREET
                          SUN VALLEY, CALIFORNIA 91352


                                                                 August 20, 1997


Dear Shareholder:

You are cordially invited to attend a Special Meeting of Shareholders (the "Special Meeting") of Cosmetic Group U.S.A., Inc. (the "Company"), to be held on Monday, September 22, 1997 at 10:00 a.m., Pacific time, at the Burbank Airport Hilton, located at 2500 Hollywood Way, Burbank, California 91505.

At the Special Meeting, you will be asked to consider and vote upon certain proposals (the "Proposals") to sell substantially all of the assets of the Company relating to its contract packaging business (the "Sale") and to rename the Company "Zegarelli Group International, Inc."

THE COMPANY'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED EACH OF THE PROPOSALS AND UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE PROPOSALS.

In the materials accompanying this letter, you will find a Notice of Special Meeting of Shareholders and a Proxy Statement relating to the actions to be taken by the Company's shareholders at the Special Meeting. The Proxy Statement more fully describes the Sale and includes important information concerning the Company. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1996 AND QUARTERLY REPORT ON FORM 10-QSB FOR THE QUARTER ENDED JUNE 30, 1997 ALSO ACCOMPANY THIS LETTER.

Whether or not you plan to attend the Special Meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Special Meeting. If you attend the Special Meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

                                            Sincerely,

                                            Alfred E. Booth, Jr.
                                            Chairman of the Board and
                                            Chief Executive Officer

                          COSMETIC GROUP U.S.A., INC.

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         TO BE HELD SEPTEMBER 22, 1997

Notice is hereby given that a Special Meeting of Shareholders (the "Special Meeting") of Cosmetic Group U.S.A., Inc., a California corporation (the "Company"), will be held at the Burbank Airport Hilton, 2500 Hollywood Way, Burbank, California 91505, on Monday, September 22, 1997 at 10:00 a.m., Pacific Time, for the following purposes:

         1. To approve the sale to CGUSA LLC, a privately-held New Jersey limited liability company, of substantially all of the assets of the Company relating to its contract packaging business (the "Sale") on the terms contained in the Asset Purchase Agreement described in the accompanying Proxy Statement.

         2. To amend the Company's Articles of Incorporation, conditioned on the closing of the Sale, to rename the Company
            "Zegarelli Group International, Inc." (the "Amendment").

         3. To act upon such other matters as may properly come before the Special Meeting or any postponements or adjournments thereof.

Each of the above proposals is more fully described in the accompanying Proxy Statement.

Approval of each of the Sale and the Amendment will require the affirmative vote by holders of a majority of the outstanding shares of common stock, no par value, of the Company entitled to vote at the Special Meeting.

Only shareholders of record at the close of business on August 18, 1997 shall be entitled to notice of and to vote at the Special Meeting or any postponement or adjournments thereof. All shareholders are cordially invited to attend the Special Meeting in person.

                                            Sincerely,

                                            Alfred E. Booth, Jr.
                                            Chairman of the Board and
                                            Chief Executive Officer

August 20, 1997
Sun Valley, California

IF YOU DO NOT EXPECT TO BE PRESENT AT THE SPECIAL MEETING AND WISH YOUR SHARES OF COMMON STOCK TO BE VOTED, YOU ARE REQUESTED TO SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY CARD WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE.

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

                        SPECIAL MEETING OF SHAREHOLDERS

                               SEPTEMBER 22, 1997

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cosmetic Group U.S.A., Inc., a California corporation (the "Company"), for use at the Special Meeting of Shareholders (the "Special Meeting") to be held on Monday, September 22, 1997, at
10:00 a.m., Pacific Time, at the Burbank Airport Hilton, 2500 Hollywood Way, Burbank, California 91505, and at any postponements or adjournments thereof.

The Company intends to mail this Proxy Statement, Notice of Special Meeting of Shareholders and the accompanying proxy card to shareholders entitled to vote at the Special Meeting on or about August 20, 1997. A copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996 and Quarterly Report on Form 10-QSB for the quarter ended June 30, 1997 also is being sent to such shareholders, together with the Proxy Statement.

At the Special Meeting, holders of common stock, no par value (the "Common Stock"), of the Company will be asked to consider and vote upon the following matters (the "Proposals"): (1) to approve the sale (the "Sale") of the Company's contract packaging business and substantially all of the assets used in the operation thereof (the "Contract Packaging Business") to CGUSA LLC, a privately-held New Jersey limited liability company, substantially on the terms contained in the Asset Purchase Agreement (defined herein) and (2) to amend the Company's Articles of Incorporation, conditioned on the closing of the Sale, to rename the Company "Zegarelli Group International, Inc." (the "Amendment").

RECORD DATE; VOTING

The Board of Directors of the Company (the "Board") has fixed the close of business on August 18, 1997 as the record date (the "Record Date") for the determination of holders of Common Stock entitled to notice of and to vote at the Special Meeting or any and all postponements or adjournments thereof. As of the Record Date, there were 5,830,438 shares of Common Stock issued and outstanding.

Each share of Common Stock is entitled to one vote on each of the Proposals. The presence, whether in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Special Meeting. The affirmative vote by holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting is required to approve each of the Proposals. Abstentions from voting and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to a Proposal) on a particular Proposal will be counted for purposes of determining the presence of a quorum but will not be counted as an affirmative or negative vote on the Proposal. Accordingly, abstentions and broker non-votes will have the same legal effect as a vote against the Proposals.

As of the Record Date, the directors and executive officers of the Company, together with their respective affiliates, held 1,972,531 shares of Common Stock, representing 34 percent of the votes to be cast at the Special Meeting. Alfred E. Booth, Jr. and Judith Zegarelli, directors and officers of the Company, have informed the Company that they intend to vote their shares of Common Stock FOR each of the Proposals. As of the Record Date, Mr. Booth and Ms. Zegarelli held, respectively, 870,000 and 382,441 shares of Common Stock or 15 percent and 7 percent of all outstanding shares of Common Stock, for a combined total of 1,252,441 or 22 percent.

NO DISSENTERS' RIGHTS

Under the California General Corporation Law, shareholders of the Company are not entitled to dissenter's rights in connection with the Sale or the Amendment.

REVOCABILITY OF PROXIES

If a person who has executed and returned a proxy is present at the meeting and wishes to vote in person, such person may elect to do so and thereby revoke the power of the proxy holders to vote such proxy. A proxy also may be revoked before it is exercised by filing with the secretary of the Company a duly signed revocation or a proxy bearing a later date.

SOLICITATION

The Company will bear the entire cost of the solicitation of proxies from its shareholders, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, telegram or personal solicitation by directors, officers, regular employees and other representatives of the Company. No additional compensation will be paid to such persons for such services.

INDEPENDENT AUDITORS

Representatives of Ernst & Young LLP, the Company's independent auditors, are expected to attend the Special Meeting and to be available to answer appropriate questions. Such representatives will have the opportunity to make a statement to the shareholders if they desire to do so.

                                  THE COMPANY

Since 1995, the Company has operated in two segments: (i) the Contract Packaging Business, which involves the custom development, formulation and manufacture of a wide range of color cosmetics and other personal care products for customers that market products for sale under their own brand names and (ii) the marketing and distribution of professional hair care products under the name "Zegarelli" (the "Zegarelli Business"). The Contract Packaging Business and the Zegarelli Business accounted for, respectively, approximately 73% and 27% of the Company's sales in 1996, and 79% and 21% of sales for the first half of 1997.

Since the introduction of the Zegarelli product line in 1995, the Company has expended a significant effort in developing the marketing and distribution of Zegarelli products. The Company has determined to focus its efforts exclusively on the marketing and distribution of Zegarelli products and similar hair care products and is proposing to sell the Contract Packaging Business. See "Sale of the Contract Packaging Business -- Reasons for the Sale." The Contract Packaging Business is conducted primarily in two adjacent buildings located in Sun Valley, California (the "Sun Valley Facilities"). The sales and warehousing operations of the Zegarelli Business are located primarily in the Company's facilities in Pacoima, California (the "Pacoima Facilities). Immediately following the sale of the Contract Packaging Business, the Company will conduct substantially all of its operations at the Pacoima Facilities. See "Description of the Company Following the Sale -- Facilities." The net proceeds from the Sale would be used to continue the expansion of the





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
Zegarelli Business, retire the Company's current secured borrowing facilities and reduce its accounts payable. Uses of the remaining proceeds may include repurchases of Common Stock from the shareholders. See "Description of the Company Following the Sale -- Use of Proceeds."

Reference is made to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996, and its Quarterly Report on Form 10-QSB for the quarter ended June 30, 1997, each of which accompanies this Proxy Statement and is incorporated herein by reference, for additional information regarding the Company and its business.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement, as it may be amended or supplemented, and certain documents incorporated by reference herein contain or may contain both statements of historical fact and "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. There are certain important factors that could cause future results to differ materially from those anticipated by management in the forward-looking statements included herein. Among these important factors are (a) the Company's dependence on a small number of customers, (b) recent operating losses and cash flow deficiencies, (c) risks associated with the introduction of the Company's Zegarelli product line, including the need to increase sales levels and expand the Company's distribution network, (d) the Company's dependence on key executives, (e) the variability of quarterly results, (f) the competitive environment in the Company's markets, (g) the Company's reliance on a single manufacturing facility, (h) product liability risks, (i) government regulation, (j) control by management and (k) volatility in the price of the Common Stock, including the possible effect on the market price of the availability for sale and actual sales of currently outstanding shares of Common Stock and shares of Common Stock issuable upon the exercise of outstanding options and warrants.

                                   PROPOSAL 1
                    SALE OF THE CONTRACT PACKAGING BUSINESS

Pursuant to an Asset Purchase Agreement, dated July 24, 1997 (the "Asset Purchase Agreement"), a copy of which is attached to this Proxy Statement as Annex A, the Company proposes to sell (the "Sale") the assets and business of the Contract Packaging Business to CGUSA LLC, a newly-formed privately-held New Jersey limited liability company ("CGUSA"). The purchase price, subject to adjustment as discussed below, is $7,600,000, consisting of $4,100,000 in cash and $3,500,000 in the form of an eight-year 10% subordinated promissory note (the "CGUSA Note"), a copy of which is attached as Annex B to this Proxy Statement. In addition, CGUSA will assume certain operating liabilities related to the acquired business. The sale is subject, among other things, to approval by the Company's shareholders. Immediately following the sale of the Contract Packaging Business, the Company's only remaining operations will be those related to the marketing and distribution of the Zegarelli product line. See "-- Terms of the Sale."

NEGOTIATIONS RELATING TO THE SALE

During 1996 the Company received several unsolicited offers to acquire the Contract Packaging Business. The offers were reviewed by management and the Board of Directors and rejected as being insufficient to warrant further action. The offerees were so notified. In May of 1997, the owners of CGUSA (the "CGUSA Principals") approached the Company to inquire if there was an interest in discussing a possible transaction involving the sale of the Contract Packaging Business. Prior to this time, the Company and its affiliates did not have a pre-existing personal or business relationship or prior interaction with the CGUSA Principals. The Company permitted the CGUSA Principals to conduct a preliminary due diligence analysis of the Company which led to a proposal from the CGUSA Principals for the purchase of the Contract Packaging Business. Discussions ensued between the CGUSA Principals and management of the Company and the Company engaged L.H. Friend, Weinress, Frankson & Presson, Inc. ("L.H. Friend"), an investment banking and advisory firm, to advise the Company as to the fairness of the proposal submitted by the CGUSA Principals.

By late May of 1997, the CGUSA Principals' proposal was reviewed by the Company's management and members of the Board and with L.H. Friend and the Company's counsel. The Company's management pursued further discussions and negotiations with the CGUSA Principals and entered into an agreement in principle, dated May 30, 1997 (the "Agreement in Principle"), with respect to the acquisition by CGUSA, a newly-formed company owned by the CGUSA Principals. See "-- Information Regarding CGUSA."

The Agreement in Principle contemplated the purchase by CGUSA of the assets and business of the Contract Packaging Business and up to the lesser of 500,000 shares of Common Stock or shares of Common Stock worth $750,000 based on the market price at consummation of the sale. The aggregate purchase price was $9,250,000, consisting of a cash payment of $5,750,000 at closing, an eight-year subordinated promissory note bearing interest at 10% per annum in the principal amount of $3,500,000, and the assumption of certain operating liabilities. The Agreement in Principle also contemplated that the Company would enter into a supply contract to purchase all of the Company's requirements for products manufactured by CGUSA based on comparable industry pricing terms. Conditions to the sale included CGUSA's satisfactory completion of due diligence, negotiation of definitive documentation, receipt of a fairness opinion from L.H. Friend, shareholder approval and CGUSA's receipt of a consulting and noncompetition agreement from each of Alfred E. Booth and Judith Zegarelli, each of whom serves as an officer of the Company, which would have provided for payments aggregating $500,000 to Mr. Booth and $250,000 to Ms. Zegarelli over a three-year period. The parties also agreed the Company would pay CGUSA a break-up fee equal to the lesser of $2,000,000 or the highest legally permissible fee in the event the Company wished to terminate the Agreement in Principle and accept any other proposal that may thereafter be received to acquire the Contract Packaging Business.

In the course of CGUSA's due diligence review and the negotiating of definitive documentation, the Company estimated a significant decrease in its sales from the Contract Packaging Business for the first six months of 1997 to $7,600,000 on an annualized basis in comparison to the sales from that business segment for 1996 of $13,172,000. In addition, the Board and management of the Company grew concerned that certain of the ancillary agreements, including provisions for the sale of Common Stock, the supply contract and the consulting and noncompete agreements with officers of the Company, were delaying the negotiating process and possibly suppressing the price that the Company could obtain from a sale. CGUSA proposed that the cash portion of the purchase price be reduced in proportion to the estimated decrease in annualized revenue for 1997. Discussions took place during late June and early July of 1997 during which period the parties determined to (i) reduce the cash component of the purchase price to $4,100,000, (ii) delete the provisions for the sale of Common Stock, the supply contract and the consulting and noncompetition agreements with Mr. Booth and Ms. Zegarelli and (iii) include a non-compete provision preventing the Company from directly or indirectly, through its present or future affiliates, employees or consultants, operating a business in competition with the business being sold to CGUSA.

By July 15, 1997, management of the Company and CGUSA grew increasingly concerned with the Company's ability to fund the costs of completing the Sale and service accounts payable during the period between signing of definitive documents and the shareholder vote on approving the Sale, particularly given the estimated results of operations for the Contract Packaging Business in the first half of 1997. In addition, throughout the negotiating process the Company insisted that a definitive acquisition agreement include a financial undertaking by an entity other than CGUSA in support of CGUSA's agreements with the Company. In this context, CGUSA agreed to extend a $700,000 bridge loan (the "Bridge Loan") to the Company for the period between signing of definitive documents and consummation of the sale or, failing such consummation, December 31, 1997 and the Company agreed to drop the financial undertaking requirement. CGUSA agreed to the Bridge Loan on the conditions that (i) CGUSA's payment of a portion of the cash purchase price be offset at closing against the Company's repayment of the Bridge Loan, (ii) the Company grant CGUSA a subordinated lien on substantially all of the Company's assets and (iii) the Company restrict its borrowings, use of the proceeds from the Bridge Loan and use of Contract Packaging Business cash flow for the operations of the Contract Packaging Business. The revised terms of the Sale were reviewed by the Company's Board of Directors and with L.H. Friend and the Company's counsel. Based on those revised terms, the Board unanimously approved the Sale on July 24, 1997 and the parties executed the Asset Purchase Agreement and documents evidencing the Bridge Loan and underlying security interest on July 24, 1997.





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
REASONS FOR THE SALE

The Board believes that the Sale of the Contract Packaging Business is in the best interest of the Company and its shareholders and unanimously recommends that the shareholders of the Company vote FOR approval of the Sale.

As described above in "Negotiations Relating to the Sale," the decision of the Board to approve the Sale on July 24, 1997 followed intensive negotiations between the Company and CGUSA over the terms of the Sale and the Bridge Loan. Prior to reaching its conclusions, the Board received presentations from, and reviewed the transactions contemplated by the Asset Purchase Agreement and Bridge Loan with, the Company's management and its financial and legal advisors. The following are material factors, among others, considered by the Board in reaching its conclusions:

         (i) The Company's ability to operate in both the Contract Packaging Business and the hair care products business has been adversely affected by the substantial continuing expenditures required for the development and marketing of the Zegarelli line of professional hair care products and the significant cyclicality of and variations in revenues from the Contract Packaging Business. During periods of slowdown in the Contract Packaging Business, the Company found it necessary over the last several years to increase borrowings and sell Common Stock to provide additional funds for working capital. The cost and timely availability of additional funds imposed limitations on the ability to finance the growth of the hair care products line of the Zegarelli Business. In the first half of 1997 there was a slowdown in revenues for the Contract Packaging Business, which again decreased the availability of working capital.

         (ii) There has been an increased acceptance of the product line of the Zegarelli Business in markets where it has been introduced. With sufficient capital, management believes that this product line will experience more rapid sales and earnings growth, and that it could become more valuable to the Company and its shareholders, than continuing operations in both the Contract Packaging Business and the Zegarelli Business.

         (iii) The price offered by CGUSA, considered in light of the historical and projected earnings of the Contract Packaging Business and the estimated fair market value of the assets of that business, the growth potential of contract packaging considering the financial condition of the Company and its ability to meet the needs of potential customers.

         (iv) The purchase price to be paid by CGUSA consists of $4,100,000 in cash, payable at closing, and the CGUSA Note in the original principal amount of $3,500,000. The purchase price is subject to adjustment up or down if the net tangible assets delivered at closing are more or less than $4,400,000. The Company's right to receive payment on the CGUSA Note will be subject to CGUSA's existing and future obligations to its senior secured lender (which CGUSA has informed the Company is initially expected to aggregate up to $3,850,000) and to most other creditors of CGUSA. See "Terms of the Sale -- CGUSA Note." Although the Company expects that the CGUSA Note will be fully paid when due, the Board recognized that there is risk that the CGUSA Note will not be paid. The Board also recognized, however, that the terms of the Asset Purchase Agreement limit CGUSA's right in respect of most indemnification claims against the Company to offset such claims solely against payments of the CGUSA Note.

         (v) The oral opinion of L.H. Friend provided to the Board on June 20, 1997 that the compensation to be received pursuant to the Agreement in Principle was fair to the Company and its shareholders from a financial point of view. The additional oral opinion of L.H. Friend provided to the Company on July 23, 1997, that the compensation to be received by the Company upon the consummation of the Sale pursuant to the terms of the Asset Purchase Agreement was fair to the Company and its shareholders from a financial point of view. L.H. Friend's July 23 oral opinion was subsequently confirmed in a written opinion dated as of July 24, 1997, a full text which sets forth assumptions made, matters considered and limitations on the review undertaken, is attached as Annex C to this Proxy Statement and is incorporated herein by reference. The Board was aware that L.H. Friend had received fees in connection with rendering its opinion and that an officer of L.H. Friend held a small amount of the Company's equity securities. See "-- Opinion of the Company's Financial Advisor."

         (vi) The Board recognized that CGUSA had required as a condition to its participation in the discussions and negotiations with the Company that led to the Asset Purchase Agreement that the Company and its representatives not solicit from third parties indications of interest in an acquisition of the Contract Packaging Business and that no such solicitation had been undertaken since those discussions and negotiations had commenced in late May of 1997 through the time at which the Asset Purchase Agreement was approved by the Board on July 24, 1997. In determining that this was the appropriate course, the Board considered (a) the lack of interest in an acquisition of the Contract Packaging Business by any of the potential qualified acquirors that previously had made offers to the Company in 1996, (b) the likelihood that the Company would need to obtain working capital financing to support the balance of its 1997 operations, and (c) the fact that CGUSA had indicated that it would withdraw as a potential acquiror of the Contract Packaging Business if the Company continued to solicit other potential bids while discussions were underway between CGUSA and the Company. The Board also took into account the view of its management and L.H. Friend that, based on, among other things, the Company's disappointing operating results and the lack of interest expressed by other qualified potential acquirors in a possible acquisition of the Contract Packaging Business, it was unlikely that a third party would be prepared to pay a higher price than the consideration offered.

         (vii) While the Company did not advertise for potential buyers, the Board believed that the Company had received inquiries from a significant number of the most likely potential buyers known to the Company and all offers in connection with such inquiries were substantially below CGUSA's proposal. Moreover, the Company received no inquiries from other parties interested in acquiring the Contract Packaging Business or the Company as a whole since the public announcement on June 2, 1997 of CGUSA's proposed acquisition of the Contract Packaging Business.

         (viii) The willingness of CGUSA to extend the Bridge Loan to the Company on a subordinated secured basis without payment obligations until consummation or termination of the Sale or failing such events December 31, 1997. In light of limitations on the Company's working capital financing and the general weakness in its estimated first half 1997 operating results, significant vendors and professionals might refuse to do, or limit, their business with the Company. In approving the Bridge Loan, the Board recognized that significant restrictions were being placed on the Company's borrowing capacity, use of proceeds and use of cash from the Contract Packaging Business up to the time of the closing of the Sale.

         (ix) The representation and warranty by CGUSA in the Asset Purchase Agreement that it has the financial resources to finance the Sale and consummate the transactions contemplated by the Asset Purchase Agreement.

In view of the wide variety of factors considered in connection with its evaluation of the proposed Sale, the Board did not find it practical to, and did not, quantify or otherwise attempt to assign relative weights to specific factors considered in reaching its determinations.

OPINION OF THE COMPANY'S FINANCIAL ADVISOR

The Company engaged L.H. Friend on June 6, 1997, to render an opinion with respect to the Sale of the Contract Packaging Business. L.H. Friend was not retained to provide any investment banking services other than its fairness opinion, and did not participate with the Company in any search for other potential acquirors for the Contract Packaging Business. L.H. Friend provided to the Board of Directors its oral opinion on June 20, 1997 that the compensation to be received pursuant to the Agreement in Principle was fair to the Company and its shareholders from a financial point of view. On July 23, 1997, L.H. Friend provided the Board with its additional oral opinion





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
that the compensation to be received upon the consummation of the Sale pursuant to the Asset Purchase Agreement, $4,100,000 in cash and a $3,500,000 eight year interest bearing subordinated note (the "Consideration"), was fair to the Company and its shareholders from a financial point of view. L.H. Friend's July 23 oral opinion was subsequently confirmed in a written opinion dated as of July 24, 1997. L.H. Friend also noted that CGUSA extended a $700,000 Bridge Loan to the Company for the period between signing of the definitive documents and the consummation or termination of the Sale or failing such events December 31, 1997. The full text of the opinion of L.H. Friend, which sets forth assumptions made, matters considered and limitations on the review undertaken, is attached as Annex C to this Proxy Statement and is incorporated herein by reference. Shareholders are urged to read the opinion carefully and in its entirety. The summary of the opinion of L.H. Friend set forth in this Proxy Statement is qualified in its entirety by reference to the full text of the opinion.

The terms of the Sale of the Contract Packaging Business were determined through arms-length negotiations between the Company and CGUSA. L.H. Friend did not materially participate in the negotiations and was not requested to and did not make any recommendation to the Board regarding the terms of the Sale. In addition, L.H. Friend's opinion is directed only to the fairness of the Sale from a financial point of view to the Company and its shareholders and does not constitute a recommendation to any shareholder of the Company as to how to vote at the Special Meeting.

In connection with its opinion, among other things, L.H. Friend: (i) reviewed the Asset Purchase Agreement dated July 24, 1997; (ii) discussed the Sale and related matters with the Company's management; (iii) reviewed the Annual Reports on the Form 10-KSB filed by the Company with the Securities and Exchange Commission for the fiscal years ended December 31, 1993, 1994, 1995 and 1996, the Company's Quarterly Report an Form 10-QSB for the period ended March 31, 1997 and the Company's Proxy Statement dated May 16, 1997; (iv) reviewed certain other financial information for periods subsequent to March 31, 1997; (v) reviewed unaudited internal financial statements for the Contract Packaging Business for the periods ending December 31, 1995 and 1996; (vi) reviewed pro forma financial data of the Company and the Contract Packaging Business; (vii) reviewed certain financial projections of the Company and the Contract Packaging Business prepared by management of the Company and examined certain other operating and financial information concerning the businesses of the Company and the Contract Packaging Business; (viii) analyzed certain publicly available financial and market data of certain other similar companies having publicly traded securities and compared it to financial data regarding the Company; and (ix) performed such other studies, analyses, inquiries and investigations as it deemed appropriate. L.H. Friend's opinion is limited to the fairness, from a financial point of view, of the Consideration and does not address the Company's underlying business decision to effect the Sale.

In rendering its opinion, L.H. Friend relied upon the accuracy and completeness of all financial and other information that was supplied to L.H. Friend and assumed that there has been no material change in the assets, financial condition and business prospects of the Company and the Contract Packaging Business since the date of the most recent financial statements and projections made available to L.H. Friend. With respect to financial projections for the Company and the Contract Packaging Business, L.H. Friend assumed that such projections were reasonably prepared and reflect the best currently available estimates of the future financial results and conditions of the Company and the Contract Packaging Business.

The following is a brief summary of the various financial information analyzed or otherwise considered by L.H. Friend in connection with rendering its opinion:

  Comparison with Selected Companies. L.H. Friend reviewed and compared selected historical stock market and financial statistics for the Contract Packaging Business to the corresponding data and statistics of five publicly traded companies in the contract manufacturing and packaging industries: Elamex S.A. de C.V., Guest Supply, Inc., IEC Electronics Corporation, Sigmatron International, Inc., and Smartflex Systems, Inc. (the "Comparable Group"). L.H. Friend examined certain publicly available financial data and statistics of the Comparable Group and the Company, including revenue, earnings before interest and taxes ("EBIT"), EBIT plus depreciation and amortization

("EBITDA"), book value, gross profit margins, EBIT margins, EBITDA margins, pretax margins, net income margins and the multiple of Total Enterprise Value (defined as the market value of the common equity, plus total debt, less cash and equivalents) to revenue, gross profit, EBIT and EBITDA. In addition, L.H. Friend examined the multiples of total market value of common equity to book value and the stock price per share divided by earnings per share (the "P/E ratio"). With the exception of the P/E ratio, all of the multiple comparisons were done for the latest 12 months of reported results. P/E ratios were for publicly available brokerage analysts' estimates of earnings per share for each company's next fiscal year and the following fiscal year.

  The indicated mean and median Total Enterprise Value multiple ranges for the Comparable Group were 0.5 times and 0.5 times revenue, 7.6 times and 6.5 times EBITDA, and 9.4 and 8.6 times EBIT. The multiple range average was 1.7 times and 1.6 times for book value. L.H. Friend then applied these multiples to the Contract Packaging Business' average operating results for the last four fiscal years ending December 31, 1996 which resulted in implied values of the Contract Packaging Business ranging from $5.1 million to $7.5 million. In addition, L.H. Friend applied the same multiples to the Contract Packaging Business' projected financial results for the fiscal year ending December 31, 1997 which resulted in implied values of the contract manufacturing business ranging from $4.1 million to $7.3 million. The indicated mean and median P/E ratios ranges were 16.0 times and 16.4 times earnings for the next fiscal, and was 9.7 times and 9.0 times for the following fiscal year. L.H. Friend then applied these multiples to Contract Packaging Business projected earnings for the next fiscal year and the following fiscal year which resulted in implied values of the Contract Packaging business ranging from $3.2 million to $4.9 million.

  None of the Comparable Group companies is substantially similar to the Company. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in historical financial and operating characteristics of the companies, the projected financial results of the companies, and other factors that could affect the public trading value of the companies. These factors make it difficult to derive meaningful information from the above analysis.

  Selected Mergers and Acquisitions Transactions -- Multiples Analysis. L.H. Friend also reviewed the consideration paid in selected acquisition transactions of companies in the contract manufacturing and packaging industries. Specifically, L.H. Friend reviewed the following transactions:
the acquisition of Carriage Industries, Inc. by Dixie Yarns, Inc., the acquisition of the contract manufacturing business of Aloette Cosmetics, Inc. by Naterra International, Inc., the acquisition of Quality Care Pharmaceuticals by Golden Pharmaceuticals, the reverse merger acquisition of the manufacturing operations of Suave Shoe by French Fragrances, Inc., the acquisition of Marietta Corporation by an Investor Group and the acquisition of EMD Technologies by Benchmark Electronics, Inc. L.H. Friend calculated Transaction Value to sales, EBITDA, EBIT, net income and book value multiples. The indicated mean and median Transaction Value multiples were 0.5 times and 0.5 times for sales, 5.8 times and 4.1 times for EBITDA, 8.8 times and 8.9 times for EBIT and 1.3 times and 1.4 times for book value, respectively. L.H.
Friend then applied these multiples to the Contract Packaging Business' average operating results for the last four fiscal years ending December 31, 1996 which resulted in implied values of the contract manufacturing business ranging from $4.1 million to $6.0 million. In addition, L.H. Friend applied these multiples to the Contract Packaging Business' projected financial results for the projected fiscal year ending December 31, 1997 which resulted in an implied value of the contract manufacturing business of between $3.7 million and $6.0 million. L.H. Friend also noted that although six transactions were selected for the above analysis, only the acquisition of Aloette's contract manufacturing by Naterra International was comparable to the Sale. However, Aloette's contract manufacturing business was not profitable so deriving meaningful information from the transaction is difficult.

  Only one company or transaction used in the above analysis is substantially comparable to the Company as noted above. Accordingly, the comparable acquisition analysis of the remaining transaction values involves complex considerations and judgments concerning differences in historical financial and operating characteristics of the companies, the projected financial results of the companies, and other factors in relation to the acquisition value of the comparable acquisitions. These factors make it difficult to derive meaningful information from those transactions.

  Discounted Cash Flow Analysis. L.H. Friend performed a discounted cash flow analysis of the contract manufacturing business using projections provided to it by the Company. L.H. Friend calculated the present values of the estimated free cash flows of the Contract Packaging Business through December 31, 1999 and the estimated terminal value of the contract manufacturing business at the end of such date. In calculating the estimated terminal value, L.H. Friend utilized the mean EBITDA multiple of the Comparable Group. The mean multiple was 7.6 times and L.H. Friend's calculations utilized multiples of 6.1 times,
7.6 times and 9.1 times. In calculating the present values of estimated free cash flows and estimated terminal value, L.H. Friend used implied discount rates of 14.9%, 19.9% and 24.9% respectively. These discount rates were chosen based on a weighted average cost of capital analysis of the Contract Packaging Business. These calculations implied a present value of the Company of between $2.5 million and $5.6 million.

  L.H. Friend also conducted a discounted cash flow analysis of the CGUSA Note to be received by the Company in this transaction to estimate its present value. In calculating the present value of the CGUSA Note, L.H. Friend used implied discount rates of 14.9%, 19.9% and 24.9%, respectively. These discount rates were chosen based on a weighted average cost of capital analysis of the Contract Packaging Business. These calculations implied a present value of the CGUSA Note between $2.1 million and $2.9 million, and an estimated total present value of the Consideration of between $6.2 million and $7.0 million.

  Liquidation Value Analysis. L.H. Friend also evaluated the liquidation value of the Contract Packaging Business assets and liabilities. L.H. Friend calculated the Contract Packaging Business' liquidation value to be $1.4 million. L.H. Friend deemed this approach highly subjective and, accordingly, decreased its relative reliance on this approach.

  L.H. Friend was selected by the Company's Board of Directors based on L.H. Friend's qualifications, experience, expertise, and reputation. As part of its investment banking business, L.H. Friend is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other transactions.

  Pursuant to a letter agreement dated as of June 6, 1997, the Company has agreed to pay L.H. Friend a fee of $75,000 for its services referred to above, $50,000 of which has been paid to date, and has agreed to reimburse L.H. Friend for its reasonable expenses incurred in connection with its engagement by the Company. The Company has also agreed to indemnify L.H. Friend and its directors, officers, agents, employees, affiliates, and controlling persons against any loses, claims, or liabilities to which L.H. Friend becomes subject to in connection with its rendering of services, except those that arise from L.H. Friend's gross negligence or willful misconduct.

TERMS OF THE SALE

The following is a summary of the material provisions of the Asset Purchase Agreement and the terms of the CGUSA Note and the $700,000 Bridge Loan. This Summary and all other discussions of the terms and conditions of the Sale, the Asset Purchase Agreement, the CGUSA Note and the Bridge Loan included elsewhere in this Proxy Statement are qualified in their entirety by reference to the Asset Purchase Agreement and the CGUSA Note, copies of which are attached as Appendix A and Appendix B hereto and incorporated by reference herein.

  The Sale. On the terms and subject to the conditions of the Asset Purchase Agreement, on the closing date, the Company will sell and assign to CGUSA all of the Company's assets and business relating to the Contract Packaging Business, excluding cash and accounts receivable that are not collected by CGUSA in the ordinary course within 60 days of the closing date.

  Purchase Price. At closing, CGUSA will pay $4,100,000 in cash (subject to any purchase price adjustment described below) and deliver the CGUSA Note in the principal amount of $3,500,000. The sum of $3,600,000 of the cash will be paid directly to the Company. CGUSA will deliver the remaining $500,000 of cash (the "Escrow Fund") to an escrow agent to hold in escrow pending conclusion of the purchase price adjustment described below. In addition, the terms of the Bridge Loan provide that amounts due on the Bridge Loan will be offset against a portion of CGUSA's obligation to pay the cash portion of the purchase price. Thus, cash actually received by the Company at the closing will be reduced by principal and accrued interest due on the Bridge Loan at closing. CGUSA has informed the Company that CGUSA's payment of the cash purchase price is expected to be funded primarily by an advance from CGUSA's senior secured lender.

  Purchase Price Adjustment. The Company and CGUSA have agreed to adjust the purchase price up or down in the event that as of the closing, the net assets acquired by CGUSA (i.e., the total book value of the assets acquired less assumed liabilities, intangible assets and goodwill, inventory that is unsuitable due to its age, quality, type, category or quantity, and applicable reserves and items properly deductible) is more or less than $4,400,000. The Company will inform CGUSA of its calculation of the purchase price adjustment at or prior to the closing date and any such adjustment will increase or decrease, as the case may be, the aggregate cash consideration to be paid by CGUSA to the Company at closing. CGUSA will inform the Company of its calculation of the purchase price adjustment between 60 and 75 days after the closing date, subject to the Company's right to dispute any such adjustment based on procedures set forth in the Asset Purchase Agreement. Any decrease in the purchase price due to CGUSA's purchase price adjustment will be paid to CGUSA first in cash from the Escrow Fund and then, if necessary, through a decrease in the aggregate principal amount of the CGUSA Note. Any increase from CGUSA's purchase price adjustment will result in an increase of the principal amount of the CGUSA Note for the benefit of the Company. Following the settlement of the foregoing purchase price adjustments, all funds remaining in the Escrow Fund, if any, will be released to the Company.

  CGUSA Note. Under the terms of the CGUSA Note, $500,000 is payable to the Company on each anniversary of the closing date commencing on the second anniversary of the closing date. Interest accrues on the unpaid principal amount of the CGUSA Note at the rate of 10% per annum and is payable quarterly. The principal amount of the CGUSA Note is subject to adjustment in the event of a reduction in the purchase price based on a purchase price adjustment described above that exceeds the amount in the Escrow Fund. Interest and principal payable on the CGUSA Note is also subject to an offset against liabilities owing to CGUSA by the Company in the event CGUSA is entitled to be indemnified by the Company under the Asset Purchase Agreement. For the Company's financial reporting purposes, the Company plans to discount the carrying amount of the CGUSA Note to $2,426,000, which is expected to provide an effective yield of 20% a year to the Company. Adjustments in the CGUSA Note resulting from adjustments in the purchase price or offsets against liabilities for indemnification, payments made on the CGUSA Note and CGUSA's future ability to pay the CGUSA Note as a result of the subordination provisions thereof or otherwise, will affect the future carrying value of the CGUSA Note and may adversely affect the actual percentage yield.

  The Company's right to receive payment on the CGUSA Note is subordinate to any existing or future obligations of CGUSA to (i) CGUSA's senior secured lender, which CGUSA has informed the Company is initially expected to be $3,850,000 as of the closing plus an additional working capital line of credit,
(ii) borrowings from any other bank or financial institution and (iii) any other indebtedness for borrowed money, except obligations owed to a seller entered into in connection with CGUSA's acquisition of a business from such seller and indebtedness incurred in the ordinary course of business to trade creditors or others furnishing services to CGUSA. There can be no assurances that CGUSA will not default on its obligations under the CGUSA Note. Under the terms of the Asset Purchase Agreement, CGUSA is required to deliver a pro forma balance sheet dated as of the closing date showing that CGUSA's net worth is at least $1,000,000. The Company realizes that the CGUSA Note will be a substantial liability for CGUSA and that CGUSA will rely on future earnings and cash flow from its business to be able to repay the installments on the CGUSA Note. In addition, obligations on the CGUSA Note are not secured by the assets of CGUSA and the Company's right to repayment will be limited to that of a general unsecured creditor in the event of any insolvency proceedings involving CGUSA. The Board in evaluating the advisability of the Sale recognized that there is risk that the CGUSA Note will not be paid. See "-- Reasons for the Sale."

  Limited Assumption of Liabilities. CGUSA will not assume any liabilities of the Company which exist on the closing date, except those arising from existing contracts and leases of the Contract Packaging Business, accounts payable related to the Contract Packaging Business, certain customer deposits, and certain accrued expenses relating to the Contract Packaging Business. The existing leases which will be assumed by CGUSA include the real property leases for the Company's Sun Valley Facilities. The Company will retain the real property lease of the Pacoima Facilities. Each party has agreed to bear one-half of any sales or transfer taxes that result from the Sale.

  Each party has agreed to pay its own transaction expenses. The Company estimates its transaction expenses for the Sale will aggregate $250,000, which includes financial advisor, consulting, legal and accounting fees, and fees of preparing proxy solicitation materials.

  Bridge Loan. Concurrently with the signing of the Asset Purchase Agreement, CGUSA loaned the Company $700,000 under the Bridge Loan, which accrues interest at a rate of 10% per annum. Obligations under the Bridge Loan are secured by a lien on substantially all of the Company's assets, which lien is subordinate to the liens of the Company's existing secured creditors. All interest and principal owing on the Bridge Loan is due and payable upon the earlier of (i) the closing date, (ii) termination of the Asset Purchase Agreement and (iii) December 31, 1997 (unless extended by CGUSA in its sole discretion). The terms of the Bridge Loan provide that amounts due on the Bridge Loan will be offset against an equal amount of CGUSA's payment to the Company of the cash portion of the purchase price at the closing. Obligations under the Bridge Loan may be accelerated by CGUSA upon the occurrence of an event of default under the Bridge Loan, which includes the Company's material breach of the Asset Purchase Agreement, the occurrence of a material adverse change in the financial condition, operations or business of the Company, a default under the terms of the Company's secured lending facilities (whether or not declared by the secured lender thereunder) and certain other material adverse events involving the Company.

  Proceeds from the Bridge Loan may only be used by the Company to fund the Contract Packaging Business. In addition, until the closing date, cash flow from the Contract Packaging Business may only be only be used to fund the operations and obligations of the Contract Packaging Business, except for certain limited amounts to fund the Zegarelli employee payroll and up to $60,000 for purchases of raw materials for Zegarelli products. Until the closing date, the Company cannot incur additional indebtedness or grant additional liens on its assets, other than incurring up to approximately $1.7 million of aggregate debt under the Company's secured credit facilities, debt and liens in the ordinary course of business and up to $600,000 of unsecured indebtedness to fund the Zegarelli Business ("Zegarelli Debt") provided that until closing the new Zegarelli Debt does not mature prior to the closing and the Company must retain the right to convert all new Zegarelli Debt into Common Stock at any time prior to the closing.

  Agreements Prior to Closing. The Company has agreed to continue to operate the Contract Packaging Business in the ordinary course of business consistent with past practices prior to the closing with a view to the maintenance and preservation of the assets and business thereof.

  Conditions to Closing; Termination. Closing is scheduled to occur upon approval of the Sale by shareholders of the Company and satisfaction or waiver of each party's respective closing conditions, which include the absence of a material breach of the Asset Purchase Agreement by the other party and the absence of any pending or threatened litigation existing at the time of the closing that seeks to enjoin or prevent the Sale. The transaction does not require any regulatory approvals which have not yet been obtained.

  The parties may terminate the Asset Purchase Agreement prior to closing by mutual consent or if the transaction has not closed by December 31, 1997. Either party may terminate the Asset Purchase Agreement if the party's conditions to closing are not satisfied, other then as a result of such terminating party's breach of the Asset Purchase

Agreement. In addition, the Company may terminate the Asset Purchase Agreement at any time upon payment of a $2,000,000 cash fee to CGUSA.

  Post-Closing Agreements. The Asset Purchase Agreement includes a non-compete provision pursuant to which the Company agrees for three years following the closing, whether directly or indirectly through its present or future affiliates, employees or consultants, not to operate a business in competition with the business sold to CGUSA under the Asset Purchase Agreement. The Company has also agreed to provide "tail coverage" for the benefit of CGUSA on its products liability insurance for a two-year period after the closing.
CGUSA has agreed to add the Company as an additional insured on its products liability insurance policies for the same time period. It is anticipated that the Company will use CGUSA to manufacture Zegarelli products, although there is no agreement that binds either party in that respect.

  Employee Matters. CGUSA has agreed that effective on the closing date, it will make "at will" offers of employment to substantially all of the employees of the Contract Packaging Business on substantially similar terms as provided by the Company to such employees (other than equity-based compensation). In addition, the Company has agreed to continue to employ Howard Simon, the Company's vice president, until the closing date and direct him to devote his time exclusively to the Contract Packaging Business except for limited appearances for the Zegarelli Business.

  Representations and Warranties. The Company has made standard representations and warranties concerning its due organization and corporate power, its authorization to enter into the transaction, the absence of adverse changes and undisclosed liabilities, title to and condition of its assets, certain tax matters, litigation, environmental, regulatory and ERISA matters, outstanding contracts and insurance coverage and intellectual property matters. The representations and warranties of the Company generally terminate thirty months after the closing date.

  CGUSA's remedies for the Company's breach of its representations, warranties and other agreements under the terms of the Asset Purchase Agreement are generally limited to offsetting the Company's indemnification obligations against amounts otherwise due to the Company under the CGUSA Note. In addition, such breaches prior to the closing may cause an event of default under the Bridge Loan as described above.

  CGUSA has made standard representations and warranties concerning its due organization and organizational power and its authorization to enter into the transaction. In addition, CGUSA has represented that it has the financial resources to enable it to consummate the Sale.

INTEREST OF MANAGEMENT IN THE SALE

Howard Simon, the Company's vice president, was Secretary of the Company through June 20, 1997. CGUSA has informed the Company that it intends to enter into an employment agreement with Mr. Simon to serve as President of CGUSA.
Mr. Simon participated in negotiations and discussions with the Company and CGUSA regarding the Sale, but had no vote in approving the Sale. Except for the arrangements with Mr. Simon, there is no affiliation between the Company and its officers and directors, on the one hand, and the CGUSA Principals and CGUSA and its managers, members and affiliates, on the other.

FEDERAL INCOME TAX CONSEQUENCES

Gain on the Sale generally will be taxable to the Company under the Internal Revenue Code at capital gains rates. The Company had available at December 31, 1996 (latest fiscal year end) net loss operating loss carryforwards of approximately $2,500,000 which may be used to offset the gain from the Sale. Further, a portion of the gain, represented by the CGUSA Note issued by CGUSA, may be deferred for income tax purposes.

Consummation of the Sale will not be a taxable event for income tax purposes for the Company's shareholders.

INFORMATION REGARDING CGUSA

CGUSA LLC is a privately-held New Jersey limited liability company that was formed solely to effectuate the acquisition of the Contract Packaging Business. In addition to the financing provided by the CGUSA Note to be issued to the Company in connection with the Sale, it is anticipated that CGUSA will obtain additional financing through debt provided by its senior secured lender and the CGUSA Principals. Under the terms of the Asset Purchase Agreement, CGUSA has the right to assign the Asset Purchase Agreement to a wholly-owned subsidiary provided the subsidiary agrees to be bound by the same terms as CGUSA. The CGUSA Principals and CGUSA and its managers, members and affiliates are not associated or affiliated with the Company, its officers and directors or any of their respective affiliates. The information in this section was provided to the Company by CGUSA.


                                   PROPOSAL 2
                                 CHANGE OF NAME

Under the terms of the Asset Purchase Agreement, from and after the closing of the Sale, the Company is required to discontinue the use of the name Cosmetic Group U.S.A., Inc. and any variations thereof. Outstanding stock certificates will keep the Company's present name until events other than the Sale permit new certificates to be issued. The Board has unanimously approved the Amendment to the Company's Articles of Incorporation, conditioned on the closing of the Sale, to rename the Company "Zegarelli Group International, Inc." Attached hereto as Annex D is the form of Amendment to Articles of Incorporation, which is incorporated herein by reference.

The Board unanimously recommends that the shareholders of the Company vote FOR approval of the Amendment of Articles of Incorporation to rename the Company "Zegarelli Group International, Inc.," conditioned on the closing of the Sale.

                        PRO FORMA FINANCIAL INFORMATION

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

The following unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1996 and for the six months ended June 30, 1997, have been prepared to reflect the proposed Sale of the Contract Packaging Business of the Company and assuming that such sale took place on January 1, 1996. The statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB for the period ending December 31, 1996 (the "1996 Annual Report") and the condensed consolidated financial statements for the six months ended June 30, 1997 and 1996 in the Company's Quarterly Report on Form 10-QSB for the quarter ending June 30, 1997, (the "June 1997 Quarterly Report"), which reports are incorporated herein by reference. The pro forma condensed consolidated statements of operations are not necessarily indicative of the results of operations of the Company as they may be in the future or as they might have been had the Sale been effective January 1, 1996.

Year Ended December 31, 1996

                                                                     Pro Forma Adjustments
                                                                     ---------------------
                                                                     Contract                                Pro
                                                    Actual          Packaging             Other             Forma
                                                   --------          --------           --------           --------
                                                                        (a)             (b)(c)
                                                             (In thousands, except per share amounts)
 Net sales                                         $ 15,180          $(11,146)              --             $  4,034
 Interest income                                                                        $    485                485
 Cost of sales                                        8,739            (6,713)              --                2,026
 Selling, general and administrative                  5,470            (1,428)              --                4,042
 Interest expense                                       346              (154)              (173)                19
 Settlement of litigation                               240              (240)              --                 --
                                                   --------          --------           --------           --------
 Income (loss) from continuing operations
   before income taxes                                  385            (2,611)               658             (1,568)
 Income tax credit                                       20               (20)              --                 --
                                                   --------          --------           --------           --------
 Income (loss) from continuing operations          $    405          $ (2,631)          $    658           ($ 1,568)
                                                   ========          ========           ========           ========

 Net income (loss) per share                       $    .08              --                 --             $   (.31)
 Weighted average shares                              5,085              --                 --                5,085

Six Months Ended June 30, 1997


                                                                             Pro Forma Adjustments
                                                                           -------------------------
                                                                           Contract                              Pro
                                                           Actual         Packaging           Other             Forma
                                                          -------          -------           -------           -------
                                                                             (a)             (b)(c)
                                                                   (In thousands, except per share amounts)
 Net sales                                                $ 4,810          $(3,807)             --             $ 1,003
 Interest income                                             --               --             $   242               242
 Cost of sales                                              2,952           (2,460)             --                 492
 Selling, general and administrative                        2,732             (693)             --               2,039
 Interest expense                                             135              (41)             (60)                34
                                                          -------          -------           -------           -------
 Income (loss) from continuing operations before
   income taxes                                            (1,009)            (613)              302            (1,320)
 Income taxes                                                --               --                --                --
                                                          -------          -------           -------           -------
 Income (loss) from continuing operations                 $(1,009)         $  (613)          $   302           $(1,320)
                                                          =======          =======           =======           =======

 Net income (loss) per share                              $   .19             --                --             $  (.25)
 Weighted average shares                                    5,266             --                --               5,266

_____________________________

(a)      To eliminate the operations of the Contract Packaging Business.

(b) To accrue interest income on portion of proceeds from Sale represented by the CGUSA Note (assuming the CGUSA Note has a face amount of $3,500,000).

(c) To eliminate interest expense incurred with respect to the Company's debt on its accounts receivable financing and equipment financing which will be paid at closing with proceeds from the Sale or assumed by the Buyer in the Sale.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

The following unaudited pro forma condensed consolidated balance sheet at June 30, 1997, has been prepared to reflect the proposed Sale of the Company's Contract Packaging Business based on the assumption that the Sale was consummated at that date. The pro forma condensed consolidated balance sheet should be read in conjunction with the Company's consolidated financial statements and notes thereto included in the Company's 1996 Annual Report and the condensed consolidated financial statements of the Company for the six months ended June 30, 1997 and 1996 included in the Company's June 1997 Quarterly Report, which reports are incorporated herein by reference.

                                                    Pro Forma Adjustment
                                                    --------------------
                                                      Sale of Contract
                                           Actual       Packaging (1)       Pro Forma
                                           ------       -------------       ---------
                                            (In thousands, except per share amounts)
Cash                                      $     8          $ 4,100           $ 4,108
Accounts receivable                         1,273             (964)              309
Inventory                                   3,590           (3,090)              500
Other current assets                          736             (125)              611
                                          -------          -------           -------
                                            5,607              (79)            5,528
Property, plant and equipment               2,093           (2,010)               83
Note receivable from Sale, less
  allowance                                  --              2,426             2,426
Other assets                                  306              (87)              219
                                          -------          -------           -------
  Total assets                            $ 8,006          $   250           $ 8,256
                                          =======          =======           =======

Current liabilities                       $ 3,153          $(1,240)          $ 1,913
Long-term debt                                604             (304)              300
Shareholders' equity                        4,249            1,794             6,043
                                          -------          -------           -------
  Total liabilities and
    shareholders' equity                  $ 8,006          $   250           $ 8,256
                                          =======          =======           =======
Book value per common share
  outstanding                             $   .74             --             $  1.05
                                          =======          =======           =======

_____________________________
(1) To eliminate the assets and liabilities of the Contract Packaging Business to be sold to buyer and to give effect to the proposed Sale as of June 30, 1997. The pro forma gain applicable to the above proposed Sale is as follows:

               Proceeds from Sale                              $ 7,600,000

               Allowance provided on CGUSA Note                 (1,074,000)
               Net assets sold                                  (4,400,000)

               Sales tax payable by Company                     (   82,000)

               Estimated expenses related to the Sale           (  250,000)
                                                               -----------
                        Pro forma gain                         $ 1,794,000
                                                               ===========

CAPITALIZATION

The following table sets forth (1) the outstanding capitalization of the Company at June 30, 1997, and (2) the capitalization as adjusted to reflect the proposed Sale by the Company of the Contract Packaging Business for $7,600,000 assuming no adjustments thereto.

                                                                         June 30, 1997
                                                                  -------------------------
                                                                   Actual        As adjusted
                                                                   ------        -----------
                                                                      (In thousands)
 Short-term debt:
   Due under finance agreement                                    $   574              --
   Note payable                                                       100           $   100
   Current portion of long-term debt                                  323              --
                                                                  -------           -------
          Total short-term debt                                   $   997           $   100
                                                                  =======           =======

 Long-term debt:
   Long-term notes, less current portion                          $   304              --
   10% Subordinated convertible notes                                 300           $   300
                                                                  -------           -------
          Total long-term debt                                        604               300
                                                                  =======           =======

 Shareholders' equity:
   Preferred stock, $.01 par value, authorized 1,000,000
     shares, none issued
   Common stock, no par value, authorized 25,000,000
     shares, issued and outstanding 5,755,438 shares              $ 7,228           $ 7,228

 Retained Earnings (Deficit)                                       (2,979)           (1,185)
                                                                  -------           -------
          Total shareholders' equity                              $ 4,249           $ 6,043
                                                                  =======           =======

                 DESCRIPTION OF THE COMPANY FOLLOWING THE SALE

If the Sale is consummated, the Company's only remaining operations will be those related to the marketing and distribution of the product line of the Zegarelli Business. For information concerning the Zegarelli Business segment of the Company and its management, employees and facilities, see the Company's 1996 Annual Report, which is incorporated herein by reference. For certain pro forma financial information concerning the Company upon consummation of the Sale, see "Pro Forma Financial Information" above.

USE OF PROCEEDS

Management currently plans to focus on the expansion of the Zegarelli Business by seeking additional distributors throughout the United States and in foreign countries and thereby increasing market penetration of the Company's hair care products. Management also plans to add additional beauty and hair care products that compliment the current product line of the Zegarelli Business as opportunities arise.

The Company intends to use a portion of the cash proceeds from the Sale to retire indebtedness under its secured lending facilities at closing and to reduce accounts payable. The Company plans to use the balance of net proceeds from the Sale, including amounts received from payments on the CGUSA Note, for working capital to finance operations of the Zegarelli Business and for general corporate purposes. The Company will also consider using a portion of the proceeds from the Sale to repurchase its shares in the open market under Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The amount to be utilized for repurchases of shares will be dependent upon the Company's business opportunities existing at the time a repurchase decision is made, as well as the prevailing market price of the Common Stock at such time and other factors. Pending use of the proceeds for the purposes described above, the Company plans to invest such proceeds in short-term, interest bearing obligations.

MANAGEMENT AND EMPLOYEES

Under the Asset Purchase Agreement, CGUSA has agreed to make "at will" offers of employment to the Company's employees who are involved in the Contract Packaging Business at the closing of the Sale. The Company's remaining employees will remain with the Company on generally the same terms and conditions as exist at the closing of the Sale. The number of employees remaining will be approximately 25.

Management will remain unchanged following the Sale, except that Howard Simon is expected to become the President of CGUSA and leave the Company effective as of the closing of the Sale.

FACILITIES

The Company will continue to use the Pacoima Facilities for the Zegarelli Business following the closing of the Sale. The Sun Valley Facilities will be transferred to CGUSA as part of the Sale. The consolidation of the Company's retained operations into one facility is not expected to have a material adverse affect on the Company's Zegarelli operations.

                             PRINCIPAL SHAREHOLDERS

The following table sets forth information concerning ownership of the
Company's Common Stock as of the Record Date by: (a) each director and executive officer of the Company; (b) each person known to the Company to be the beneficial owner of more than five percent of its Common Stock; and (c) all executive officers and directors of the Company as a group.

 Name and Address of Beneficial Owner          Shares Beneficially Owned (1)       Percent of Class
 ------------------------------------          -----------------------------       ----------------
Alfred E. Booth, Jr. (2)(3)                               933,227                       15.8%

Judith E. Zegarelli (2)(4)                                439,502                        7.5%

Frank X. McGarvey (5)                                     178,237                        3.0%


Howard L. Simon (2)(6)                                     35,001                         *

William B. Barnett (7)                                     37,100                         *

Jack Brehm (8)                                             44,090                         *

Eric Nickerson (9)                                        743,817                       12.4%

Jennifer J. Eggers (2)(10)                                  5,000                         *

All executive officers and directors
  as a group (8 in number)(11)                          2,415,974                       41.0%

___________________________________

  *      Less than 1%

(1) Except as indicated in other footnotes, no effect has been given to the possible issuance of up to 34,000 shares issuable upon the exercise of outstanding options.

(2) The address of each of these persons is 11312 Penrose Street, Sun Valley, California 91352.

(3) Includes 63,227 shares subject to stock options which may be acquired within sixty days of the Record Date.

(4) Includes 57,601 shares subject to stock options which may be acquired within sixty days of the Record Date.

(5) Mr. McGarvey's address is 3150 Soft Breezes, Suite 216, Las Vegas, Nevada 89128. Includes 68,237 shares subject to stock options which may be acquired within sixty days of the Record Date.

(6) Includes 12,001 shares subject to stock options which may be acquired within sixty days of the Record Date.

(7) Mr. Barnett's address is 15233 Ventura Boulevard, Suite 1110, Sherman Oaks, California 91403. Includes 37,100 shares subject to stock options which may be acquired within sixty days of the Record Date.

(8) Mr. Brehm's address is 19501 Greenbriar Drive, Tarzana, California 91356. Includes 40,000 shares subject to stock options which may be acquired within sixty days of the Record Date.

(9) Mr. Nickerson's address is 1711 Chateau Court, Fallston, Maryland 21047. Mr. Nickerson is the managing partner of two mutual funds that own 618,000 shares and 44,000 shares, respectively. The amount of shares reflected in the table also include 150,000 shares issuable upon conversion of a promissory note in favor of one of the mutual funds, which note is convertible within 60 days of the Record Date, and 11,817 shares subject to warrants exercisable within 60 days of the Record Date.

(10) Includes 4,000 shares subject to stock options which may be acquired within sixty days of the Record Date.

(11) Includes 260,692 shares subject to stock options which may be acquired within sixty days of the Record Date.

                    INCORPORATION OF DOCUMENTS BY REFERENCE


The following documents heretofore filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, (File No. 0-19227), are hereby incorporated in this Proxy Statement by reference: (a) the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996, (b) the Company's Quarterly Report on Form 10-QSB for the quarter ending June 30, 1997 and (c) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since December 31, 1996.



                                              By order of the Board of Directors


                                              Alfred E. Booth, Jr.
                                              Chairman of the Board and
                                              Chief Executive Officer

                                    ANNEX A

                            ASSET PURCHASE AGREEMENT

                           dated as of July 24, 1997

                                 by and between

                                   CGUSA LLC

                                      and

                          COSMETIC GROUP U.S.A., INC.

                               TABLE OF CONTENTS

                 This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

                                                                                                                            Page
                                                                                                                            No.
                                                           ARTICLE I

                                                SALE OF ASSETS; LOAN AND CLOSING

         1.01  Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         1.02  Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         1.03  Purchaser Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         1.04  Purchase Price; Allocation; Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         1.05  Closing; Escrow; Application of Seller's Obligations Under Purchaser Note  . . . . . . . . . . . . . . . .    10
         1.06  Prorations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
         1.07  Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
         1.08  Third-Party Consents.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13

                                                           ARTICLE II

                                            REPRESENTATIONS AND WARRANTIES OF SELLER

         2.01  Organization of Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
         2.02  Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
         2.03  No Conflicts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
         2.04  Governmental Approvals and Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
         2.05  Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
         2.06  Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
         2.07  Absence of Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
         2.08  No Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
         2.09  [RESERVED] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
         2.10  Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
         2.11  Compliance With Laws and Orders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
         2.12  Benefit Plans; ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
         2.13  Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
         2.14  Tangible Personal Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
         2.15  Intellectual Property Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
         2.16  Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
         2.17  Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
         2.18  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
         2.19  Affiliate Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
         2.20  Employees; Labor Relations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
         2.21  Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
         2.22  Substantial Customers and Suppliers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
         2.23  Accounts Receivable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29

                                                                                                                            Page
                                                                                                                            No.
         2.24  Inventory. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
         2.25  Vehicles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
         2.26  No Guarantees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
         2.27  Entire Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
         2.28  Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
         2.29  Disclosure.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
         2.30         Representations and Warranties Concerning the Loan  . . . . . . . . . . . . . . . . . . . . . . . .    31

                                                          ARTICLE III

                                          REPRESENTATIONS AND WARRANTIES OF PURCHASER

         3.01  Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
         3.02  Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
         3.03  No Conflicts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
         3.04  Governmental Approvals and Filings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
         3.05  Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
         3.06  Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
         3.07  Availability of Financing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33

                                                           ARTICLE IV

                                                      COVENANTS OF SELLER

         4.01  Regulatory and Other Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
         4.02  Investigation by Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
         4.03  No Solicitations or Business Dispositions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
         4.04  Conduct of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
         4.05  Financial Statements and Reports; Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
         4.06  Employee Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
         4.07  Certain Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
         4.08  Security Deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    38
         4.09  Delivery of Books and Records, etc.; Removal of Property; Discontinuance of Use of Name  . . . . . . . . .    38
         4.10  Noncompetition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    38
         4.11  Preparation of Proxy Statement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40
         4.12  Approval of Shareholders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40
         4.13  Notice and Cure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41
         4.14  Fulfillment of Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41
         4.15  Howard Simon . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41
         4.16  Use of Loan Proceeds and Operating Income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41
         4.17  Incurrence of Indebtedness; Granting of Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42

                                                                                                                            Page
                                                                                                                            No.
                                                           ARTICLE V

                                                     COVENANTS OF PURCHASER

         5.01  Regulatory and Other Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    43
         5.02  Notice and Cure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    43
         5.03  Fulfillment of Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    43
         5.04  Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
         5.05  Non-Solicitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
         5.06  Products Liability Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    45

                                                           ARTICLE VI

                                             CONDITIONS TO OBLIGATIONS OF PURCHASER

         6.01  Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    45
         6.02  Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    45
         6.03  Officers' Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    45
         6.04  Orders and Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    45
         6.05  Regulatory Consents and Approvals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    46
         6.06  Third Party Consents.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    46
         6.07  Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47
         6.08  Real Property Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47
         6.09  Escrow Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47
         6.10  Due Diligence; Environmental Survey. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47
         6.11  Deliveries.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47
         6.12  [Reserved] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47
         6.13  Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47

                                                          ARTICLE VII

                                              CONDITIONS TO OBLIGATIONS OF SELLER

         7.01  Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48
         7.02  Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48
         7.03  Officers' Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48
         7.04  Orders and Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48
         7.05  Regulatory Consents and Approvals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48
         7.06  Shareholder Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    49
         7.07  Fairness Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    49
         7.08  Deliveries.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    49
         7.09  Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    49
         7.10  Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    49

                                                                                                                            Page
                                                                                                                            No.
                                                          ARTICLE VIII

                                               TAX MATTERS AND POST-CLOSING TAXES

         8.01  Transfer Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    49
         8.02  Cooperation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    50
         8.03  Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    50
         8.04  Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    50

                                                           ARTICLE IX

                                                        EMPLOYEE MATTERS

         9.01 Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    50
         9.02 Termination of Benefits by Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    50
         9.03 Benefits to Continuing Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51
         9.04 Obligations under Purchaser's Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51
         9.05 No Third Party Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51

                                                           ARTICLE X

                                            SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                                                    COVENANTS AND AGREEMENTS

         10.01  Survival of Representations, Warranties, Covenants and Agreements . . . . . . . . . . . . . . . . . . . .    52

                                                           ARTICLE XI

                                                        INDEMNIFICATION

         11.01  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    53
         11.02  Method of Asserting Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    53
         11.03  Liability is Net of Insurance Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    57
         11.04  Offset Against Seller Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    58

                                                          ARTICLE XII

                                                          TERMINATION

         12.01  Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    58
         12.02  Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    59

                                                                                                                            Page
                                                                                                                            No.
                                                          ARTICLE XIII

                                                          DEFINITIONS

         13.01  Definitions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    60

                                                          ARTICLE XIV

                                                         MISCELLANEOUS

         14.01  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    71
         14.02  Bulk Sales Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    72
         14.03  Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    72
         14.04  Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    73
         14.05  Public Announcements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    73
         14.06  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    73
         14.07  Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    74
         14.08  Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    74
         14.09  No Third Party Beneficiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    74
         14.10  No Assignment; Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    74
         14.11  Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    75
         14.12  Consent to Jurisdiction and Service of Process. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    75
         14.13  Invalid Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    75
         14.14  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    76
         14.15  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    76

                                    EXHIBITS

         Exhibit A                Seller Note
         Exhibit B                Escrow Agreement
         Exhibit C                General Assignment and Bill of Sale
         Exhibit D                Assumption Agreement
         Exhibit E                Officers' Certificate of Seller
         Exhibit F                Secretary's Certificate of Seller
         Exhibit G                Opinion of Counsel to Seller
         Exhibit H                Officer's Certificate of Purchaser
         Exhibit I                Secretary's Certificate of Purchaser
         Exhibit J                Opinion of Counsel to Purchaser

                                   SCHEDULES

         SECTION 1.01(a)(i)                Real Property Leases
         SECTION 1.01(a)(iv)               Tangible Personal Property
         SECTION 1.01(a)(v)                Personal Property Leases
         SECTION 1.01(a)(viii)             Intangible Personal Property
         SECTION 1.01(a)(ix)               Business Licenses
         SECTION 1.01(a)(x)                Vehicles
         SECTION 1.01(b)(v)                Retained Real and Personal Property
         SECTION 1.02(a)(ii)               Accounts Payable
         SECTION 1.02(a)(v)                Accrued Expenses
         SECTION 1.03                      Wire Transfer Instructions for Loan
         SECTION 2.03                      No Conflicts
         SECTION 2.04                      Governmental Approvals and Filings
         SECTION 2.05                      Books and Records
         SECTION 2.06                      Financial Statements
         SECTION 2.07                      Absence of Changes
         SECTION 2.08                      No Undisclosed Liabilities
         SECTION 2.10                      Legal Proceedings
         SECTION 2.11                      Compliance With Laws and Orders
         SECTION 2.12(a)                   Benefit Plans; ERISA
         SECTION 2.12(c)                   Benefit Plans; ERISA
         SECTION 2.13                      Real Property
         SECTION 2.14                      Tangible Personal Property
         SECTION 2.16(a)                   Contracts
         SECTION 2.18                      Insurance
         SECTION 2.19(a)                   Affiliate Transactions
         SECTION 2.20                      Employees; Labor Relations
         SECTION 2.21                      Environmental Matters.
         SECTION 2.22                      Substantial Customers and Suppliers
         SECTION 2.23                      Accounts Receivable
         SECTION 2.26                      Guarantees
         SECTION 2.27                      Entire Business
         SECTION 2.30                      Consents of Existing Secured  Lenders
         SECTION 4.17                      Existing Senior Indebtedness
         SECTION 6.06                      Third Party Consents

                 This ASSET PURCHASE AGREEMENT dated as of July 24, 1997 is made and entered into by and between CGUSA LLC, a New Jersey limited liability company ("Purchaser"), and Cosmetic Group U.S.A., Inc., a California corporation ("Seller"). Capitalized terms not otherwise defined herein have the meanings set forth in Section 13.01.

                 WHEREAS, Seller is engaged in the contract manufacturing business at its facilities in Sun Valley, California, whereby it custom develops, formulates and manufactures color cosmetics, fragrances, creams, lotions and other personal care products for customers that market products for sale under their own brand names (the "Business"). The Seller also sells and distributes professional hair care products under the name "Zegarelli" (the "Zegarelli Business"), which (except for the manufacturing segment thereof) is not part of the "Business" for purposes of this Agreement;

                 WHEREAS, Seller desires to sell, transfer and assign to Purchaser, and Purchaser desires to purchase and acquire from Seller, certain of the assets of Seller relating to the operation of the Business, and in connection therewith, Purchaser has agreed to assume certain of the liabilities of Seller relating to the Business, all on the terms set forth herein; and

                 WHEREAS, Purchaser desires, concurrently with the execution of this Agreement, to lend Seller $700,000, secured by a lien on substantially all of Seller's assets and properties.

                 NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                        SALE OF ASSETS; LOAN AND CLOSING

                 1.01 Assets. (a) Assets Transferred. On the terms and subject to the conditions set forth in this Agreement, Seller will sell, transfer, convey, assign and deliver to Purchaser, and Purchaser will purchase and pay for, at the Closing, all of Seller's right, title and interest in, to and under the following Assets and Properties of Seller used or held for use in connection with the Business, except as otherwise provided in Section 1.01(b), as the same shall exist on the Closing Date (collectively, the "Assets"):

                 (i) Real Property Leases. Subject to Section 1.08, the leases and subleases of real property described in Section 1.01(a)(i) of the Disclosure Schedule as to which Seller is the lessee or sublessee, together with any options to purchase the underlying property and leasehold improvements thereon, and in each case all other rights, subleases, licenses, permits, deposits and profits appurtenant to or related to such leases and subleases, the "Real Property Leases");

             (ii) Inventory. All inventories of raw materials, work-in-process, finished goods, products under research and development, demonstration equipment, office and other supplies, parts, packaging materials and other accessories related thereto which are held at, or are in transit from or to, the locations at which the Business is conducted, or located at customers' premises on consignment, in each case, which are used or held for use by Seller in the conduct of the Business, including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person, together with all rights of Seller against suppliers of such inventories (the "Inventory"), but excluding from and after the Closing Date any Retained Inventory;

            (iii) Accounts Receivable. All trade accounts receivable and all notes, bonds and other evidences of Indebtedness of and rights to receive payments arising out of sales occurring in the conduct of the Business and the Security Documents related thereto, if any, including any rights of Seller with respect to any third party collection procedures or any other Actions or Proceedings which have been commenced in connection therewith (the "Accounts Receivable"), but excluding from and after the Closing Date any Retained Accounts Receivable;

             (iv) Tangible Personal Property. All furniture, fixtures, equipment, machinery and other tangible personal property (other than Inventory and Vehicles) used or held for use in the conduct of the Business at the locations at which the Business is conducted or at customers' premises on consignment, or otherwise used or held for use by Seller in the conduct of the Business (including but not limited to the items listed in Section 1.01(a)(iv) of the Disclosure Schedule), including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person (the "Tangible Personal Property");

                 (v) Personal Property Leases. Subject to Section 1.08, the leases of Tangible Personal Property described in Section 1.01(a)(v) of the Disclosure Schedule as to which Seller is the lessee or sublessee, together with any options to purchase the underlying property (the "Personal Property Leases");

             (vi) Business Contracts. Subject to Section 1.08, all Contracts (other than the Real Property Leases, the Personal Property Leases and the Accounts Receivable) to which Seller is a party and which are utilized in the conduct of the Business, including without limitation Contracts relating to suppliers, sales representatives, distributors, purchase orders, marketing arrangements and manufacturing arrangements (the "Business Contracts");

            (vii) Prepaid Expenses. All prepaid expenses relating to the Business to the extent listed on the Closing Adjustment Worksheet delivered by Seller pursuant to Section 1.04(b) (the "Prepaid Expenses"), but excluding from and after the Closing Date any Retained Prepaid Expenses;

           (viii) Intangible Personal Property. All Intellectual Property used or held for use in the conduct of the Business (including Seller's goodwill therein) and all rights, privileges, claims, causes of action and options relating or pertaining to the Business or the Assets, including but not limited to all Intellectual Property associated with the name "Cosmetic Group USA" and any variations thereof and the items listed in Section 1.01(a)(viii) of the Disclosure Schedule (the "Intangible Personal Property");

             (ix) Licenses. To the extent their transfer is permitted under applicable Laws, and subject to Section 1.07, all Licenses (including applications therefor) utilized in the conduct of the Business, including but not limited to the Licenses listed in Section 1.01(a)(ix) of the Disclosure Schedule (the "Business Licenses");

                 (x) Vehicles. All motor vehicles owned or leased by Seller and used or held for use in the conduct of the Business, including but not limited to the vehicles listed in Section 1.01(a)(x) of the Disclosure Schedule (the "Vehicles");

             (xi) Security Deposits. All security deposits deposited by or on behalf of Seller as lessee or sublessee under the Real Property Leases (the "Tenant Security Deposits");

            (xii) Books and Records. All Books and Records used or held for use in the conduct of the Business or otherwise relating to the Assets, other than the Excluded Books and Records (the "Business Books and Records"); and

           (xiii) Other Assets and Properties. All other Assets and Properties of Seller used or held for use in connection with the Business except as otherwise provided in Section 1.01(b) (the "Other Assets").

                 To the extent any of the Business Books and Records are items susceptible to duplication and are either (x) used in connection with Seller's Zegarelli Business or (y) are required by Law to be retained by Seller, Seller may deliver photostatic copies or other reproductions from which, in the case of Business Books and Records referred to in clause (x), information solely concerning Seller's Zegarelli Business other than the Business has been deleted. In the event that any of the Other Assets are used in the Business and in any of Seller's other businesses, such Assets shall be allocated between the Business and such other businesses in a fair and equitable manner that is reasonably satisfactory to the parties.

                 (b) Excluded Assets. Notwithstanding anything in this Agreement to the contrary, the following Assets and Properties of Seller (the "Excluded Assets") shall be excluded from and shall not constitute Assets:

                 (i) Cash. Cash (including checks received prior to the close of business on the Closing Date, whether or not deposited or cleared prior to the close of business on the Closing Date), commercial paper, certificates of deposit and other bank deposits, treasury bills and other cash equivalents;

                 (ii) Insurance. Life insurance policies of officers and other employees of Seller and all other insurance policies relating to the operation of the Business;

                (iii) Employee Benefit Plans. All assets owned or held by any Benefit Plans;

                 (iv) Tax Refunds. All refunds or credits, if any, of Taxes due to or from Seller which cannot be assigned by Law;

                  (v) Real and Personal Property. The real or personal property described in Section 1.01(b)(v) of the Disclosure Schedule;

                 (vi) Excluded Books and Records. The minute books, stock transfer books and corporate seal of Seller and any other Books and Records relating solely to the Excluded Assets, the Retained Liabilities or the Zegarelli Business (the "Excluded Books and Records");

                (vii) Litigation Claims. Any rights (including indemnification) and claims and recoveries under litigation of Seller against third parties arising out of or relating to events prior to the Closing Date;

               (viii) Excluded Obligations. The rights of Seller in, to and under all Contracts of any nature, the obligations of Seller under which expressly are not assumed by Purchaser pursuant to Section 1.02(b);

             (ix) Tradename. All of Seller's right, title and interest in, to and under the name "Zegarelli";

              (x) Retained Accounts Receivable. Seller's right, title and interest in any accounts that are classified as "Accounts Receivable" as of the Closing Date on the Closing Adjustment Worksheet to the extent such accounts are not (A) collected by Purchaser in the ordinary course within 60 days after the Closing Date and (B) are listed as uncollected accounts receivable by Purchaser on the Post-Closing Adjustment Worksheet delivered by Purchaser pursuant to
         Section 1.04(b) ("Retained Accounts Receivable").

             (xi) Retained Inventory. Seller's right, title and interest in any Retained Inventory as of the Closing Date;

            (xii) Retained Prepaid Expenses. Seller's right, title and interest in any prepaid expense of Seller that is not listed on the Closing Adjustment Worksheet ("Retained Prepaid Expenses"); and

           (xiii) Seller's rights under this Agreement and the Operative Agreements.

                 1.02 Liabilities. (a) Assumed Liabilities. In connection with the sale, transfer, conveyance, assignment and delivery of the Assets pursuant to this Agreement, on the terms and subject to the conditions set forth in this Agreement, at the Closing, Purchaser will assume and agree to pay, perform and discharge when due the following obligations of Seller arising in connection with the operation of the Business, as the same shall exist on the Closing Date (the "Assumed Liabilities"), and no others:

                 (i) Real Property Lease Obligations. All obligations of Seller under the Real Property Leases arising and to be performed on or after the Closing Date, and excluding (A) any such obligations arising or to be performed prior to the Closing Date and (B) any obligations in connection with obtaining a consent to the assignment of such leases to Purchaser;

             (ii) Accounts Payable. All obligations of Seller with respect to accounts payable related to the Business reflected or reserved against in the balance sheet included in the Quarterly Financial Statements or those arising in the ordinary course of business since the Quarterly Financial Statement Date, including but not limited to the items listed in Section 1.02(a)(ii) of the Disclosure Schedule (the "Accounts Payable");

            (iii) Personal Property Lease Obligations. All obligations of Seller under the Personal Property Leases arising and to be performed on or after the Closing Date, and excluding (A) any such obligations arising or to be performed prior to the Closing Date and (B) any obligations in connection with obtaining a consent to the assignment of such leases to Purchaser;

             (iv) Obligations under Contracts and Licenses. All obligations of Seller under the Business Contracts and Business Licenses arising and to be performed on or after the Closing Date, and excluding (A) any such obligations arising or to be performed prior to the Closing Date and (B) any obligations in connection with obtaining a consent to the assignment of such contracts to Purchaser; and

                 (v) Accrued Expenses. All obligations of Seller with respect to accrued expenses relating to the Business reflected or reserved against in the balance sheet included in the Quarterly Financial Statements or those incurred in the ordinary course of business since the Quarterly Financial Statement Date, including without limitation the items listed in Section 1.02(a)(v) of the Disclosure Schedule (the "Accrued Expenses"), but excluding obligations with respect to general corporate expenses of Seller and fees and expenses of professionals and other general corporate consultants of Seller.

                 (b) Retained Liabilities. Except for the Assumed Liabilities, Purchaser shall not assume by virtue of this Agreement or the transactions contemplated hereby, and shall have no liability for, any Liabilities of Seller (including, without limitation, those related to the Business, products liability claims for products manufactured or sold prior to the Closing Date whether the occurrence giving rise to such claim arises before or after the Closing Date, all of Seller's legal fees and all of Seller's expenses incurred in connection with this transaction) of any kind, character or description whatsoever (the "Retained Liabilities"). Seller shall discharge in a timely manner or shall make adequate provision for all of the Retained Liabilities that are related to the Business, provided that Seller shall have the ability to contest, in good faith, any such claim of liability asserted in respect thereof by any Person other than Purchaser and its Affiliates; provided, further, that Seller shall have the right to defend the legal proceedings set forth on Section 2.10 of the Disclosure Schedule.

                 1.03 Purchaser Loan. Concurrently with the execution of this Agreement, and in reliance upon the representations, warranties and covenants of Seller set forth in this Agreement, Purchaser is lending $700,000 to Seller in the manner provided on Section 1.03 of the Disclosure Schedule (the "Loan"), Seller is executing and delivering a Secured Promissory Note, dated as of even date herewith, to evidence the Loan (the "Purchaser Note") and each of Seller and Purchaser is executing a Security Agreement, dated as of even date herewith (the "Security Agreement"), whereby Seller is granting to Purchaser a security interest in the Collateral (as defined in the Security Agreement) to secure Seller's obligations to Purchaser.

                 1.04  Purchase Price; Allocation; Adjustment.

                 (a) Purchase Price. The aggregate purchase price for the Assets and the covenant of Seller contained in Section 4.10 is $7,600,000, subject to adjustment as provided in paragraph (b) below (the "Purchase Price"), consisting of (x) $4,100,000 (the "Cash Consideration") payable in part in immediately available United States funds and in part by offset against Seller's obligations on the Purchaser Note at the Closing as provided in
Section 1.05 and (y) a promissory note of Purchaser in the principal amount of $3,500,000 in the form of Exhibit A hereto (the "Seller Note"). The parties hereby agree that for all purposes, including Taxes, the Purchase Price, as adjusted in accordance with paragraph (b) below, shall be allocated as set forth on an allocation schedule to be prepared by Purchaser in its sole discretion and delivered to Seller along with, and in the same manner as, the Post-Closing Adjustment Worksheet.

              (b)  Adjustment of Purchase Price.

              (i) As soon as practicable prior to Closing (and no more than five (5) days prior to the Closing), Seller shall prepare and deliver to Purchaser a Closing Adjustment Worksheet (the "Closing Adjustment Worksheet"), which shall set forth the TNA (as defined below) based on Seller's calculation of the Assets and Assumed Liabilities as of the Closing Date using the same accounting procedures and policies used by Seller in preparing Seller's audited balance sheet included in its financial statements at and for the year ended December 31, 1996 (included in Seller's Annual Report on Form 10-KSB for the year ended December 31, 1996). If the Closing Adjustment Worksheet indicates that the TNA is higher or lower than $4,400,000, then the Purchase Price shall be adjusted upward or downward, respectively, on a dollar-for-dollar basis. Any such adjustment shall be satisfied by increasing or decreasing, as the case may be, the Cash Consideration immediately prior to Purchaser's payment thereof. One day prior to the Closing, Seller and Purchaser shall conduct a physical count of the Inventory.

             (ii) Between 60 and 75 days following the Closing Date, Purchaser shall prepare and deliver to Seller a Post- Closing Adjustment Worksheet (the "Post-Closing Adjustment Worksheet"), which shall set forth the TNA based on the results of Purchaser's calculation of the Assets and Assumed Liabilities as of the Closing Date (except that the amount of Tangible Personal Property used by Purchaser in such calculation shall be equal to the amount of Tangible Personal Property used by Seller in calculating the amounts on the Closing Adjustment Worksheet). If the Post-Closing Adjustment Worksheet indicates that the TNA (as defined below) is higher or lower than $4,400,000, then the Purchase Price, as adjusted pursuant to Section 1.04(b)(i), shall be further adjusted upward or downward, respectively, on a dollar-for-dollar basis. Any adjustment upward shall be satisfied upon delivery of the Post-Closing Adjustment Worksheet to Seller by an immediate increase in the principal amount of the Seller Note in an amount equal to the difference between the amount of TNA set forth on the Post-Closing Adjustment Worksheet and $4,400,000, with such increase applied evenly to each annual principal repayment amount set forth in the Seller Note. Any adjustment downward shall be equal to the difference between $4,400,000 and the amount of TNA set forth on the Post-Closing Adjustment Worksheet and such adjustment shall be satisfied upon delivery of the Post-Closing Adjustment Worksheet to Seller (x) first, by the prompt release and payment from the

         Escrow Fund to the Purchaser of all adjustment amounts up to, but not exceeding the total amount in, the Escrow Fund and (y) second, all adjustment amounts in excess of the amount in the Escrow Fund shall be immediately deducted from the principal amount of the Seller Note, with such reduction applied evenly to each annual principal repayment amount set forth in the Seller Note.

             (iii) For the purpose of this Agreement, "TNA" shall mean the total book value of the Assets less, without duplication, (x) all Assumed Liabilities, (x) applicable reserves and items properly deductible, each in accordance with GAAP and (z) all goodwill and Intangible Personal Property, provided that Purchaser shall also subtract from the book value of the Assets on the Post-Closing Adjustment Worksheet, without duplication, all items that constitute Retained Accounts Receivable or Retained Inventory to the extent the same was included as Accounts Receivable or Inventory, respectively, on Seller's Closing Adjustment Worksheet.

             (iv) For purposes of this Agreement, "Retained Inventory" shall mean the following: All items that were classified as "Inventory" as of the Closing Date on the Closing Adjustment Worksheet to the extent Purchaser determines that such items are unsuitable for purposes of the Business acquired by Purchaser due to age, quality, type, category or quantity, as such determination is reflected on the Post-Closing Adjustment Worksheet.

                 (v) If (x) Seller reasonably disagrees with Purchaser's determinations as stated on the Post-Closing Adjustment Worksheet and delivers a written notice to Purchaser to such effect within five (5) days of receipt of the Post-Closing Adjustment Worksheet, and (y) Seller and Purchaser cannot resolve any dispute in regard to Purchaser's determination of Retained Inventory within five (5) days of the receipt of Seller's notice in (x), then the final determination of the contents of the Post-Adjustment Worksheet (and no other issues) shall be submitted to a "Big Six" accounting firm other than Coopers & Lybrand and Ernst & Young that is mutually acceptable to the parties (the "Big Six Firm"). Purchaser and Seller hereby agree that the Big Six Firm's determination shall be the binding resolution of the matter to the same extent as if rendered by a Board of Arbitration pursuant to Section 11.02(c) hereof. The Big Six Firm shall be guided in its decision by the procedures for arbitration set forth in Section 11.02(c) and shall award costs (including counsel fees) as provided in and based on the procedures set forth in that Section;

              (vi) Notwithstanding any adjustment to the Purchase Price pursuant to this Section 1.04(b), each party will remain liable to the other for any breach of this Agreement.

                 1.05 Closing; Escrow; Application of Seller's Obligations Under Purchaser Note. The Closing will take place at the offices of Milbank, Tweed, Hadley & McCloy, 601 South Figueroa Street, 30th Floor, Los Angeles, California 90017, or at such other place as Purchaser and Seller mutually agree, at 10:00 A.M. local time, on the Closing Date. At the Closing, Purchaser will deliver the Purchase Price by (x) paying the Cash Consideration by wire transfer of immediately available funds to such account as Seller may reasonably direct by written notice delivered to Purchaser by Seller at least five (5) Business Days before the Closing Date, provided that $500,000 of the Cash Consideration shall be delivered by Purchaser by wire transfer of immediately available funds to an escrow agent that is mutually acceptable to the parties (the "Escrow Agent"), under an escrow agreement to be entered into on the Closing Date by Seller, Purchaser and the Escrow Agent, substantially in the form of Exhibit B hereto (with such changes therein as may be reasonably requested by the Escrow Agent to protect its interests) (the "Escrow Agreement"), provided, further, that the parties agree that all amounts owing by Seller to Purchaser under the Purchaser Note may be applied by Purchaser to offset Purchaser's payment of the Cash Consideration at the Closing and (y) delivering the Seller Note to Seller, duly executed by Purchaser. Simultaneously, (a) Seller will assign and transfer to Purchaser all of its right, title and interest in and to the Assets (free and clear of all Liens, other than Permitted Liens) by delivery of (i) a General Assignment and Bill of Sale substantially in the form of Exhibit C hereto (the "General Assignment"), duly executed by Seller, (ii) an assignment of the Intellectual Property in form and substance reasonably satisfactory to Purchaser, and (iii) such other good and sufficient instruments of conveyance, assignment and transfer, in form and substance reasonably acceptable to Purchaser's counsel, as shall be effective to vest in Purchaser good title to the Assets (the General Assignment and the other instruments referred to in clauses (ii) and (iii) being collectively referred to herein as the "Assignment Instruments"), and (b) Purchaser will assume from Seller the due payment, performance and discharge of the Assumed Liabilities by delivery of (i) an Assumption Agreement substantially in the form of Exhibit D hereto (the "Assumption Agreement"), duly executed by Purchaser, and (ii) such other good and sufficient instruments of assumption, in form and substance reasonably acceptable to Seller's counsel, as shall be effective to cause Purchaser to assume the Assumed Liabilities as and to the extent provided in Section 1.02(a) (the Assumption Agreement and such other instruments referred to in clause (ii) being collectively referred to herein as the "Assumption Instruments"). At the Closing, there shall also be delivered to Seller and Purchaser the opinions, certificates and other contracts, documents and instruments required to be delivered under Articles VI and VII and such other documentation to evidence
(i) the application of Seller's obligations under the Purchaser Note to offset Purchaser's payment of the Cash Consideration and (ii) the satisfaction of Seller's obligations under the Purchaser Note and Security Agreement with respect to such offset.

                 1.06 Prorations. The following prorations relating to the Assets and the ownership and operation of the Business will be made as of the Closing Date, with Seller liable to the extent such items relate to any time period prior to the Closing Date and Purchaser liable to the extent such items relate to periods beginning with and subsequent to the Closing Date:

                 (a) Rents, additional rents, taxes, charges for sewer, water, telephone, electricity and other utilities and other items payable by Seller under the Real Property Leases.

                 (b) All other items (excluding franchise and income taxes) normally adjusted in connection with similar transactions.

Except as otherwise agreed by the parties, the net amount of all such prorations will be settled and paid on the Closing Date.

                 1.07 Further Assurances; Post-Closing Cooperation. (a) At any time or from time to time after the Closing, at Purchaser's request and without further consideration, Seller shall execute and deliver to Purchaser such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as Purchaser may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Purchaser, and to confirm Purchaser's title to, all of the Assets, and, to the full extent permitted by Law, to put Purchaser in actual possession and operating control of the Business and the Assets and to assist Purchaser in exercising all rights with respect thereto, and otherwise to cause Seller to fulfill its obligations under this Agreement and the Operative Agreements.

                 (b) Effective on the Closing Date, Seller hereby constitutes and appoints Purchaser the true and lawful attorney of Seller, with full power of substitution, in the name of Seller or Purchaser, but on behalf of and for the benefit of Purchaser: (i) to demand and receive from time to time any and all the Assets and to make endorsements and give receipts and releases for and in respect of the same and any part thereof; (ii) to institute, prosecute, compromise and settle any and all Actions or Proceedings that Purchaser may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assets; (iii) to defend or compromise any or all Actions or Proceedings in respect of any of the Assets; and (iv) to do all such acts and things in relation to the matters set forth in the preceding clauses (i) through (iii) as Purchaser shall deem desirable. Seller hereby acknowledges that the appointment hereby made and the powers hereby granted are coupled with an interest and are not and shall not be revocable by it in any manner or for any reason. Seller shall deliver to Purchaser at Closing an acknowledged power of attorney to the foregoing effect executed by Seller. Purchaser shall indemnify and hold harmless Seller from any and all Losses caused by or arising out of any breach of Law by Purchaser in its exercise of such power of attorney.

                 (c) Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Business in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental or Regulatory Authority, (iv) the determination or enforcement of the rights and obligations of any party to this Agreement or any of the Operative Agreements or (v) in connection with any actual or threatened Action or Proceeding. Further each party agrees for a period extending six (6) years after the Closing Date not to destroy or otherwise dispose of any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession thereof during the ten (10) day period after such offer is made.

                 (d) If, in order properly to prepare its Tax Returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Business not referred to in paragraph (c) above, and such information, documents or records are in the possession or control of the other party, such other party shall use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Any information obtained by Seller in accordance with this paragraph or paragraph (c) of this Section shall be held confidential by Seller in accordance with Section 14.06.

                 (e) Notwithstanding anything to the contrary contained in this Section, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance paragraphs (c) or (d) of this Section shall be subject to applicable rules relating to discovery.

                 1.08 Third-Party Consents. To the extent that any Real Property Lease, Personal Property Lease, Business Contract or Business License is not assignable without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof or a default thereunder. Seller shall use its best efforts to obtain the consent of such other party to the assignment of any such Real Property Lease, Personal Property Lease, Business Contract or Business License to Purchaser in all cases in which such consent is or may be required for such assignment. If any such consent shall not be obtained, Seller shall cooperate with Purchaser in any reasonable arrangement designed to provide for Purchaser the benefits intended to be assigned to Purchaser under the relevant Real Property Lease, Personal Property Lease, Business Contract or Business License, including enforcement of any and all rights of Seller against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise. If and to the extent that such arrangement cannot be made, Purchaser shall have no obligation pursuant to Section 1.02 or otherwise with respect to any such Real Property Lease, Personal Property Lease, Business Contract or Business License. The provisions of this Section 1.08 shall not affect the right of Purchaser not to consummate the transactions contemplated by this Agreement if the condition to its obligations hereunder contained in Section 6.06 has not been fulfilled.


                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

                 Seller hereby represents and warrants to Purchaser as follows:

                 2.01 Organization of Seller. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of California, and has full corporate power and authority to conduct the Business as and to the extent now conducted and to own, use and lease the Assets.

                 2.02 Authority. Seller has full corporate power and authority to execute and deliver this Agreement, the Purchaser Note, the Security Agreement and the Operative Agreements to which it is a party and, subject to obtaining Seller Shareholders' Approval pursuant to Section 4.12, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including without limitation to sell and transfer (pursuant to this Agreement) the Assets and satisfy its obligations under the Purchaser Note and Security Agreement. The execution and delivery by Seller of this Agreement, the Purchaser Note, Security Agreement and the Operative Agreements to which it is a party, and the performance by Seller of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors of Seller, the Board of Directors of Seller has recommended adoption of this Agreement by the stockholders of the Company and directed that this Agreement be submitted to the stockholders of the Company for their consideration, no other corporate action on the part of Seller being necessary, other than obtaining Seller Shareholders' Approval. This Agreement, the Purchaser Note and the Security Agreement have been duly and validly executed and delivered by Seller and constitute, and upon the execution and delivery by Seller of the Operative Agreements to which it is a party, such Operative Agreements will constitute, legal, valid and binding obligations of Seller enforceable against Seller in accordance with their terms.

                 2.03 No Conflicts. The execution and delivery by Seller of this Agreement, the Purchaser Note and the Security Agreement do not, and the execution and delivery by Seller of the Operative Agreements to which it is a party, the performance by Seller of its obligations under this Agreement, the Purchaser Note, the Security Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

                 (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation or by-laws (or other comparable corporate charter documents) of Seller;

                 (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 2.04 of the Disclosure Schedule, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Seller or any of its Assets and Properties; or

                 (c) except as disclosed in Section 2.03 of the Disclosure Schedule, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Seller to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Seller or any of its Assets and Properties under, any Contract or License to which Seller is a party or by which any of its Assets and Properties is bound.

                 2.04 Governmental Approvals and Filings. Except as disclosed in Section 2.04 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Seller is required in connection with the execution, delivery and performance of this Agreement, the Purchaser Note, the Security Agreement or any of the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

                 2.05 Books and Records. Except as set forth in Section 2.05 of the Disclosure Schedule, none of the Business Books and Records is recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of one or more Employees.

                 2.06 Financial Statements. Prior to the execution of this Agreement, Seller has delivered to Purchaser true and complete copies of the following financial statements:

                 (a) the unaudited balance sheets of each of the Business, the Zegarelli Business and Seller, as of March 31, 1997 and 1996 and the related unaudited statement of operations for each of the fiscal quarters then ended; and

                 (b) the, unaudited balance sheet of each of the Business, the Zegarelli Business and Seller as of December 31, 1996 and the related unaudited statement of operations for the fiscal year then ended.

                 (c) the audited balance sheets of Seller as of December 31, 1996, 1995 and 1994, and the related audited statement of operations for each fiscal year then ended, together with a true and correct copy of the report on such audited information by Ernst & Young LLP, and all letters from such accountants with respect to the results of such audits.

Except as set forth in the notes thereto and as disclosed in Section 2.06 of the Disclosure Schedule, all such financial statements (i) were prepared on a consistent basis and in accordance with GAAP, (ii) fairly present the financial condition and results of operations of the Business and Seller, as applicable, as of the respective dates thereof and for the respective periods covered thereby, and (iii) were compiled from Business Books and Records regularly maintained by management and used to prepare the financial statements of Seller in accordance with the principles stated therein. Seller has maintained the Business Books and Records in a manner sufficient to permit the preparation of financial statements in accordance with GAAP.

                 2.07 Absence of Changes. Except for the execution and delivery of this Agreement, the Purchaser Note, the Security Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date and except as disclosed in Section 2.07 of the Disclosure Schedule, since the Quarterly Financial Statement Date there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a material adverse change, in the Condition of the Business. Without limiting the foregoing, except for the Loan and the application of the proceeds thereof in accordance with this Agreement or as disclosed in Section 2.07 of the Disclosure Schedule, there has not occurred, between the Quarterly Financial Statement Date and the date hereof, any of the following:

            (i) (x) any increase in the salary, wages or other compensation of any Employee whose annual salary is, or after giving effect to such change would be, $50,000 or more; (y) any establishment or modification of (A) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan or any employment-related Contract or other compensation arrangement with or for Employees or (B) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan or any employment-related Contract or other compensation arrangement with or for Employees; or
         (z) any adoption, entering into or becoming bound by any Benefit Plan, employment-related Contract or collective bargaining agreement, or amendment, modification or termination (partial or complete) of any Benefit Plan, employment-related Contract or collective bargaining agreement, except to the extent required by applicable Law and, in the event compliance with legal requirements presented options, only to the extent the option which Seller reasonably believed to be the least costly was chosen;

             (ii) (A) incurrences by Seller of Indebtedness with respect to the conduct of the Business in an aggregate principal amount exceeding $200,000 (net of any amounts discharged during such period), or (B) any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of Seller under, any Indebtedness of or owing to Seller with respect to the conduct of the Business;

            (iii) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the plant, real or personal property or equipment of Seller used or held for use in the conduct of the Business in an aggregate amount exceeding $20,000;

             (iv) any material change in (A) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of the Business or (B) any method of calculating any bad debt, contingency or other reserve of the Business for accounting, financial reporting or Tax purposes;

              (v) (A) any acquisition or disposition of any Assets and Properties used or held for use in the conduct of the Business, other than Inventory in the ordinary course of business consistent with past practice and other acquisitions or dispositions not exceeding in either case $50,000 in the aggregate; or (B) any creation or incurrence of a Lien, other than a Permitted Lien, on any Assets and Properties used or held in the conduct of the Business;

             (vi) any entering into, amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to (A) any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in the Disclosure Schedule pursuant to Section 2.16(a) or (B) any License disclosed in Section 1.01(a)(ix) of the Disclosure Schedule;

            (vii) capital expenditures or commitments for additions to property, plant or equipment used or held for use in the conduct of the Business constituting capital assets in an aggregate amount exceeding $10,000;

           (viii) any transaction involving the Business with any officer, director or Affiliate of Seller (A) outside the ordinary course of business consistent with past practice or (B) other than on an arm's-length basis;

             (ix) any entering into of a Contract to do or engage in any of the foregoing after the date hereof; or

              (x) any other transactions in the aggregate amount of more than $10,000 directly involving, or directly affecting, the Business or the Assets outside the ordinary course of business consistent with past practice.

                 2.08 No Undisclosed Liabilities. Except as reflected or reserved against in the balance sheet included in the Quarterly Financial Statements or in the notes thereto or as disclosed in Section 2.08 of the Disclosure Schedule or any other Section of the Disclosure Schedule, there are no Liabilities against, relating to or affecting the Business or any of the Assets, other than Liabilities (i) incurred in the ordinary course of business consistent with past practice or (ii) which, individually or in the aggregate, are not material to the Condition of the Business.

                 2.09  [RESERVED].

                 2.10 Legal Proceedings. Except as disclosed in Section 2.10 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

                 (a) there are no Actions or Proceedings pending or, to the Knowledge of Seller, threatened against, relating to or affecting Seller with respect to the Business or any of its Assets and Properties which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement, the Purchaser Note, the Security Agreement or any of the Operative Agreements or otherwise result in a material diminution of the benefits contemplated by this Agreement, the Purchaser Note, Security Agreement or any of the Operative Agreements to Purchaser, or (ii) if determined adversely to Seller, could reasonably be expected to result in (x) any injunction or other equitable relief that would interfere in any material respect with the Business or (y) Losses by Seller, individually or in the aggregate with Losses in respect of other such Actions or Proceedings, exceeding $25,000;

                 (b) there are no facts or circumstances Known to Seller that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause (a) above; and

                 (c) there are no Orders outstanding against Seller with respect to the Business.

Prior to the execution of this Agreement, Seller has delivered to Purchaser all responses of counsel to auditors' requests for information delivered in connection with Seller's most recently prepared audited financial statements (together with any updates provided by such counsel) regarding Actions or Proceedings pending or threatened against, relating to or affecting the Business.

                 2.11  Compliance With Laws and Orders.  Except as disclosed in
Section 2.11 of the Disclosure Schedule, Seller is not, nor has it at any time within the last five (5) years been, nor has it received any notice that it is or has at any time within the last five (5) years been, in violation of or in default under, in any material respect, any Law or Order applicable to the Business or the Assets.

                 2.12  Benefit Plans; ERISA.

                 (a) Section 2.12(a) of the Disclosure Schedule (i) contains a true and complete list and description of each of the Benefit Plans,
(ii) identifies each of the Benefit Plans that is a Qualified Plan, (iii) identifies each Benefit Plan which at any time during the five-year period preceding the date of this Agreement was a Defined Benefit Plan and (iv) lists, describes and identifies each other Plan maintained, established, sponsored or contributed to by an ERISA Affiliate, or any predecessor thereof, which, during the five-year period preceding the date of this Agreement, was at any time a Defined Benefit Plan. Seller has not scheduled or agreed upon future increases of benefit levels (or creations of new benefits) with respect to any Benefit Plan, and no such increases or creation of benefits have been proposed, made the subject of representations to Employees or requested or demanded by Employees under circumstances which make it reasonable to expect that such increases will be granted. Except as disclosed in Section 2.12(a) of the Disclosure Schedule, no loan is outstanding between Seller and any Employee.

                 (b) Seller does not maintain nor is it obligated to provide benefits under any life, medical or health plan (other than as an incidental benefit under a Qualified Plan) which provides benefits to retired or other terminated Employees other than benefit continuation rights under the Consolidated Omnibus Budget Reconciliation of 1985, as amended.

                 (c) Except as set forth in Section 2.12(c) of the Disclosure Schedule, each Benefit Plan covers only Employees (or former Employees or beneficiaries with respect to service with Seller in connection with the Business), so that the transactions contemplated by this Agreement will require no spin-off of assets and liabilities or other division or transfer of rights with respect to any such plan.

                 (d) Neither Seller, any ERISA Affiliate nor any other corporation or organization controlled by or under common control with any of the foregoing within the meaning of Section 4001 of ERISA has at any time contributed to, on behalf of any Employee, any "multiemployer plan", as that term is defined in Section 4001 of ERISA.

                 (e) Each of the Benefit Plans is, and its administration is and has been since inception, in all material respects in compliance with, and Seller has not received any claim or notice that any such Benefit Plan is not in compliance with, all applicable Laws and Orders and prohibited transactions exemptions, including the requirements of ERISA, the Code, the Age Discrimination in Employment Act, the Equal Pay Act and Title VII of the Civil Rights Act of 1964. Each Qualified Plan is qualified under Section 401(a) of the Code, and, if applicable, complies with the requirements of Section 401(k) of the Code. Each Benefit Plan which is intended to provide for the deferral of income, the reduction of salary or other compensation or to afford other Tax benefits complies with the requirements of the applicable provisions of the Code or other Laws required in order to provide such Tax benefits.

                 (f) Seller is not in default in performing any of its contractual obligations under any of the Benefit Plans or any related trust agreement or insurance contract. All contributions and other payments required to be made by Seller to any Benefit Plan with respect to any period ending before or at or including the Closing Date have been made or reserves adequate for such contributions or other payments have been or will be set aside therefor and have been or will be reflected in the Financial Statements in accordance with GAAP. There are no material outstanding liabilities of any Benefit Plan other than liabilities for benefits to be paid to participants in such Benefit Plan and their beneficiaries in accordance with the terms of such Benefit Plan.

                 (g) No event has occurred, and there exists no condition or set of circumstances in connection with any Benefit Plan, under which Seller, directly or indirectly (through any indemnification agreement or otherwise), could reasonably be expected to be subject to any risk of material liability under Section 409 of ERISA, Section 502(i) of ERISA, Title IV of ERISA or Section 4975 of the Code.

                 (h) No transaction contemplated by this Agreement will result in liability to the PBGC under Section 302(c)(ii), 4062, 4063, 4064 or 4069 of ERISA, or otherwise, with respect to the Purchaser or any corporation or organization controlled by or under common control with Purchaser within the meaning of Section 4001 of ERISA, and no event or condition exists or has existed which could reasonably be expected to result in any such liability with respect to Purchaser or any such corporation or organization.
No "reportable event" within the meaning of Section 4043 of ERISA has occurred with respect to any Defined Benefit Plans. No termination re-establishment or spin-off re-establishment transaction has occurred with respect to any Subject Defined Benefit Plan. No Subject Defined Benefit Plan has incurred any accumulated funding deficiency whether or not waived. No filing has been made and no proceeding has been commenced for the complete or partial termination of, or withdrawal from, any Benefit Plan which is a Pension Benefit Plan.

                 (i) No benefit under any Benefit Plan, including, without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested, funded or payable by reason of any transaction contemplated under this Agreement.

                 (j) To the Knowledge of Seller, there are no pending or threatened claims by or on behalf of any Benefit Plan, by any Person covered thereby, or otherwise, which allege violations of Law which could reasonably be expected to result in liability on the part of Purchaser or any fiduciary of any such Benefit Plan, nor is there any basis for such a claim.

                 (k) No employer securities, employer real property or other employer property is included in the assets of any Benefit Plan.

                 (l) The fair market value of the assets of each Subject Defined Benefit Plan, as determined as of the last day of the plan year of such plan which coincides with or first precedes the date of this Agreement, was not less than the present value of the projected benefit obligations under such plan at such date as established on the basis of the actuarial assumptions applicable under such Subject Defined Benefit Plan at said date and, to the Knowledge of Seller, there have been no material changes in such values since said date.

                 (m) Complete and correct copies of the following documents have been furnished to Purchaser prior to the execution of this
Agreement:

                 (i) the Benefit Plans and any predecessor plans referred to therein, any related trust agreements, and service provider agreements, insurance contracts or agreements with investment managers, including without limitation, all amendments thereto;

             (ii) current summary Plan descriptions of each Benefit Plan subject to ERISA, and any similar descriptions of all other Benefit Plans;

            (iii) the most recent Form 5500 and Schedules thereto for each Benefit Plan subject to ERISA reporting requirements;

             (iv) the most recent determination of the IRS with respect to the qualified status of each Qualified Plan;

              (v) the most recent accountings with respect to any Benefit Plan funded through a trust;

             (vi) the most recent actuarial report of the qualified actuary of any Subject Defined Benefit Plan or any other Benefit Plan with respect to which actuarial valuations are conducted; and

            (vii) all qualified domestic relations orders or other orders governing payments from any Benefit Plan.

                 2.13 Real Property. Section 1.01(a)(i) of the Disclosure Schedule contains a true and correct list of each parcel of real property leased by Seller and used or held for use in connection with the Business. Seller has a valid and subsisting leasehold estate in and the right to quiet enjoyment of the real properties subject to the Real Property Leases described in Section 1.01(a)(i) of the Disclosure Schedule for the full term thereof. Each Real Property Lease is a legal, valid and binding agreement, enforceable in accordance with its terms, of Seller and of each other Person that is a party thereto, and except as set forth in Section 2.13 of the Disclosure Schedule, there is no, nor has Seller received any notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. Seller does not owe any brokerage commissions with respect to any such leased space. Seller has delivered to Purchaser prior to the execution of this Agreement true and complete copies of all Real Property Leases (including any amendments and renewal letters). Seller does not own (or lease or sublease as a landlord) any real property.

                 2.14 Tangible Personal Property. Seller is in possession of and has good title to, or has valid leasehold interests in or valid rights under Contract to use, all the Tangible Personal Property, which includes all tangible personal property reflected on the balance sheet included in the Quarterly Financial Statements and tangible personal property acquired since the Quarterly Financial Statement Date other than tangible personal property disposed of since such date in the ordinary course of business consistent with past practice. All the Tangible Personal Property is free and clear of all Liens, other than Permitted Liens and Liens disclosed in
Section 2.14 of the Disclosure Schedule, and is in good working order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

                 2.15 Intellectual Property Rights. Seller has interests in or uses only the Intellectual Property disclosed in Section 1.01(a)(viii) of the Disclosure Schedule in connection with the conduct of the Business, each of which Seller either has all right, title and interest in or a valid and binding rights under Contract to use. No other Intellectual Property is used or necessary in the conduct of the Business. Except as disclosed in Section 2.15 of the Disclosure Schedule, (i) Seller has the exclusive right to use the Intellectual Property disclosed in Section 1.01(a)(viii) of the Disclosure Schedule, (ii) all registrations with and applications to Governmental or Regulatory Authorities in respect of such Intellectual Property are valid and in full force and effect and are not subject to the payment of any Taxes or maintenance fees or the taking of any other actions by Seller to maintain their validity or effectiveness, (iii) there are no restrictions on the direct or indirect transfer of any Contract, or any interest therein, held by Seller in respect of such Intellectual Property, (iv) Seller has delivered to Purchaser prior to the execution of this Agreement documentation with respect to any invention, process, design, computer program or other know-how or trade secret included in such Intellectual Property, which documentation is accurate in all material respects and reasonably sufficient in detail and content to identify and explain such invention, process, design, computer program or other know-how or trade secret and to facilitate its full and proper use without reliance on the special knowledge or memory of any Person, (v) Seller has taken reasonable security measures to protect the secrecy, confidentiality and value of its trade secrets in respect of the Business, (vi) Seller is not, nor has it received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any Contract to use such Intellectual Property and (vii) to the Knowledge of Seller, no such Intellectual Property is being infringed by any other Person. Seller has not received notice that Seller is infringing any Intellectual Property of any other Person in connection with the conduct of the Business, no claim is pending or, to the Knowledge of Seller, has been made to such effect that has not been resolved and, to the Knowledge of Seller, Seller is not infringing any Intellectual Property of any other Person in connection with the conduct of the Business.

                 2.16 Contracts. (a) Section 2.16(a) of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts or other arrangements (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Purchaser prior to the execution of this Agreement) to which Seller is a party or by which any of the Assets is bound:

                 (i) (A) all Contracts (excluding Benefit Plans) providing for a commitment of employment or consultation services for a specified or unspecified term to, or otherwise relating to employment or the termination of employment of, any Employee, the name, position and rate of compensation of each Employee party to such a Contract and the expiration date of each such Contract; and (B) any written or unwritten representations, commitments, promises, communications or courses of conduct (excluding Benefit Plans and any such Contracts referred to in clause (A)) involving an obligation of Seller to make payments in any year, other than with respect to salary or incentive compensation payments in the ordinary course of business, to any Employee or any group of Employees;

             (ii) all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of Seller to engage in any business activity or compete with any Person in connection with the Business or, except as provided in Section 4.10, prohibiting or limiting the ability of any Person to compete with Seller in connection with the Business;

            (iii) all partnership, joint venture, shareholders' or other similar Contracts with any Person in connection with the Business;

             (iv) all Contracts with distributors, dealers, manufacturer's representatives, sales agencies or franchises with whom Seller deals in connection with the Business;

                 (v) all Contracts relating to the future disposition or acquisition of any Assets, other than dispositions or acquisitions of Inventory in the ordinary course of business consistent with past practice;

             (vi) all collective bargaining or similar labor Contracts covering any Employee; and

            (vii) all other Contracts (other than Benefit Plans, the Real Property Leases and insurance policies listed in Section 2.18 of the Disclosure Schedule) with respect to the Business that (A) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to Seller of more than $5,000 annually and (B) cannot be terminated within sixty (60) days after giving notice of termination without resulting in any material cost or penalty to Seller.

                 (b) Each Contract required to be disclosed in Section 2.16(a) of the Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and except as disclosed in Section 2.16(b) of the Disclosure Schedule neither Seller nor, to the Knowledge of Seller, any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract) in any material respect.

                 (c) Except as disclosed in Section 2.16(c) of the Disclosure Schedule, the execution, delivery and performance by Seller of this Agreement, the Purchaser Note, the Security Agreement and the Operative Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, will not (A) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (B) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (C) result in the creation or imposition of any Lien, other than Permitted Liens, upon Seller or any of its Assets and Properties under, any Business Contract.

                 2.17 Licenses. Section 1.01(a)(ix) of the Disclosure Schedule contains a true and complete list of all material Licenses used or held for use in the Business (and all pending applications for any such Licenses), setting forth the grantor, the grantee, the function and the expiration and renewal date of each. Prior to the execution of this Agreement, Seller has delivered to Purchaser true and complete copies of all such Licenses. Except as disclosed in Section 2.17 of the Disclosure Schedule:

                 (i) Seller owns or validly holds all Licenses that are material, individually or in the aggregate, to the Business;

             (ii) each Business License is valid, binding and in full force and effect;

            (iii) Seller is not, nor has it received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any Business License; and

             (iv) the execution, delivery and performance by Seller of this Agreement, the Purchaser Note, the Security Agreement and the Operative Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, will not (A) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (B) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (C) result in the creation or imposition of any Lien, other than Permitted Liens, upon Seller or any of its Assets and Properties under, any Business License.

                 2.18 Insurance. Section 2.18 of the Disclosure Schedule contains a true and complete list (including the names and addresses of the insurers, the names of the Persons to whom such Policies have been issued, the expiration dates thereof, the annual premiums and payment terms thereof, whether it is a "claims made" or an "occurrence" policy and a brief description of the interests insured thereby) of all liability, property, workers' compensation and other insurance policies currently in effect that insure the
Business, the Employees or the Assets.    Each such insurance policy is valid
and binding and in full force and effect, no premiums due thereunder have not been paid and Seller has not received any notice of cancellation or termination in respect of any such policy or is in default thereunder. Such insurance policies are placed with financially sound and reputable insurers and, in light of the nature of the Business and the Assets, are in amounts and have coverages that are reasonable and customary for Persons engaged in such business and having such Assets and Properties. Neither the Seller nor the Person to whom such policy has been issued has received notice that any insurer under any policy referred to in this Section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

                 2.19 Affiliate Transactions. Except as disclosed in Section 2.19(a) of the Disclosure Schedule, (i) no officer, director or Affiliate of Seller provides or causes to be provided any assets, services or facilities used or held for use in connection with the Business, and (ii) the Business does not provide or cause to be provided any assets, services or facilities to any such officer, director or Affiliate. Except as disclosed in Section 2.19(b) of the Disclosure Schedule, each of the transactions listed in Section 2.19(a) of the Disclosure Schedule is engaged in on an arm's-length basis.

                 2.20 Employees; Labor Relations. (a) Section 2.20 of the Disclosure Schedule contains a list of the name of each Employee at the date hereof, together with such Employee's position or function, annual base salary or wages and any incentive or bonus arrangement with respect to such Employee in effect on such date. Seller has not received any information that would lead it to believe that a material number of Employees will or may cease to be Employees, or will refuse offers of employment from Purchaser, because of the consummation of the transactions contemplated by this Agreement.

                 (b) Except as disclosed in Section 2.20 of the Disclosure Schedule, (i) no Employee is presently a member of a collective bargaining unit and, to the Knowledge of Seller, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the Employees, and (ii) no unfair labor practice complaint or sex, age, race or other discrimination claim has been brought during the last five (5) years against Seller with respect to the conduct of the Business before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental or Regulatory Authority. Since January 1, 1993 there has been no work stoppage, strike or other concerted action by employees of Seller engaged in the Business. During that period, Seller has complied in all material respects with all applicable Laws relating to the employment of labor, including, without limitation those relating to wages, hours and collective bargaining.

                 2.21 Environmental Matters. Seller has obtained all Licenses which are required under applicable Environmental Laws in connection with the conduct of the Business or the Assets. Each of such Licenses is in full force and effect. Seller has conducted the Business in compliance in all material respects with the terms and conditions of all such Licenses and with any applicable Environmental Law. In addition, except as set forth in Section 2.21 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

                 (a) No Order has been issued, no Environmental Claim has been filed, no penalty has been assessed and no investigation or review is pending or, to the Knowledge of Seller, threatened by any Governmental or Regulatory Authority with respect to any alleged failure by Seller to have any License required under applicable Environmental Laws in connection with the conduct of the Business or with respect to any generation, treatment, storage, recycling, transportation, discharge, disposal or Release of any Hazardous Material in connection with the

Business, and to the Knowledge of Seller there are no facts or circumstances in existence which could reasonably be expected to form the basis for any such Order, Environmental Claim, penalty or investigation.

                 (b) Seller does not own, operate or lease a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act, as amended, or under any other comparable state or local Law; and, without limiting the foregoing, (i) no polychlorinated biphenyl is or has been present, (ii) no asbestos or asbestos-containing material is or has been present, (iii) there are no underground storage tanks or surface impoundments for Hazardous Materials, active or abandoned, and (iv) no Hazardous Material has been Released in a quantity reportable under, or in violation of, any Environmental Law or otherwise Released, in the cases of clauses (i) through
(iv), at, on or under any such site or facility during any period that Seller owned, operated or leased such property.

                 (c) Seller has not transported or arranged for the transportation of any Hazardous Material in connection with the operation of the Business to any location that is (i) listed on the NPL under CERCLA, (ii) listed for possible inclusion on the NPL by the Environmental Protection Agency in CERCLIS or on any similar state or local list or (iii) the subject of enforcement actions by federal, state or local Governmental or Regulatory Authorities that may lead to Environmental Claims against Seller or the Business.

                 (d) No Hazardous Material generated in connection with the operation of the Business has been recycled, treated, stored, disposed of or Released by Seller at any location.

                 (e) No oral or written notification of a Release of a Hazardous Material in connection with the operation of the Business has been filed by or on behalf of Seller, and no site or facility now or previously owned, operated or leased by Seller is listed or proposed for listing on the NPL, CERCLIS or any similar state or local list of sites requiring investigation or clean-up.

                 (f) No Liens have arisen under or pursuant to any Environmental Law on any site or facility owned, operated or leased by Seller, and no federal, state or local Governmental or Regulatory Authority action has been taken or, to the Knowledge of Seller, is in process that could subject any such site or facility to such Liens.

                 (g) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or that are in the possession of, Seller in relation to any site or facility now or previously owned, operated or leased by Seller which have not been delivered to Purchaser prior to the execution of this Agreement.

                 2.22 Substantial Customers and Suppliers. Section 2.22(a) of the Disclosure Schedule lists all material customers of the Business, on the basis of revenues for goods sold or services provided for the most recently-completed fiscal year. Section 2.22(b) of the Disclosure Schedule lists the ten (10) largest suppliers of the Business, on the basis of cost of goods or services purchased for the most recently-completed fiscal year.
Except as disclosed in Section 2.22(c) of the Disclosure Schedule, no such customer or supplier has ceased or materially reduced its purchases from, use of the services of, or sales or provision of services to the Business since the Annual Financial Statement Date, or to the Knowledge of Seller, has threatened to cease or materially reduce such purchases, use, sales or provision of services after the date hereof. Except as disclosed in Section 2.22(d) of the Disclosure Schedule, to the Knowledge of Seller, no such customer or supplier is threatened with bankruptcy or insolvency.

                 2.23  Accounts Receivable.  Except as set forth in Section
2.23 of the Disclosure Schedule, the Accounts Receivable (i) arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, (iii) are not subject to any valid set-off or counterclaim, (iv) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement, (v) are collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof, net of any applicable reserve reflected in the balance sheet included in the Quarterly Financial Statements, and (vi) are not the subject of any Actions or Proceedings brought by or on behalf of Seller.
Section 2.23 of the Disclosure Schedule sets forth a description of any security arrangements and collateral securing the repayment or other satisfaction of the Accounts Receivable (the "Security Documents"). All steps necessary to render all such security arrangements legal, valid, binding and enforceable, and to give and maintain for Seller a perfected security interest in the related collateral, have been taken.

                 2.24 Inventory. All the Inventory consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, subject to normal and customary allowances in the industry for spoilage, damage and outdated items. All items included in the Inventory are the property of Seller, free and clear of any Lien other than Permitted Liens, have not been pledged as collateral, are not held by Seller on consignment from others and conform in all material respects to all standards applicable to such inventory or its use or sale imposed by Governmental or Regulatory Authorities.

                 2.25 Vehicles. Section 1.01(a)(x) of the Disclosure Schedule contains a true and complete list of all motor vehicles owned or leased by Seller and used or held for use in the conduct of the Business. Except as disclosed in Section 2.25 of the Disclosure Schedule, Seller has good and valid title to, or has valid leasehold interests in or valid rights under Contract to use, each Vehicle, free and clear of all Liens other than Permitted Liens.

                 2.26 No Guarantees. Except as set forth on Section 2.26 of the Disclosure Schedule, none of the Liabilities of the Business or of Seller incurred in connection with the conduct of the Business is guaranteed by or subject to a similar contingent obligation of any other Person, nor has Seller guaranteed or become subject to a similar contingent obligation in respect of the Liabilities of any customer, supplier or other Person to whom Seller sells goods or provides services in the conduct of the Business or with whom Seller otherwise has significant business relationships in the conduct of the Business.

                 2.27 Entire Business. The sale of the Assets by Seller to Purchaser pursuant to this Agreement will effectively convey to Purchaser the entire Business and all of the tangible and intangible property used by Seller (whether owned, leased or held under license by Seller, by any of Seller's Affiliates or by others) in connection with the conduct of the Business as heretofore conducted by Seller (except for the Excluded Assets and subject to Section 1.08) including, without limitation, all tangible Assets and Properties of Seller reflected in the balance sheet included in the Quarterly Financial Statements and Assets and Properties acquired since the Quarterly Financial Statement Date in the conduct of the Business, other than the Excluded Assets and Assets and Properties disposed of since such date, consistent with Section 2.07(v). Except as disclosed in Section 2.27 of the Disclosure Schedule, there are no shared facilities or services which are used in connection with any business or other operations of Seller or any of Seller's Affiliates other than the Business.

                 2.28 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Seller directly with Purchaser without the intervention of any Person on behalf of Seller in such manner as to give rise to any valid claim by any Person against Purchaser for a finder's fee, brokerage commission or similar payment.

                 2.29 Disclosure. All material facts relating to the Condition of the Business have been disclosed to Purchaser in or in connection with this Agreement. No representation or warranty contained in this Agreement, and no statement contained in the Disclosure Schedule or in any certificate, list or other writing furnished to Purchaser pursuant to any provision of this Agreement (including without limitation the Financial Statements), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

                 2.30     Representations and Warranties Concerning the Loan.

                 (a) Disclosure. All material facts relating to the business, condition (financial or otherwise), results of operations, Assets and Properties and prospects of Seller have been disclosed to Purchaser in or in connection with this Agreement. Seller has provided Purchaser with true and complete copies of Seller's latest proxy statement and report on Form 10-KSB and any Form 10-QSBs filed since the date of such Form 10-KSB and no such statement or report contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                 (b) No Conflicts. Attached to Section 2.30 of the Disclosure Schedule are complete copies of all necessary consents and approvals from Seller's lenders to permit the Loan and Seller's execution and delivery of and performance under the Purchaser Note and Security Agreement and the filing of any financing statement in connection with perfecting the security interest granted under the Security Agreement.


                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

                 Purchaser hereby represents and warrants to Seller as follows:

                 3.01 Organization. Purchaser is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of New Jersey. Purchaser has full organizational power and authority to enter into this Agreement, the Security Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby and to make the Loan.

                 3.02 Authority. The execution and delivery by Purchaser of this Agreement, the Security Agreement and the Operative Agreements to which it is a party, and the performance by Purchaser of its obligations hereunder and thereunder, have been duly and validly authorized by the Managers of Purchaser, no other organizational action on the part of Purchaser or its members being necessary. This Agreement and the Security Agreement have been duly and validly executed and delivered by Purchaser and constitute, and upon the execution and delivery by Purchaser of the Operative Agreements to which it is a party, such Operative Agreements will constitute, legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms.

                 3.03 No Conflicts. The execution and delivery by Purchaser of this Agreement and the Security Agreement do not, and the execution and delivery by Purchaser of the Operative Agreements to which it is a party, the performance by Purchaser of its obligations under this Agreement, the Security Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

                 (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of organization or operating agreement (or other comparable corporate charter document) of Purchaser;

                 (b) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Purchaser or any of its Assets and Properties; or

                 (c)  (i) conflict with or result in a violation or breach of,
(ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Purchaser or any of its Assets or Properties under, any Contract or License to which Purchaser is a party or by which any of its Assets and Properties is bound.

                 3.04 Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Purchaser is required in connection with the execution, delivery and performance of this

Agreement, the Security Agreement or the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

                 3.05 Legal Proceedings. There are no Actions or Proceedings pending or, to the knowledge of Purchaser, threatened against, relating to or affecting Purchaser or any of its Assets and Properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement, the Security Agreement or any of the Operative Agreements.

                 3.06 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Purchaser directly with Seller without the intervention of any Person on behalf of Purchaser in such manner as to give rise to any valid claim by any Person against Seller for a finder's fee, brokerage commission or similar payment.

                 3.07 Availability of Financing. Purchaser has, and as of the Closing will have, the financing and the financial resources to enable Purchaser to consummate the transactions contemplated by this Agreement.


                                   ARTICLE IV

                              COVENANTS OF SELLER

                 Seller covenants and agrees with Purchaser that, at all times from and after the date hereof until the Closing and, with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified therein or, if no period is specified therein, indefinitely, Seller will comply with all covenants and provisions of this Article IV, except to the extent Purchaser may otherwise consent in writing.

                 4.01 Regulatory and Other Approvals. Seller will, as promptly as practicable, (a) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of Seller to consummate the transactions contemplated hereby and by the Security Agreement and the Operative Agreements, including without limitation those described in Sections 2.03 and 2.04 of the Disclosure Schedule, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Purchaser or such

Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (c) cooperate with Purchaser in connection with the performance of its obligations under Section 5.01. Seller will provide prompt notification to Purchaser when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Purchaser of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement, the Purchaser Note, the Security Agreement or any of the Operative Agreements.

                 4.02 Investigation by Purchaser. Seller will (a) provide Purchaser and any Person who is considering providing financing to Purchaser to finance all or any portion of the Purchase Price and their respective officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (collectively, "Representatives") with full access, upon reasonable prior notice and during normal business hours, to the Employees and such other officers, employees and agents of Seller who have any responsibility for the conduct of the Business, to Seller's accountants and to the Assets, and (b) furnish Purchaser and such other Persons with all such information and data (including without limitation copies of Business Contracts, Business Licenses, Benefit Plans and other Business Books and Records) concerning the Business, the Assets and the Assumed Liabilities as Purchaser or any of such other Persons reasonably may request in connection with such investigation.

                 4.03 No Solicitations or Business Dispositions. Seller will not take, nor will it permit any Affiliate of Seller (or authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of Seller or any such Affiliate) to take, directly or indirectly, any action to solicit, encourage, receive, negotiate, assist or otherwise facilitate (including by furnishing confidential information with respect to the Business or permitting access to the Assets and Properties and Books and Records of Seller) any offer or inquiry from any Person, other than Purchaser or Affiliates of Purchaser, (i) to engage in any sale or other disposition of all or any substantial part of the Business (a "Business Disposition"), (ii) to reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent or conditional) for, or otherwise attempt to consummate, any Business Disposition or (iii) to furnish or cause to be furnished any information with respect to Seller or any of its subsidiaries to any Person who

Seller or any such Affiliate Knows or has reason to believe is in the process of considering any transaction that would result in a Business Disposition; provided, however, that Seller, its subsidiaries, and their directors, officers and Affiliates will remain free to participate in any discussions or negotiations regarding furnishing any information with respect to, assist or participate in, or facilitate in any other manner any offer or attempt by any Person to do or seek a Business Disposition to the extent their fiduciary duties may require, and that if any of them exercises such fiduciary duty, Seller shall immediately pay to Purchaser the lesser of $2,000,000 and the maximum amount permitted under applicable law. If Seller or any such Affiliate (or any such Person acting for or on their behalf) receives from any Person any offer, inquiry or informational request referred to above, Seller will promptly advise such Person, by written notice, of the terms of this Section 4.03 and will promptly, orally and in writing, advise Purchaser of such offer, inquiry or request and deliver a copy of such notice to Purchaser.

                 4.04 Conduct of Business. Seller will operate the Business only in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, Seller will:

                 (a) use commercially reasonable efforts to (i) preserve intact the present business organization and reputation of the Business, (ii) keep available (subject to dismissals and retirements in the ordinary course of business consistent with past practice) the services of the Employees, (iii) maintain the Assets in good working order and condition, ordinary wear and tear excepted, (iv) maintain the good will of customers, suppliers, lenders and other Persons to whom Seller sells goods or provides services or with whom Seller otherwise has significant business relationships in connection with the Business and (v) continue all current sales, marketing and promotional activities relating to the Business;

                 (b) except to the extent required by applicable Law, (i) cause the Business Books and Records to be maintained in the usual, regular and ordinary manner, and (ii) not permit any material change in any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of Seller that would adversely affect the Business, the Assets or the Assumed Liabilities;

                 (c) (i) use commercially reasonable efforts to maintain in full force and effect until the Closing substantially the same levels of coverage as the insurance afforded under the Contracts listed in Section 2.18 of the Disclosure Schedule, (ii) use all commercially reasonable efforts to cause such insurance coverage to continue to be provided at the expense of Seller for at least two
(2) years after the Closing Date with respect to products liability claims for products manufactured or sold prior to the Closing Date and at least 10 days after the Closing Date for all other insurance, in all cases on substantially the same terms and conditions as provided on the date of this Agreement except that Purchaser shall be named as an additional insured, and (iii) cause any and all benefits under such Contracts paid or payable with respect to the Assets or the Business to be paid to Seller; and

                 (d) comply, in all material respects, with all Laws and Orders applicable to the Business and promptly following receipt thereof to give Purchaser copies of any notice received from any Governmental or Regulatory Authority or other Person alleging any violation of any such Law or Order.

                 4.05  Financial Statements and Reports; Filings.

                 (a) As promptly as practicable and in any event no later than 45 days (or 50 days in the event Seller timely files with the SEC a notification under SEC Rule 12(b)-25) after the end of each fiscal quarter ending after the date hereof and before the Closing Date, Seller will deliver to Purchaser true and complete copies of the unaudited balance sheet, and the related unaudited statement of operations, of each of the Business, Zegarelli Business and Seller, as of and for the fiscal quarter and the portion of the fiscal year then ended, which financial statements shall be prepared on a basis consistent with the Quarterly Financial Statements.

                 (b) As promptly as practicable, Seller will deliver copies of all License applications and other filings made by Seller in connection with the operation of the Business after the date hereof and before the Closing Date with any Governmental or Regulatory Authority (other than routine, recurring filings made in the ordinary course of business consistent with past practice), including without limitation all statements and reports filed by Seller with the SEC.

                 4.06 Employee Matters. Except as may be required by Law or except as is approved by Howard Simon or set forth on Schedule 2.07 (i)(x) of the Disclosure Schedule, Seller will refrain from directly or indirectly:

                 (a) making any representation or promise, oral or written, to any Employee concerning any Benefit Plan, except for statements as to the rights or accrued benefits of any Employee under the terms of any Benefit Plan;

                 (b) making any increase in the salary, wages or other compensation of any Employee;

                 (c) adopting, entering into or becoming bound by any Benefit Plan, employment-related Contract or collective bargaining agreement with respect to the Business or any of the Employees, or amending, modifying or terminating (partially or completely) any such Benefit Plan, employment-related Contract or collective bargaining agreement, except to the extent required by applicable Law and, in the event compliance with legal requirements presents options, only to the extent that the option which Seller reasonably believes to be the least costly is chosen; or

                 (d) establishing or modifying any (i) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan or any employment-related Contract or other compensation arrangement with or for Employees or (ii) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan or any employment-related Contract or other compensation arrangement with or for Employees.

                 Seller will administer each Benefit Plan, or cause the same to be so administered, in all material respects in accordance with the applicable provisions of the Code, ERISA and all other applicable Laws. Seller will promptly notify Purchaser in writing of each receipt by Seller (and furnish Purchaser with copies) of any notice of investigation or administrative proceeding by the IRS, Department of Labor, PBGC or other Person involving any Benefit Plan.

                 4.07  Certain Restrictions.  Seller will refrain from:

                 (a) acquiring or disposing of any Assets and Properties used or held for use in the conduct of the Business, other than Inventory in the ordinary course of business consistent with past practice and other acquisitions or dispositions not exceeding in either case $25,000 in the aggregate, or creating or incurring any Lien, other than a Permitted Lien, on any Assets and Properties used or held for use in the conduct of the Business;

                 (b) entering into, amending, modifying, terminating (partially or completely), granting any waiver under or giving any consent with respect to any Business Contract or any material Business License;

                 (c) violating, breaching or defaulting under in any material respect, or taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under, any term or provision of any Business Contract or any Business License;

                 (d) incurring, purchasing, canceling, prepaying or otherwise providing for a complete or partial discharge in advance of a scheduled payment date with respect to, or waiving any right of Seller under, any Liability of or owing to Seller in connection with the Business, other than in the ordinary course of business consistent with past practice;

                 (e) engaging in any transaction with respect to the Business with any officer, director or Affiliate of Seller, either outside the ordinary course of business consistent with past practice or other than on an arm's-length basis; or

                 (f) making capital expenditures or commitments for additions to property, plant or equipment constituting capital assets on behalf of the Business in an aggregate amount exceeding $10,000.

                 4.08 Security Deposits. Seller will take all actions necessary to transfer to Purchaser on the Closing Date all of Seller's right, title and interest in and to the Tenant Security Deposits.

                 4.09 Delivery of Books and Records, etc.; Removal of Property; Discontinuance of Use of Name. (a) On the Closing Date, Seller will deliver or make available to Purchaser at the locations at which the Business is conducted all of the Business Books and Records and such other Assets as are in Seller's possession at other locations, and if at any time after the Closing Seller discovers in its possession or under its control any other Business Books and Records or other Assets, it will forthwith deliver such Business Books and Records or other Assets to Purchaser.

                 (b) On the Closing Date, Seller will cause to be filed with all appropriate Governmental and Regulatory Authorities, the appropriate documents to change its name to a name which is not the same as, or similar to, Cosmetic Group U.S.A., Inc. or any variation thereof. From and after the Closing Date, Seller will cease using the name "Cosmetic Group USA" and any variations thereof, including any Intellectual Property associated therewith, in any way, shape or form; provided that Seller will not be required to replace outstanding stock certificates solely to change the name printed thereon.

                 4.10  Noncompetition.  (a)  Seller will, for a period of three
(3) years from the Closing Date, refrain from, either alone or in conjunction with any other Person, or directly or indirectly through its present or future Affiliates, employees or consultants:

                 (i) employing, engaging or seeking to employ or engage any Person who within the prior six (6) months had been an employee of Purchaser or any of its Affiliates engaged in the Business, unless such employee (A) resigns voluntarily (without any solicitation from Seller or any of its Affiliates) or (B) is terminated by Purchaser or any of its Affiliates after the Closing Date;

             (ii) causing or attempting to cause (A) any client, customer or supplier of the Business to terminate or materially reduce its business with Purchaser or any of its Affiliates or (B) any officer, employee or consultant of Purchaser or any of its Affiliates engaged in the Business to resign or sever a relationship with Purchaser or any of its Affiliates;

            (iii) disclosing (unless compelled by judicial or administrative process) or using any confidential or secret information relating to the Business or any client, customer or supplier of the Business; or

             (iv) participating or engaging in (other than through the ownership of 5% or less of any class of securities registered under the Securities Exchange Act of 1934, as amended), or otherwise lending assistance (financial or otherwise) to any Person participating or engaged in, any of the lines of business which comprised the Business on the Closing Date in any jurisdiction in the United States in which Seller has done business within one year prior to the Closing Date.

                 (b) The parties hereto recognize that the Laws and public policies of the various states of the United States may differ as to the validity and enforceability of covenants similar to those set forth in this Section. It is the intention of the parties that the provisions of this Section be enforced to the fullest extent permissible under the Laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such Laws or policies) of any provisions of this Section shall not render unenforceable, or impair, the remainder of the provisions of this Section. Accordingly, if any provision of this Section shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction.

                 (c) The parties hereto acknowledge and agree that any remedy at Law for any breach of the provisions of this Section would be inadequate, and Seller hereby consents to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that the breach or threatened breach of such provisions may be effectively restrained.

                 4.11 Preparation of Proxy Statement. Seller shall prepare and file with the SEC a proxy statement or information statement relating to the Seller Shareholders' Meeting (the "Proxy Statement") as soon as reasonably practicable after the date hereof, and shall use its best efforts to have the Proxy Statement cleared by the SEC. If at any time prior to the Closing Date any event shall occur that should be set forth in an amendment of or a supplement to the Proxy Statement, Seller shall prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable. Seller shall notify Purchaser of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information, and shall provide to Purchaser promptly copies of all correspondence between Seller or any representative of Seller and the SEC with respect to the Proxy Statement. Seller shall give Purchaser and its counsel the opportunity to review the Proxy Statement and all responses to requests for additional information by and replies to comments of the SEC before their being filed with, or sent to, the SEC. Seller agrees to use its best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement to be mailed to the stockholders entitled to vote at Seller Shareholders' Meeting at the earliest practicable time.

                 4.12 Approval of Shareholders. Seller shall, through its Board of Directors, duly call, give notice of, convene and hold a meeting of its stockholders (the "Seller Shareholders' Meeting") for the purpose of voting on the adoption of this Agreement and, if necessary, the receipt of the Loan and the granting of the security interest pursuant to the Security Agreement (the "Seller Shareholders' Approval") as soon as reasonably practicable after the date hereof. Subject to the exercise of fiduciary obligations under applicable law as advised in writing by outside counsel (a copy of which will be provided promptly to Purchaser) and compliance with Section 4.03, Seller shall, through its Board of Directors, include in the Proxy Statement the recommendation of the Board of Directors of Seller that the stockholders of Seller adopt this Agreement and if necessary, ratify the receipt of the Loan and the granting of the security interest pursuant to the Security Agreement, and shall use its best efforts to obtain such adoption.

                 4.13 Notice and Cure. Seller will notify Purchaser in writing (where appropriate, through updates to the Disclosure Schedule) of, and contemporaneously will provide Purchaser with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes Known to Seller, occurring after the date of this Agreement that causes or will cause any covenant or agreement of Seller under this Agreement to be breached or that renders or will render untrue any representation or warranty of Seller contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Purchaser's right to seek indemnity under Article XI.

                 4.14 Fulfillment of Conditions. Seller will execute and deliver at the Closing each Operative Agreement that Seller is required hereby to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Purchaser contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

                 4.15 Howard Simon. Seller shall continue to employ Howard Simon up to the Closing Date under the terms of his employment arrangement as of the date hereof and direct him to devote all of his business time exclusively to matters concerning the Business (except for weekend launches of Zegarelli products) at all times from and after the date hereof to and including the Closing Date.

                 4.16  Use of Loan Proceeds and Operating Income.

                 (a) Seller shall use proceeds from the Loan solely to pay accounts payable relating to the Business. None of such proceeds may be used to pay general corporate obligations of Seller or obligations related to the Zegarelli Business.

                 (b) Seller shall use all cash flow from operations of the Business from the date hereof to the Closing Date solely to fund the operations and obligations related to the Business; provided that Seller may (i) use a portion of such cash flow to pay the employee payroll of the Zegarelli Business and (ii) purchase up to an aggregate of $60,000 of raw materials for the Zegarelli Business, each of clauses (i) and (ii) in the ordinary course of business. Seller represents that the payroll of the Zegarelli Business is approximately $106,000 per week as of the date hereof when aggregated with the employee payroll of the Business.

                 4.17 Incurrence of Indebtedness; Granting of Liens. From date hereof to the Closing Date, without the prior written consent of Purchaser, Seller shall not (A) incur any Indebtedness, whether secured or unsecured, that will enable the holder thereof to have recourse against the Assets to be acquired by Purchaser hereunder or the cash flow from operations of the Business or (B) create any Liens on any of the Assets to be acquired by Purchaser hereunder or the cash flow from operations of the Business (other than Liens existing on the date hereof and Permitted Liens). Notwithstanding clause (A), Seller may incur (i) up to the maximum amount available under the existing senior Indebtedness as of the date hereof, (ii) obligations to trade creditors, service providers, professionals and consultants in the ordinary course of business or in connection with this transactions contemplated by this Agreement or (iii) up to $600,000 in Indebtedness to fund the operation of the Zegarelli Business, provided such Indebtedness does not mature prior to the Closing Date and is convertible in whole into capital stock of Seller at the option of Seller at all times prior to the Closing Date regardless of whether Seller is in default under the terms of such Indebtedness. Seller represents to Purchaser that the aggregate outstanding amount of existing senior Indebtedness as of the date hereof is equal to the outstanding amount set forth on Section 4.17 of the Disclosure Schedule and the maximum amount available under the existing senior Indebtedness as of the date hereof, under the terms of such senior Indebtedness, is equal to the maximum amount set forth on
Section 4.17 of the Disclosure Schedule.


                                   ARTICLE V

                             COVENANTS OF PURCHASER

                 Purchaser covenants and agrees with Seller that, at all times from and after the date hereof until the Closing, Purchaser will comply with all covenants and provisions of this Article V, except to the extent Seller may otherwise consent in writing.

                 5.01 Regulatory and Other Approvals. Purchaser will, as promptly as practicable, (a) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of Purchaser to consummate the transactions contemplated hereby and by the Operative Agreements, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Seller or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (c) cooperate with Seller in connection with the performance of its obligations under Section 4.01. Purchaser will provide prompt notification to Seller when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Seller of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

                 5.02 Notice and Cure. Purchaser will notify Seller in writing of, and contemporaneously will provide Seller with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes known to Purchaser, occurring after the date of this Agreement that causes or will cause any covenant or agreement of Purchaser under this Agreement to be breached or that renders or will render untrue any representation or warranty of Purchaser contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Seller's right to seek indemnity under Article XI.

                 5.03 Fulfillment of Conditions. Purchaser will execute and deliver at the Closing each Operative Agreement that Purchaser is hereby required to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Seller contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

                 5.04 Financial Statements. Purchaser will deliver to Seller when delivered to Purchaser's senior lender during the term of the Seller Note, a balance sheet of Purchaser as of the end of each fiscal quarter and fiscal year and a related statement of operations for the fiscal period then ended.
At the Closing, Purchaser shall deliver a pro forma balance sheet of Purchaser as of the Closing Date which gives effect to all transactions contemplated hereby, including without limitation any financing for the funding of the Cash Consideration and Purchaser's obligations under the Operative Agreements. Such pro forma balance sheet shall reflect a fair and accurate representation of Purchaser's financial condition at the Closing Date and shall show a net worth of Purchaser of at least $1,000,000.

                 5.05 Non-Solicitation. (a) Purchaser will, for a period of three (3) years from the Closing Date, refrain from, either alone or in conjunction with any other Person, or directly or indirectly through its present or future Affiliates: Employing, engaging or seeking to employ or engage any Person who within the prior six (6) months had been an employee of Seller or any of its Affiliates engaged in the Zegarelli Business, unless such employee (A) is an Employee as defined herein, (B) resigns voluntarily (without any solicitation from Purchaser or any of its Affiliates) or (C) is terminated by Seller or any of its Affiliates after the Closing Date;

                 (b) The parties hereto recognize that the Laws and public policies of the various states of the United States may differ as to the validity and enforceability of covenants similar to those set forth in this Section. It is the intention of the parties that the provisions of this Section be enforced to the fullest extent permissible under the Laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such Laws or policies) of any provisions of this Section shall not render unenforceable, or impair, the remainder of the provisions of this Section. Accordingly, if any provision of this Section shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction.

                 (c) The parties hereto acknowledge and agree that any remedy at Law for any breach of the provisions of this Section would be inadequate, and Purchaser hereby consents to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that the breach or threatened breach of such provisions may be effectively restrained.

                 5.06 Products Liability Insurance. For a period of two (2) years after the Closing Date, Purchaser will, at its expense, use all commercially reasonable efforts to name Seller as an additional insured with respect to products liability claims for products manufactured or sold by Purchaser after to the Closing Date on substantially the same terms and conditions as provided to Purchaser.


                                   ARTICLE VI

                     CONDITIONS TO OBLIGATIONS OF PURCHASER

                 The obligations of Purchaser hereunder to purchase the Assets and to assume and to pay, perform and discharge the Assumed Liabilities are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

                 6.01 Representations and Warranties. Each of the representations and warranties made by Seller in this Agreement (other than those made as of a specified date earlier than the Closing Date) shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date.

                 6.02 Performance. Seller shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Seller at or before the Closing.

                 6.03 Officers' Certificates. Seller shall have delivered to Purchaser a certificate, dated the Closing Date and executed in the name and on behalf of Seller by the Chairman of the Board, the President or any Executive or Senior Vice President of Seller, substantially in the form and to the effect of Exhibit E hereto, and a certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary of Seller, substantially in the form and to the effect of Exhibit F hereto.

                 6.04 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Operative Agreements to Purchaser, and there shall not be pending or threatened on the Closing Date any Action or Proceeding in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Purchaser or the transactions contemplated by this Agreement or any of the Operative Agreements of any such Law.

                 6.05 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Purchaser and Seller to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to Purchaser, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements shall have occurred.

                 6.06 Third Party Consents. The consents (or in lieu thereof waivers) (i) listed in Section 6.06 of the Disclosure Schedule and (ii) all other consents (or in lieu thereof waivers) to the performance by Purchaser and Seller of their obligations under this Agreement and the Operative Agreements or to the consummation of the transactions contemplated hereby and thereby as are required under any Contract to which Purchaser or Seller is a party or by which any of their respective Assets and Properties are bound (a) shall have been obtained, (b) shall be in form and substance reasonably satisfactory to Purchaser, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, except (in the case of clause (ii) above) where the failure to obtain any such consent (or in lieu thereof waiver) could not reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect Purchaser, the Assets, the Assumed Liabilities or the Business or otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement and the Operative Agreements to Purchaser.





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
                 6.07 Opinion of Counsel. Purchaser shall have received the opinion of Freshman, Marantz, Orlanski, Cooper & Klein and William B. Barnett, Esq., counsel to Seller, dated the Closing Date, to the effect as substantially set forth on Exhibit G hereto, and to such further effect as Purchaser may reasonably request.

                 6.08 Real Property Leases. For each of the Real Property Leases described in Section 1.01(a)(i) of the Disclosure Schedule, Seller shall have delivered to Purchaser an estoppel certificate and consent to assignment from the lessor thereunder in form and substance reasonably satisfactory to Purchaser.

                 6.09 Escrow Agreement. Seller and the Escrow Agent shall have entered into the Escrow Agreement.

                 6.10 Due Diligence; Environmental Survey. Purchaser shall have completed a due diligence review of Seller and the Business and be satisfied in all respects with the results obtained. In addition, Purchaser shall have received an environmental survey and assessment in form and substance reasonably satisfactory to Purchaser prepared by a firm of licensed engineers (familiar with the identification of Hazardous Materials) reasonably satisfactory to Purchaser, such environmental survey and assessment to be based upon physical on-site inspections by such firm of each of the existing sites and facilities owned, operated and leased by Seller used in connection with the Business, as well as a historical review of the uses of such sites and facilities and of the Business (including any former subsidiaries or divisions of Seller which have been disposed of prior to the date of such survey and assessment and with respect to which Seller may have retained liability for environmental matters).

                 6.11 Deliveries. Seller shall have duly executed and delivered to Purchaser (i) the General Assignment and the other Assignment Instruments and (ii) an amendment to Seller's articles of incorporation indicating a change of name consistent with the terms of this Agreement.

                 6.12  [Reserved].

                 6.13 Proceedings. All proceedings to be taken on the part of Seller in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser shall have received copies of all such documents and other evidences as Purchaser may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                                  ARTICLE VII

                      CONDITIONS TO OBLIGATIONS OF SELLER

                 The obligations of Seller hereunder to sell the Assets are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Seller in its sole discretion):

                 7.01 Representations and Warranties. Each of the representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

                 7.02 Performance. Purchaser shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Purchaser at or before the Closing.

                 7.03 Officers' Certificates. Purchaser shall have delivered to Seller a certificate, dated the Closing Date and executed in the name and on behalf of Purchaser by the Chairman of the Board, the President or any Executive or Senior Vice President of Purchaser, substantially in the form and to the effect of Exhibit H hereto, and a certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary of Purchaser, substantially in the form and to the effect of Exhibit I hereto.

                 7.04 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Operative Agreements to Seller, and there shall not be pending or threatened on the Closing Date any Action or Proceeding in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Seller or the transactions contemplated by this Agreement or any of the Operative Agreements of any such Law.

                 7.05 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Seller and Purchaser to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (c) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements shall have occurred.

                 7.06 Shareholder Approval. Seller shall have obtained the Seller Shareholders' Approval.

                 7.07 Fairness Opinion. Seller shall have obtained the written opinion of L.H. Friend, Weinress, Frankson & Presson, Inc. that the terms of sale of the Business are fair to Seller and its shareholders from a financial point of view.

                 7.08 Deliveries. Purchaser shall have duly executed and delivered to Seller (i) the Seller Note, (ii) the Assumption Agreement and the other Assumption Instruments and (iii) the Escrow Agreement.

                 7.09 Opinion of Counsel. Seller shall have received the opinion of counsel to Seller, dated the Closing Date, substantially in the form and to the effect of Exhibit J hereto.

                 7.10 Proceedings. All proceedings to be taken on the part of Purchaser in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Seller, and Seller shall have received copies of all such documents and other evidences as Seller may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.


                                  ARTICLE VIII

                       TAX MATTERS AND POST-CLOSING TAXES

                 8.01 Transfer Taxes. Purchaser and Seller shall share equally all sales, use, transfer, real property transfer, recording, gains, stock transfer and other similar taxes and fees or liability for such taxes or fees ("Transfer Taxes") arising out of or in connection with the transactions effected pursuant to this Agreement or the Loan. Each party shall promptly provide to the other copies of all Tax Returns and other documents required to be filed with respect to the Transfer Taxes.

                 8.02 Cooperation. Seller, on the one hand and Purchaser, on the other hand, shall provide the other party hereto with such assistance as may reasonably be requested by such party, at such party's cost and expense, in connection with the preparation and filing of any financial statement, Tax Return, audit or other examination by any taxing authority, and any judicial or administrative proceedings relating to liability for Taxes attributable to the Assets or the operation of the Business.

                 8.03 Tax Matters. Seller represents and warrants that the Assets when transferred to Purchaser will be free and clear of any and all Liens of any nature for Taxes, except Liens for Taxes not yet due and Transfer Taxes, and Seller shall indemnify Purchaser against any such Liens for Taxes in accordance with the provisions of Article XI.

                 8.04 Payments. All indemnity payments due under this Agreement shall be made without offset or withholding of any nature for Taxes.

                                   ARTICLE IX

                                EMPLOYEE MATTERS

                 9.01 Employees. Effective as of the Closing Date, Purchaser shall offer employment on an "at will" basis to substantially all Employees of the Business who are actively employed on the Closing Date and those Employees who are on a short-term disability leave and who are expected to return to active employment within 120 days of the Closing Date. Seller shall use its best efforts to encourage Employees to continue their employment until the Closing Date, subject to the provisions of Section 4.06. All Employees who accept offers of employment with Purchaser effective as of the Closing Date shall be referred to herein as the "Continuing Employees". Purchaser's offer of employment shall be on pay levels and other terms and conditions (including health and welfare benefits, but not including participation in any equity-based employee benefits), substantially comparable to the terms and conditions of Seller's employment of the Employees immediately prior to the Closing Date. The parties hereto expressly acknowledge that Purchaser shall not be liable for any claims asserted by or in respect of any employee of the Business who is not a Continuing Employee.

                 9.02 Termination of Benefits by Seller. As of 11:59 p.m. immediately prior to the Closing Date, Seller shall cease all benefit accruals in the Seller's Plans attributed to Employees of the Business (to take effect thereafter after the earliest practicable date in accordance with the provisions of the respective Seller's Plans) and shall fully vest and fully fund to the Closing Date the accrued benefits of Employees of the Business under the Seller's 401(k) Plan, including but not limited to employer matching contributions and account balances under Seller's 401(k) Plan. The parties hereto expressly acknowledge that Purchaser shall not be liable for any claims arising out of or accruing under the Seller's Plans.

                 9.03 Benefits to Continuing Employees. As soon as practicable after the Closing Date, Purchaser shall offer to Continuing Employees participation in a 401(k) or pension plan(s) that are comparable or superior to Seller's 401(k) plan for Employees and will use commercially reasonable efforts to provide a mechanism to allow Continuing Employees to transfer or "roll-over" their account balances (including employer matching contributions accrued to the Closing Date as described in Section 9.02) under Seller's 401(k) Plan into Purchaser's 401(k) Plan or pension plan(s). To the extent applicable, evidence of insurability shall be waived for all Continuing Employees (and their eligible dependents) and Continuing Employees (and their eligible dependents) shall be given credit under employee benefit plans, programs, policies and arrangements, including vacation pay plans, that are established or maintained by Purchaser for the benefit of the Continuing Employees (the "Purchaser's Plans") for their service with Seller (i) for purposes of eligibility to participate and vesting to the extent such service was taken into account under a corresponding Seller's Plan and (ii) for purposes of satisfying any waiting periods or the application of any pre-existing condition limitations under Purchaser's Plans and shall be given credit for amounts paid under a corresponding Seller's Plan during the same period for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the plans, programs, policies and arrangements maintained by Purchaser.

                 9.04 Obligations under Purchaser's Plans. The parties hereto expressly acknowledge that Seller shall not be liable for any claims arising out of or accruing under the Purchaser's Plans or otherwise to or in respect of any Continuing Employee terminated by Purchaser for any reason on or after the Closing Date, including without limitation, any severance benefits payable in accordance with any Purchaser Plan and any liability triggered under any unemployment compensation or other government-mandated benefits relating to the termination of any Continuing Employee on or after the Closing Date, including, without limitation, liability for WARN.

                 9.05 No Third Party Beneficiaries. All provisions contained in this Article IX are included for the sole benefit of





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
the respective parties hereto and do not and shall not create any right in any other person, including, but not limited to, any Employee, Continuing Employee, any participant in any benefit or compensation plan or any beneficiary thereof.

                                   ARTICLE X

                    SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                            COVENANTS AND AGREEMENTS

                 10.01 Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any right of Purchaser (whether or not exercised) to investigate the Business or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, Seller and Purchaser have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements of Seller and Purchaser contained in this Agreement will survive the Closing (a) coterminous with applicable statutes of limitations (or if none for as long as a party may be liable under applicable
Law) with respect to (i) the representations and warranties contained in Sections 1.02, 2.02, and 3.02, and (ii) the covenants and agreements contained in Sections 1.01, 1.02, 1.03, 1.07 and 14.06, (b) until sixty (60) days after the expiration of all applicable statutes of limitation (including all periods of extension, whether automatic or permissive) with respect to matters covered by Article VIII and (insofar as they relate to ERISA or the Code) Section 2.12 and Article IX, (c) until thirty (30) months in the case of all other representations and warranties and any covenant or agreement to be performed in whole or in part on or prior to the Closing or (d) with respect to each other covenant or agreement contained in this Agreement, until sixty (60) days following the last date on which such covenant or agreement is to be performed or, if no such date is specified, coterminous with applicable statutes of limitations (or if none for as long as a party may be liable under applicable
Law); provided that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with clause (b), (c) or (d) above will continue to survive if a Claim Notice or Indemnity Notice (as applicable) shall have been timely given under Article XI on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article XI.





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
                                   ARTICLE XI

                                INDEMNIFICATION

                 11.01  Indemnification.

                 (a) Subject to paragraph (c) of this Section and the other Sections of this Article XI, Seller shall indemnify the Purchaser Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Seller contained in this Agreement or
(ii) a Retained Liability or (iii) liabilities (other than Assumed Liabilities) created or incurred by Seller from and after the Closing Date.

                 (b) Subject to the other Sections of this Article XI, Purchaser shall indemnify the Seller Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Purchaser contained in this Agreement or (ii) an Assumed Liability or (iii) liabilities (other than Retained Liabilities) created or incurred by Purchaser from and after the Closing Date.

                 (c) No amounts of indemnity shall be payable in the case of a claim by a Purchaser Indemnified Party under Section 11.01(a)(i) (A) unless and until the Purchaser Indemnified Parties have suffered, incurred, sustained or become subject to Losses referred to in such Section in excess of $100,000 in the aggregate, in which event the Purchaser Indemnified Parties shall be entitled to claim indemnity for the full amount of such Losses and (B) unless upon payment thereof Purchaser Indemnified Parties have received payments from Seller in respect of claims made under such Section of $3,500,000 or less in the aggregate; provided that this paragraph (c) shall not apply to a breach of a representation or warranty contained in Section 2.02, 2.04, or 8.03 or to the breach of a covenant contained in Section 4.10, 14.04, 14.06 or Article VIII.

                 11.02 Method of Asserting Claims. All claims for indemnification by any Indemnified Party under Section 11.01 will be asserted and resolved as follows:

                 (a) In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under Section 11.01 is asserted against or sought to be collected from such Indemnified Party by a Person other than Seller or any Affiliate of Seller or of Purchaser (a "Third Party Claim"), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of the Indemnified Party. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party under Section 11.01 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

                 (i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 11.02(a), then the Indemnifying Party will have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party, which consent will not be unreasonably withheld, in the case of any settlement that provides for any relief other than the payment of monetary damages as to which the Indemnified Party will be indemnified in full). The Indemnifying Party will be deemed to have waived its right to dispute its liability to the Indemnified Party under Section 11.01 with respect to any Third Party Claim as to which it elects to control the defense. The Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this Section 11.02(a)(i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified

         Party will provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may retain separate counsel to represent it in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 11.02(a)(i), and the Indemnified Party will bear its own costs and expenses with respect to such separate counsel except as provided in the preceding sentence. Notwithstanding the foregoing, the Indemnified Party may retain or take over the control of the defense or settlement of any Third Party Claim the defense of which the Indemnifying Party has elected to control if the Indemnified Party irrevocably waives its right to indemnity under Section 11.01 with respect to such Third Party Claim.

             (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 11.02(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Third Party Claim seeks an order, injunction or other equitable relief against the Indemnified Party which could materially interfere with the business, operations, assets, condition or prospects of the Indemnified Party, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this
         Section 11.02(a)(ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this
         Section 11.02(a)(ii) and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this
         Section 11.02(a)(ii), and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

            (iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under Section 11.01 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Loss arising from such Third Party Claim will be conclusively deemed a liability of the Indemnifying Party under Section 11.01 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand following the final determination thereof. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with Section 11.02(c).

                 (b) In the event any Indemnified Party should have a claim under Section 11.01 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss arising from the claim specified in such Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 11.01 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand following the final determination thereof. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with Section 11.02(c).

                 (c)  Any dispute submitted to arbitration pursuant to this
Section 11.02 shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter sometimes called the "Board of Arbitration") selected as hereinafter provided. Each of the Indemnified Party and the Indemnifying Party shall select one (1) member and the third member shall be selected by mutual agreement of the other members, or if the other members fail to reach agreement on a third member within twenty (20) days after their selection, such third member shall thereafter be selected by the American Arbitration Association upon application made to it for a third member possessing expertise or experience appropriate to the dispute jointly by the Indemnified Party and the Indemnifying Party. The Board of Arbitration shall meet in Los Angeles, California or such other place as a majority of the members of the Board of Arbitration determines more appropriate, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the Indemnifying Party is required to pay to the Indemnified Party in respect of a claim filed by the Indemnified Party. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow such rules and procedures as a majority of the members of the Board of Arbitration deems necessary or appropriate. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty
(30) days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to the Indemnified Party and the Indemnifying Party. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) day period) shall be final, binding and conclusive on the Indemnified Party and the Indemnifying Party and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. Each party to any arbitration shall bear its own expense in relation thereto, including but not limited to such party's attorneys' fees, if any, and the expenses and fees of the Board of Arbitration shall be divided between the Indemnifying Party and the Indemnified Party in the same proportion as the portion of the related claim determined by the Board of Arbitration to be payable to the Indemnified Party bears to the portion of such claim determined not to be so payable.

                 11.03  Liability is Net of Insurance Proceeds.
Notwithstanding any provision herein to the contrary, the liability of either party computed otherwise in accordance with this Article XI shall be net of any insurance proceeds recovered or recoverable by the indemnified party.

                 11.04 Offset Against Seller Note. In the event and to the extent that Purchaser is entitled to indemnification from Seller pursuant to this Article XI, satisfaction thereof shall come solely from Purchaser's offset of said indemnification obligations against the payments of interest and principal payable under the Seller Note (the "Note Payments") on and subject to the following terms and conditions: (i) any amounts offset shall be credited to Purchaser to discharge the indemnification obligation in respect of which the offset is made; (ii) any offset shall be taken against the Note Payments equally, by subtracting the total amount to be offset from the interest and principal amount then due on the Seller Note and dividing the remainder by the number of remaining principal Note Payments equally, and the quotient shall thereupon become the amount of each of the principal Note Payments to be made thereafter; (iii) any such offset shall occur only upon satisfaction of the procedures under Sections 11.01, 11.02 and 11.03 for establishing Purchaser's right to indemnification, and if a Note Payment is due during the pendency of such procedures, Purchaser shall remit the amount of such Note Payment proposed to be offset to the Escrow Agent (or a substitute escrow agent reasonably agreeable to the parties) who shall hold such amount in an interest bearing account and release the same only in accordance with the mutual written instructions of the parties hereto or of the Board of Arbitration. All fees of the Escrow Agent (or its substitute) in connection with such escrow shall be paid one-half by each party hereto; provided that Purchaser may reasonably estimate the fees to be owed by Purchaser and Seller to the Escrow Agent, pay the same to the Escrow Agent, deem one-half of such fee payment to be an indemnification obligation of Seller and immediately offset such one-half of fee payment against the Note Payments and deem the remaining one-half to be for Purchaser's own account.


                                  ARTICLE XII

                                  TERMINATION

                 12.01 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

                 (a) at any time before the Closing, by mutual written agreement of Seller and Purchaser;

                 (b) at any time before the Closing, by Seller or Purchaser, in the event (i) of a material breach hereof by the non-terminating party if such non-terminating party fails to cure such breach within five (5) Business Days following notification thereof by the terminating party or (ii) upon notification of the





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
non-terminating party by the terminating party that the satisfaction of any condition to the terminating party's obligations under this Agreement becomes impossible or impracticable with the use of commercially reasonable efforts if the failure of such condition to be satisfied is not caused by a breach hereof by the terminating party; or

                 (c) at any time after December 31, 1997 by Seller or Purchaser upon notification of the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating party.

                 (d) at any time before the Closing, by Seller upon payment of the lesser of $2,000,000 and the maximum amount provided under applicable law pursuant to Section 4.03 by wire transfer in immediately available funds to an account designated by Purchaser and delivery of a written release and waiver, in form reasonably satisfactory to Purchaser, of all liability of Purchaser to Seller or any Affiliate of Seller arising out of or in connection with this Agreement or the transactions contemplated hereby.

                 12.02 Effect of Termination. If this Agreement is validly terminated pursuant to Section 12.01, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of Seller or Purchaser (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except as provided in the next succeeding sentence and except that the provisions with respect to expenses in Section
14.04 and confidentiality in Section 14.06 will continue to apply following any such termination. Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to Section 12.01(b), (c) or (d), Seller will remain liable to Purchaser for any breach of this Agreement by Seller existing at the time of such termination, and upon termination of this Agreement pursuant to Section 12.01(b) or (c), Purchaser will remain liable to Seller for any breach of this Agreement by Purchaser existing at the time of such termination, and Seller or Purchaser may seek such remedies, including damages and fees of attorneys, against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at Law or in equity. No termination of this Agreement shall act as a discharge of Seller's obligations under the Purchaser Note or the Security Agreement, unless Purchaser specifically agrees to such treatment in writing in connection with such termination.





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                                  ARTICLE XIII

                                  DEFINITIONS

                 13.01 Definitions. (a) Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:

                 "Accounts Payable" has the meaning ascribed to it in Section 1.02(a)(ii).

                 "Accounts Receivable" has the meaning ascribed to it in
Section 1.01(a)(iii).

                 "Accrued Expenses" has the meaning ascribed to it in Section 1.01(b)(v).

                 "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

                 "Adjustment Worksheet" has the meaning ascribed to it in
Section 1.04(b).

                 "Affiliate" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person.

                 "Agreement" means this Asset Purchase Agreement and the Exhibits and the Disclosure Schedule hereto and the certificates delivered in accordance with Sections 6.03 and 7.03, as the same shall be amended from time to time.

                 "Annual Financial Statement Date" means the last day of the most recent fiscal year of the Business for which Financial Statements are delivered to Purchaser pursuant to Section 2.06.

                 "Annual Financial Statements" means the Financial Statements for the most recent fiscal year of the Business delivered to Purchaser pursuant to Section 2.06.

                 "Assets" has the meaning ascribed to it in Section 1.01(a).





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
                 "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

                 "Assignment Instruments" has the meaning ascribed to it in
Section 1.05.

                 "Assumed Liabilities" has the meaning ascribed to it in
Section 1.02(a).

                 "Assumption Agreement" has the meaning ascribed to it in
Section 1.05.

                 "Assumption Instruments" has the meaning ascribed to it in
Section 1.05.

                 "Benefit Plan" means any Plan established by Seller, or any predecessor or Affiliate of Seller, existing at the Closing Date or prior thereto, to which Seller contributes or has contributed on behalf of any Employee, former Employee or director, or under which any Employee, former Employee or director of Seller or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

                 "Big Six Firm" has the meaning ascribed to it in Section
1.04(b).

                 "Board of Arbitration" has the meaning ascribed to it in
Section 11.02(c).

                 "Books and Records" of any Person means all files, documents, instruments, papers, books and records relating to the business, operations, condition of (financial or other), results of operations and Assets and Properties of such Person, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

                 "Business" has the meaning ascribed to it in the forepart of this Agreement.

                 "Business Books and Records" has the meaning ascribed to it in
Section 1.01(a)(xii).

                 "Business Contracts" has the meaning ascribed to it in Section 1.01(a)(vi).

                 "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the States of California or New Jersey are authorized or obligated to close.

                 "Business Disposition" has the meaning ascribed to it in
Section 4.03.

                 "Business Licenses" has the meaning ascribed to it in Section 1.01(a)(ix).

                 "Cash Consideration" has the meaning ascribed to it in Section 1.04(a).

                 "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder.

                 "CERCLIS" means the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. Section 300.5.

                 "Claim Notice" means written notification pursuant to Section 11.02(a) of a Third Party Claim as to which indemnity under Section 11.01 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim against the Indemnifying Party under Section 11.01, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such Third Party Claim.

                 "Closing" means the closing of the transactions contemplated by Section 1.05.

                 "Closing Adjustment Worksheet" has the meaning ascribed to it in Section 1.04(b).

                 "Closing Date" means the date of the obtaining of the Seller Shareholders' Approval, or such other date as Purchaser and Seller mutually agree upon in writing.

                 "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                 "Condition of the Business" means the business, condition (financial or otherwise), results of operations, Assets and Properties and prospects of the Business.

                 "Contract" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

                 "Continuing Employees" has the meaning ascribed to it in
Section 9.01.

                 "Defined Benefit Plan" means each Benefit Plan which is subject to Part 3 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA.

                 "Disclosure Schedule" means the record delivered to Purchaser by Seller herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by Seller pursuant to this Agreement.

                 "Dispute Period" means the period ending thirty (30) days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

                 "Employee" means each employee, officer or consultant of Seller engaged exclusively in the conduct of the Business.

                 "Environmental Claim" means, with respect to any Person, any written or oral notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, Governmental or Regulatory Authority response costs, damages to natural resources or other property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any Governmental or Regulatory Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

                 "Environmental Law" means any Law or Order relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                 "ERISA Affiliate" means any Person who is in the same controlled group of corporations or who is under common control with Seller (within the meaning of Section 414 of the Code).

                 "Escrow Agent" and "Escrow Agreement" have the respective meanings ascribed to them in Section 1.05.

                 "Estoppel Certificate" means the written certification, issued not more than thirty (30) days prior to the Closing Date by a lessor, sublessor or other party to a lease or occupancy agreement, stating (a) that such lease or occupancy agreement is (i) in full force and effect and (ii) has not been modified or amended except as described therein, (b) the date to which rental has been paid, (c) that no default or event of default exists thereunder and
(d) that to the best of the knowledge of the issuer thereof, no event has occurred which, with the giving of notice or lapse of time or both, would be a default or event of default thereunder.

                 "Excluded Assets" has the meaning ascribed to it in Section 1.01(b).

                 "Excluded Books and Records" has the meaning ascribed to it in
Section 1.01(b)(vi).

                 "Financial Statements" means the financial statements delivered to Purchaser pursuant to Section 2.06 or 4.05.

                 "GAAP" means generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

                 "General Assignment" has the meaning ascribed to it in Section 1.05.

                 "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

                 "Hazardous Material" means (A) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (B) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; and (C) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental or Regulatory Authority under any Environmental Law.

                 "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

                 "Indemnified Party" means any Person claiming indemnification under any provision of Article XI.

                 "Indemnifying Party" means any Person against whom a claim for indemnification is being asserted under any provision of Article XI.

                 "Indemnity Notice" means written notification pursuant to
Section 11.02(b) of a claim for indemnity under Article XI by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such claim.

                 "Intangible Personal Property" has the meaning ascribed to it in Section 1.01(a)(viii).

                 "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

                 "Inventory" has the meaning ascribed to it in Section 1.01(a)(ii).

                 "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by Seller (other than trade receivables generated in the ordinary course of business of the Seller).

                 "IRS" means the United States Internal Revenue Service.

                 "Knowledge" of a Person or "Known" to a Person means the knowledge of any officer, director or employee of such Person.

                 "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

                 "Liabilities" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

                 "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

                 "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

                 "Loan" has the meaning ascribed to it in Section 1.03.

                 "Loss" means any and all damages, fines, fees, penalties, deficiencies, Taxes, losses expenses (including without limitation interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

                 "TNA" has the meaning ascribed to it in Section 1.04(b).

                 "NPL" means the National Priorities List under CERCLA.

                 "Operative Agreements" means, collectively, the General Assignment and the other Assignment Instruments, the Assumption Agreement and the other Assumption Instruments, Escrow Agreement, Supply Agreement and Registration Rights Agreement.

                 "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

                 "Other Assets" has the meaning ascribed to it in Section 1.01(a)(xiii).

                 "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA.

                 "Pension Benefit Plan" means each Benefit Plan which is a pension benefit plan within the meaning of Section 3(2) of ERISA.

                 "Permitted Lien" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent, (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the Business and (iv) any Lien securing an obligation of Seller to Purchaser.

                 "Person" means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

                 "Personal Property Leases" has the meaning ascribed to it in
Section 1.01(a)(v).

                 "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

                 "Prepaid Expenses" has the meaning ascribed to it in Section 1.01(a)(vii).

                 "Proxy Statement" has the meaning ascribed to it in Section
4.11.

                 "Purchase Price" has the meaning ascribed to it in Section 1.04(a).

                 "Purchaser" has the meaning ascribed to it in the forepart of this Agreement.

                 "Purchaser Indemnified Parties" means Purchaser and its officers, directors, employees, agents and Affiliates.

                 "Purchaser Note" has the meaning ascribed to it in Section
1.03.

                 "Purchaser's Plans" has the meaning ascribed to it in Section 9.03.

                 "Qualified Plan" means each Benefit Plan which is intended to qualify under Section 401 of the Code.

                 "Quarterly Financial Statement Date" means the last day of the most recent fiscal quarter of the Business for which Financial Statements are delivered to Purchaser pursuant to Section 2.06.

                 "Quarterly Financial Statements" means the Financial Statements for the most recent fiscal quarter of the Business delivered to Purchaser pursuant to Section 2.06.

                 "Real Property Leases" has the meaning ascribed to it in
Section 1.01(a)(i).

                 "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

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                 "Representatives" has the meaning ascribed to it in Section
4.02.

                 "Resolution Period" means the period ending thirty (30) days following receipt by an Indemnified Party of a written notice from an Indemnifying Party stating that it disputes all or any portion of a claim set forth in a Claim Notice or an Indemnity Notice.

                 "Retained Accounts Receivable" has the meaning ascribed to it in Section 1.02(b).

                 "Retained Inventory" has the meaning ascribed to it in Section 1.04(b).

                 "Retained Liabilities" has the meaning ascribed to it in
Section 1.02(b).

                 "Retained Prepaid Expenses" has the meaning ascribed to it in
Section 1.02(b).

                 "SEC" means the United States Securities and Exchange
Commission.

                 "Security Agreement" has the meaning ascribed to it in Section 1.03.

                 "Security Documents" has the meaning ascribed to it in Section 2.23.

                 "Seller" has the meaning ascribed to it in the forepart of this Agreement.

                 "Seller Indemnified Parties" means Seller and its officers, directors, employees, agents and Affiliates.

                 "Seller Note" has the meaning ascribed to it in Section
1.04(a).

                 "Seller Shareholders' Approval" has the meaning ascribed to it in Section 4.12.

                 "Seller Shareholders' Meeting" has the meaning ascribed to it in Section 4.12.

                 "Subject Defined Benefit Plan" means each Defined Benefit Plan listed and described in Section 2.12(a) of the Disclosure Schedule.

                 "Tangible Personal Property" has the meaning ascribed to it in
Section 1.01(a)(iv).

                 "Tax Return" means a report, return or other information (including any amendments) required to be supplied to a governmental entity by Seller with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes Seller.

                 "Taxes" means all taxes, charges, fees, levies or other assessments, including but not limited to all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, payroll, employment, social security, unemployment, excise, license, production, estimated, occupation, property, capital gain, registration, governmental pension or insurance, withholding, royalty, severance, stamp or documentary, value added, or other tax, charge, assessment, duty, levy, compulsory loan, or other direct or indirect impost of any nature whatsoever (including any interest, additions to tax, or civil or criminal penalties thereon) of the United States or any jurisdiction therein, or any domestic state, county, city or other political subdivision or any jurisdiction therein.

                 "Tenant Security Deposits" has the meaning ascribed to it in
Section 1.01(a)(xi).

                 "Third Party Claim" has the meaning ascribed to it in Section 11.02(a).

                 "Transfer Taxes" has the meaning ascribed to it in Section
8.01.

                 "Vehicles" has the meaning ascribed to it in Section
1.01(a)(x).

                 "WARN" means the Workers Adjustment and Retraining Notification Act.

                 "Zegarelli Business" has the meaning ascribed to it in the forepart of this Agreement.

                 (b) Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of Seller in connection with the Business. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All





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accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.


                                  ARTICLE XIV

                                 MISCELLANEOUS

                 14.01 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid or by a national overnight delivery service) to the parties at the following addresses or facsimile numbers:

                 If to Purchaser, to:

                 before the Closing Date to:

                          CGUSA LLC
                          c/o Milbank, Tweed, Hadley & McCloy
                          601 South Figueroa Street
                          Thirtieth Floor
                          Los Angeles, California  90017
                          Facsimile No.:  (213) 629-5063
                          Attn:  Kenneth J. Baronsky, Esq.

                 on and after the Closing Date, to:

                          CGUSA LLC
                          11312 Penrose Street
                          Sun Valley, California  91352
                          Facsimile No.:  (818) 767-3556
                          Attn:  President

                          with a copy to:

                          Milbank, Tweed, Hadley & McCloy
                          601 South Figueroa Street
                          Thirtieth Floor
                          Los Angeles, California  90017
                          Facsimile No.:  (213) 629-5063
                          Attn:  Kenneth J. Baronsky, Esq.





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
                 If to Seller:

                 before the Closing Date to:

                          Cosmetic Group U.S.A., Inc.
                          11312 Penrose Street
                          Sun Valley, California  91352
                          Facsimile No.:  (818) 767-3556
                          Attn:  Alfred E. Booth, Jr.

                 on and after the Closing Date, to:

                          Zegarelli Products
                          10318 Norris Street
                          Pacoima, California  91331
                          Facsimile No.: (818) 897-9487
                          Attn:  Alfred E. Booth, Jr.

                 with a copy to:

                 Freshman, Marantz, Orlanski, Cooper & Klein
                 9100 Wilshire Boulevard
                 Beverly Hills, California  90212-3480
                 Facsimile No.:  (310) 274-8293
                 Attn:  Mark A. Klein, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail or by overnight delivery in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

                 14.02 Bulk Sales Act. The parties hereby waive compliance with the bulk sales act or comparable statutory provisions of each applicable jurisdiction.

                 14.03 Entire Agreement. This Agreement, the Purchaser Note, the Security Agreement and the Operative Agreements supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof, including without limitation that certain letter of intent between the parties dated May 30, 1997, and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

                 14.04 Expenses. Except as otherwise expressly provided in this Agreement, the Purchaser Note or the Security Agreement (including without limitation as provided in Section 12.02), whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement, the Purchaser Note, the Security Agreement and the Operative Agreements and the transactions contemplated hereby and thereby.

                 14.05 Public Announcements. At all times at or before the Closing, Seller and Purchaser will not issue or make any reports, statements or releases to the public with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld. If either party is unable to obtain the approval of its public report, statement or release from the other party and such report, statement or release is, in the opinion of legal counsel to such party, required by Law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other party with a copy thereof. Seller and Purchaser will also obtain the other party's prior approval of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement.

                 14.06 Confidentiality. Each party hereto will hold, and will use its best efforts to cause its Affiliates, and in the case of Purchaser, any Person who has provided, or who is considering providing, financing to Purchaser to finance all or any portion of the Purchase Price, and their respective Representatives to hold, in strict confidence from any Person (other than any such Affiliate, Person who has provided, or who is considering providing, financing or Representative), unless (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided that following the Closing the foregoing restrictions will not apply to Purchaser's use of documents and information concerning the Business, the Assets or the Assumed Liabilities furnished by Seller hereunder. In the event the transactions contemplated hereby are not consummated, upon the request of the other party, each party hereto will, and will cause its Affiliates, any Person who has provided, or who is considering providing, financing to such party and their respective Representatives to, promptly redeliver or destroy all copies of documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and certify to the other party as to such destruction.

                 14.07 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

                 14.08 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

                 14.09 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article XI.

                 14.10 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) that Purchaser may assign any or all of its rights, interests and obligations hereunder (including without limitation its rights under Article XI) to (i) a wholly-owned subsidiary, provided that any such subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein, (ii) any post-Closing purchaser of the Business or a substantial part of the Assets or (iii) any financial institution providing purchase money or other financing to Purchaser from time to time as collateral security for such financing, but no such assignment referred to in clause (i) or (ii) shall relieve Purchaser of its obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

                 14.11 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                 14.12 Consent to Jurisdiction and Service of Process. Each party hereby irrevocably submits to the non- exclusive jurisdiction of the United States District Court for the Central District of California or any court of the State of California located in the City of Los Angeles in any action, suit or proceeding arising out of or relating to this Agreement or any of the Operative Agreements or any of the transactions contemplated hereby or thereby, and agrees that any such action, suit or proceeding shall be brought only in such court, provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of California other than for such purpose. Each party hereby irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party to serve process in any other manner permitted by Law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction.

                 14.13 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

                 14.14 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of California applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

                 14.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                 IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party as of the date first above written.



                                       COSMETIC GROUP U.S.A., INC.


                                       By: /s/ Alfred E. Booth, Jr.
                                           --------------------------------
                                           Name:  Alfred E. Booth, Jr.
                                           Title: Chief Executive Officer


                                       CGUSA LLC


                                       By: /s/ Clifford M. Sobel
                                          --------------------------------
                                          Name:  Clifford M. Sobel
                                          Title: Operating Manager

                                    ANNEX B

                               FORM OF CGUSA NOTE


  THE INDEBTEDNESS HEREUNDER IS SUBORDINATE TO CERTAIN OTHER INDEBTEDNESS OF
                      OBLIGOR PURSUANT TO THE PROVISIONS
                                  OF THIS NOTE


                        NON-NEGOTIABLE SUBORDINATED NOTE



Original Principal Amount: $3,500,000                     As of _________, 1997


                 FOR VALUE RECEIVED, the undersigned, CGUSA LLC, a New Jersey limited liability company with a principal place of business at __________________________________________________ ("Obligor"), hereby promises to pay to ___________________ (fka: Cosmetic Group U.S.A., Inc.), a California corporation, or its assigns (the "Holder"), at __________________________________________________ (or at such other place as the Holder may designate by written notice to Obligor from time to time), the principal amount of THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($3,500,000), with interest on the principal amount hereof from time to time outstanding at the rate of ten percent (10%) per annum, payable (subject to the terms and conditions hereof) as follows:

         (a) interest shall be payable quarterly in arrears on each December 31, March 31, June 30 and September 30 during the term of this Note, commencing with December 31, 1997;

         (b) principal shall be payable commencing on September 30, 1999 and on each September 30 thereafter in the amounts set forth in the following table:

                                                                                  Principal Payment
                                                                                  -----------------
                                  September 30, 1999                                   $500,000

                                  September 30, 2000                                   $500,000

                                  September 30, 2001                                   $500,000

                                  September 30, 2002                                   $500,000

                                  September 30, 2003                                   $500,000

                                                                                  Principal Payment
                                                                                  -----------------
                                  September 30, 2004                                            $500,000

                                  September 30, 2005                                            $500,000

         (c) on September 30, 2005, the entire amount of outstanding principal and accrued but unpaid interest as of such time shall be due and payable in full.

         This Note is the Seller Note referred to in the Asset Purchase Agreement dated July 24, 1997 among the Obligor and the Holder (the "Purchase Agreement"). Unless otherwise defined herein, terms defined in the Purchase Agreement and used herein shall have the meanings given to them in the Purchase Agreement. Payment of this Note is subordinated pursuant to the provisions set forth in Section 5 hereof.

         1. Allocation of Payments; Prepayments. All payments made in respect of this Note shall first be allocated to accrued but unpaid interest and then to unpaid principal. Payments of principal and interest due under this Note shall be made in lawful money of the United States of America and in immediately available funds. The principal of this Note may be prepaid, without premium, penalty or discount, in whole or in part, at any time and from time to time. Any and all prepayments shall be allocated to the last installments due hereunder in order of time.

         2. Acceleration Upon Default. The Holder may declare the entire unpaid principal amount of this Note, together with all accrued and unpaid interest, to be immediately due and payable upon written demand, at the Holder's election, if the Obligor fails to make a payment of principal or interest when due and such failure continues without cure for a period of 30 days following receipt of a written notice from the Holder of the Obligor's failure to pay (a "Default").

         3. Rights and Remedies. The Holder shall have all rights and remedies provided for by applicable law (including all forms of legal and equitable relief) with respect to the acceleration hereof or a Default hereunder and the Holder shall in addition have the other rights and remedies provided for in this Note. All rights and remedies contemplated in the preceding sentence shall be independent and cumulative, and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one right or remedy shall not be deemed to be an election of such right or remedy or to preclude or waive the exercise of any other right or remedy.

         4.      Off-Set; Escrow Account; Purchase Price Adjustment; Escrow
Agreement.

                 4.1 Indemnity Obligation. Obligations under this Note may be offset against obligations of the Holder to indemnify the Obligor to the extent set forth in Section 11.04 of the Purchase Agreement.

                 4.2 Purchase Price Adjustment. The terms of this Note are subject to adjustment to the extent set forth in Section 1.04(b) of the Purchase Agreement.

                 4.3 Escrow Account. In the event that at any time or from time to time, the Obligor determines, in its reasonable judgment, that the Holder is obligated to indemnify the Obligor with respect to any matter pursuant to Section 11.01 of the Purchase Agreement, the Obligor may withhold from payments of principal (but not interest) under this Note the amount of all Losses (as defined in the Purchase Agreement) with respect to such matter for which Obligor reasonably determines it is entitled to be indemnified pursuant to Article XI of the Purchase Agreement. All amounts so withheld shall be deposited into an escrow account to be established pursuant to an escrow agreement in form and substance reasonably satisfactory to the Obligor and the Holder to be executed by the Obligor, the Holder and the Escrow Agent as soon as practicable following the first time (if any) that the Obligor determines to withhold, pursuant to Article XI of the Purchase Agreement and this subsection 4.3, any principal payment due under this Note. Any amount so deposited shall be governed by the provisions of such escrow agreement. For all purposes of this Note, amounts so deposited shall be treated as having been paid to the Holder.

         5. Subordination. This Note is subordinate in right of payment of interest and principal to the Senior Debt Holders (as hereinafter defined) on the terms and subject to the conditions hereof.

                 5.1      Definitions.

                 As used in this Note, the following terms shall have the meanings set forth below:

                 "Bankruptcy Code" shall mean the Bankruptcy Code, 11 U.S.C. 101 et seq., as amended, and any similar or successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

                 "Indebtedness" shall mean (without duplication) (i) all indebtedness for borrowed money or as evidenced by notes, bonds, debentures or similar evidences of indebtedness, all obligations for the deferred and unpaid purchase price of any property, service or business (other than trade accounts payable and accrued liabilities incurred in the ordinary course of business and constituting current liabilities in accordance with generally accepted accounting principles), and all obligations under capitalized leases,
         (ii) letters of credit and all reimbursement obligations related thereto, (iii) the aggregate net liability in respect of interest rate swap agreements, currency swap agreements and other similar agreements designed to hedge against fluctuations in interest rates or foreign exchange rates, (iv) any liability secured by any lien in respect of any obligation of the type described in clauses (i) through (iii) on property owned or acquired, whether or not such liability shall have been assumed, and (v) all guarantees or other credit support in respect of any obligation of the type described in clauses (i) through
         (iii).

                 "Senior Debt Holders" shall mean, at any time, the holders of Senior Indebtedness at such time.

                 "Senior Indebtedness" shall mean (i) the loan agreement between the Obligor and Fleet National Bank ("Fleet"), (ii) any borrowing arrangement between the Obligor and a bank, institutional investor or similar financial lender or (iii) any other Indebtedness for borrowed money (other than, with respect to clause (iii), (A) obligations under or pursuant to agreements or instruments relating to Indebtedness owed to a seller entered into in connection with any future acquisitions of a business by the Obligor, whether by means of the purchase of assets or stock, by merger or otherwise, to pay all or part of the purchase paid to such seller subsequent to the closing of the purchase of such business, (B) Indebtedness incurred by the Obligor in the ordinary course to trade creditors or others furnishing services to the Obligor and (C) obligations under the Note), and any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in the case of each of clauses (i) through (iii), as amended, modified, renewed, refunded, replaced or refinanced from time to time, in whole or in part and any loan agreements, notes, guarantees, collateral documents, instruments and agreements executed in connection with any such amendment, modification, renewal, refunding, replacement or refinancing (and whether incurred before, on or after the date hereof), and all obligations of any other person or entity as endorser, guarantor or surety of or for any of such Indebtedness or obligation owed by the Obligor, including, without limitation, all principal, interest (including all interest accruing after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Obligor) accruing thereon, charges, expenses, fees and other sums chargeable to the Obligor by the holder of any such Indebtedness or obligation, and reimbursement, indemnity or other obligations due and payable to any holder of such Indebtedness or obligation, in each case in such holder's capacity as a Senior Debt Holder.

                 5.2 Subordination of Note to Senior Indebtedness. The Obligor and the Holder agree that, to the extent and in the manner hereinafter set forth, the indebtedness incurred in connection with this Note and represented by this Note and the payment of the principal and interest (including, without limitation, any interest accruing subsequent to the commencement of any proceeding against or with respect to the Obligor under the Bankruptcy Code or any other proceedings in insolvency, bankruptcy, receivership, reorganization, dissolution, assignment for the benefit of creditors or other similar case or proceeding) on this Note and all other indebtedness, obligations and liabilities, now existing or hereafter created, arising under or in connection with this Note, including without limitation, all expenses, fees, indemnities, interest and other amounts payable hereunder (all of the foregoing, the "Subordinated Obligations") are hereby expressly made subordinated, junior and subject in right of payment to the prior payment in full of all Senior Indebtedness.

                 The expression "payment in full" or any similar term(s) or phrase(s) when used in this Section 5 with respect to Senior Indebtedness shall mean the indefeasible satisfaction and final payment in full of all such Senior Indebtedness in cash, or, in the case of Senior Indebtedness consisting of contingent obligations including, without limitation, contingent obligations in respect of letters of credit or other reimbursement guarantees, the setting apart of cash sufficient to discharge such portion of Senior Indebtedness in an account for the exclusive benefit of the holder thereof, in which account such holders shall be granted by the Obligor a first priority perfected security interest in a manner acceptable to such holders, which payment or perfected security interest shall have been retained by the holders of Senior Indebtedness, in each case, for a period of time in excess of all applicable preference or other similar periods under applicable bankruptcy, insolvency or creditors rights laws.

                 5.3 Subordination Upon Bankruptcy or Insolvency. In the event of (a) any insolvency or bankruptcy case or proceeding under the Bankruptcy Code or any other similar federal or state law, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, against or with respect to the Obligor as debtor, (b) any involuntary liquidation, dissolution or other winding-up of the Obligor, whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Obligor, then and in any such event:

                 (a) the Holder irrevocably authorizes and empowers the Senior Debt Holders to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, before the Holder receives any payment on account of the Subordinated Obligations;

                 (b) the Holder irrevocably authorizes and empowers the Senior Debt Holders to receive any payment or distribution of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holder would be entitled but for the provisions of this Section 5, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Obligor being subordinated to the payment of this Note, which shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the Senior Debt Holders or any agent thereof, to the extent necessary to make Payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any current payment or distribution to the Senior Debt Holders; and

                 (c) in the event that, notwithstanding the foregoing provisions of this subsection 5.3 or otherwise contrary to any provisions hereof, the Holder of this Note shall have received such payment or distribution of any kind or character, whether in cash, property or securities, before all Senior Indebtedness is paid in full, then and in such event such payment or distribution shall be deemed to be the property of, segregated, received and held in trust for the benefit of, and shall be immediately paid over or delivered forthwith to the agent of, the Senior Debt Holders for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the Senior Debt Holders.

                 The Holder agrees that while it shall retain the right to vote its claims and otherwise act in any such reorganization proceeding relative to the Obligor (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition, or extension), the Holder shall not take any action or vote in any way so as to contest (i) the validity or enforceability of the subordination provisions of this Note or any agreement or instrument to the extent evidencing or relating to the Senior Indebtedness or
(ii) without prejudicing the rights of the Holder to seek the same, any motion by the Senior Debt Holders for post-petition interest in any proceeding referred to in this subsection 5.3, it being understood that the above restrictions shall not prevent or restrict any action or vote in favor of any such plan, provided that the Holder complies with the provisions of the penultimate paragraph of subsection 5.4 hereof.

                 5.4 Subordination Upon Default of Senior Indebtedness or of Subordinated Obligations.

                 (a) If any Senior Debt Holder notifies the Holder in writing that an event of default has occurred under any document governing Senior Indebtedness and has not been cured to the satisfaction of, or waived in writing by, such Senior Debt Holder (a "Suspension Notice"), no payment shall be made by the Obligor and no payment shall be received by the Holder on account of the Subordinated Obligations, and the Holder shall not assert, participate in or bring any sort of action, suit or proceeding (including, without limitation, bankruptcy or insolvency proceedings) either at law or in equity for the enforcement, collection or realization of all or any part of the Subordinated Obligations, from the date the Holder shall receive a Suspension Notice until the date, if any, on which such event of default is waived in writing by, or cured to the satisfaction of, such Senior Debt Holder, or until such payment or such action, suit or proceeding is permitted pursuant to subsection 5.4(b) hereof.

                 In the event such Senior Debt Holder waives the event of default or determines that the event of default has been cured to its satisfaction, such Senior Debt Holder shall so notify the Holder and the Obligor in writing and the suspended payments may resume. Such resumed payments shall be subject to all of the terms and subordination provisions of this Note.

                 Any Suspension Notice shall specify in reasonable detail the event of default which is continuing and the basis upon which such notice is being given and shall state that no amounts shall be payable by the Obligor in respect of the Subordinated Obligations in accordance with this subsection 5.4.

                 (b) In the event that an event of default occurs under any document governing the Subordinated Obligations, the restrictions set forth in subsection 5.4(a) above shall apply as if Obligor had received a Suspension Notice on the date of such default (whether or not a Suspension Notice was previously received by the Obligor), but in the case of a payment default under this Note such restrictions shall cease upon the occurrence of the following events: (i) the Holder shall have given the Obligor and each of the Senior Debt Holders at least ninety (90) days prior written notice of such default; (ii) the Obligor shall not have cured or caused to be cured such default; and (iii) none of the Senior Debt Holders shall have commenced action (which action need not include litigation) to enforce the Senior Indebtedness or to realize upon such Senior Debt Holder's security interests, mortgages and/or other liens in the collateral security for such Senior Indebtedness. The cessation of the restrictions set forth in subsection 5.4(a) shall not impair the senior priority of payment of the Senior Indebtedness or the senior priority of all security interests securing the Senior Indebtedness, and the Senior Debt Holders shall remain entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness before the Holder receives any payment on account of the Subordinated Obligations. Upon the request of any of the Senior Debt Holders, the Holder shall immediately cease any action, suit or proceeding for the enforcement, collection or realization of all or any part of the Subordinated Obligations then being pursued by the Holder if such Senior Debt Holder at any time elects, in its sole discretion, to demand payment of its Senior Indebtedness and commences action (which action need not include litigation) to enforce the Senior Indebtedness or to realize upon such Senior Debt Holder's security interests, mortgages and/or other liens in the collateral security for such Senior Indebtedness under the agreements and instruments relating to such Senior Debt Holder's Senior Indebtedness or as otherwise authorized by applicable law.

                 (c) In the event that, notwithstanding the foregoing provisions of this subsection 5.4, the Holder shall have received any payment or distribution of any kind or character, whether in cash, property or securities, that it is prohibited from receiving pursuant to this subsection 5.4, before all Senior Indebtedness is paid in full, then and in such event such payment or distribution shall be deemed to be the property of, segregated, received and held in trust for the benefit of, and shall be immediately paid over or delivered forthwith to, the Senior Debt Holders for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the Senior Debt Holders.

                 (d) The provisions of this subsection 5.4 shall not apply to any payment with respect to which subsection 5.3 would be applicable.

                 5.5 Holder's Rights and Remedies. If the Holder in violation of this Section 5 shall assert or bring any action, suit or proceeding against the Obligor, the Obligor may interpose as a defense or dilatory plea the making of this Note. If the Holder shall attempt to enforce, collect or realize upon this Note in violation of this Section 5, the Obligor may restrain any such enforcement, collection or realization.

                 With respect to the holders of the Senior Indebtedness, the Holder agrees that there are no implied covenants or obligations of such holders of the Senior Indebtedness with respect to the delivery of notices to the Holder other than to deliver a Suspension Notice to cause the Holder to be subject to the restrictions contained in subsection 5.4.

                 Subject to the payment in full of all Senior Indebtedness, the Holder of this Note shall be subrogated, to the extent permitted by applicable law, to the rights of the Senior Debt Holders to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of and interest on this Note and any fees or other amounts payable by the Obligor under this Note shall be paid in full. Notwithstanding the foregoing, the Senior Debt Holders make no representations or warranties whatsoever as to the validity or enforceability of the Senior Indebtedness or any collateral thereunder. For purposes of such subrogation, no payments or distributions to the Senior Debt Holders of any cash, property or securities to which the holder of this Note would be entitled except for the provisions of this Section 5, and no payments over pursuant to the provisions of this Section 5 to the Senior Debt Holders by the holder of this Note, shall, among the Obligor, its creditors, other than the Senior Debt Holders, and the Holder of this Note, be deemed to be a payment or distribution by the Obligor to or on account of the Senior Indebtedness. The provisions of this subsection
5.5 shall survive the termination of this Note.

                 5.6 No Waiver of Subordination Provisions. No right of any present or future Senior Debt Holder to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Obligor, or by any non-compliance by the Obligor with the terms, provisions and covenants of this Note, regardless of any knowledge thereof any such Senior Debt Holder may have or be otherwise charged with.

                 Without in any way limiting the generality of the foregoing paragraph, the Senior Debt Holders may, at any time and from time to time, without the consent of or notice to the Holder, without incurring responsibility to the Holder and without impairing or releasing the subordination provided in this Note or the obligations hereunder of the Holder to the Senior Debt Holders, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew, amend, modify or alter, any Senior Indebtedness or any instrument evidencing the same or any agreement evidencing, governing, creating, guaranteeing or securing any Senior Indebtedness; (b) sell, exchange, release or otherwise deal with any guarantees, property pledged, mortgaged or otherwise securing Senior Indebtedness and make any settlements and compromises thereof; (c) release any person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Obligor, Guarantor and any other person.

                 No knowledge of any breach or other non-observance by the Holder of the terms and provisions of this Note shall constitute a waiver hereof, nor a waiver of any obligations to be performed by the Holder hereunder.

                 5.7 Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Obligor referred to in this Section 5, the Holder shall be entitled to rely upon any order or decree by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Holder, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness of the Obligor and other indebtedness of the Obligor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 5.

                 5.8 Holder Entitled to Assume Payments Not Prohibited in Absence of Notice. The Holder shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to the Holder pursuant to subsection 5.4(a), unless and until the Holder shall have received a Suspension Notice thereof at its principal place of business set forth above (or such other address which shall have been given in writing to all Senior Debt Holders and the Obligor) from the Obligor or from one or more Senior Debt Holders or from any representative or representatives thereof; and prior to the receipt of any such Suspension Notice the Holder shall be entitled to assume conclusively that no such facts exist.

                 The Holder shall be entitled to rely on the delivery to him of a Suspension Notice by a person representing himself to be a Senior Debt Holder to establish that such notice has been given by a Senior Debt Holder. In the event that the Holder determines in good faith that further evidence is required with respect to the right of any person as a Senior Debt Holder to participate in any payment or distribution pursuant to this Section 5, the Holder may request such person to furnish evidence to the reasonable satisfaction of the Holder as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Section 5 and, if such evidence is not furnished, the Holder may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

                 5.9 Reliance. The Holder acknowledges and agrees that the provisions of this Section 5 are, and are intended to be, an inducement and a consideration to each Senior Debt Holder, whether the Senior Indebtedness was created or acquired before or after the issuance of this Note, to acquire and/or continue to hold such Senior Indebtedness and each Senior Debt Holder shall be deemed conclusively to have relied on the provisions of this Section 5 in acquiring and/or continuing to hold such Senior Indebtedness. In furtherance of the foregoing, the Holder represents and warrants to the holders of the Senior Indebtedness: the Obligor owes to the Holder, as of the date hereof, the aggregate principal amount of this Note; there are, and will be, no guarantees for this Note; and this Note is not as of the date hereof, and will not be, subject to any lien, security interest, guarantees, subordination or collateral assignment, except (a) the subordination in favor of holders of Senior Indebtedness pursuant hereto and contemplated by subsection 5.10 hereof and (b) as permitted by subsection 5.11.

                 5.10 Further Assurances. The Holder agrees to cooperate with the Obligor in connection with implementing the subordination of this Note to such Senior Indebtedness as may be incurred by the Obligor after the date hereof and encumbrances granted to secure such Senior Indebtedness, including without limitation by executing such agreements of subordination as may be reasonably required by the Senior Debt Holders of such Senior Indebtedness.

                 5.11 Assignment. The Holder shall not, directly or indirectly, sell, assign or otherwise transfer, in whole or in part, this Note or any other Subordinated Obligation, any interest therein or any collateral security or guaranty therefor to any person or entity without the prior written consent of the Obligor; provided, however, that the Obligor shall not unreasonably withhold its consent to a proposed transfer or assignment of this Note or any other Subordinated Obligation or any interest therein or collateral security or guaranty therefor, and the Obligor's consent to a proposed pledge of this Note or any other Subordinated Obligations to an institutional lender shall not be required, provided that the assignee, transferee or pledgee shall agree in writing in form and substance reasonably satisfactory to the Obligor to be bound by the obligations of the Holder under this Note.

         6.      Miscellaneous.

                 (a) Severability. If any provision of this Note or the application thereof to any person(s) or circumstances shall be invalid or unenforceable to any extent, (i) the remainder of this Note and the application of such provision to other persons or circumstances) shall not be affected thereby and (ii) each such provision shall, as to such person or circumstances as to which it is not enforceable in full, be enforced to the greatest extent permitted by law.

                 (b) Amendments; No Waiver; Successors and Assigns. No amendment, modification, rescission, waiver, forbearance or release of any provision of this Note shall be valid or binding unless made in writing and executed by a duly authorized representative of Obligor and the Holder. No consent or waiver, express or implied, by the Holder to or of the breach by Obligor in the performance by it of any of its obligations hereunder shall be deemed or construed to be a consent to or waiver of the breach in the performance of the same or any other obligation of Obligor hereunder. Failure on the part of the Holder to complain of the act or failure to act by Obligor or to declare Obligor in breach irrespective of how long such failure continues, shall not constitute a waiver by the Holder of any of its rights hereunder. All consents and waivers shall be in writing. All of the terms, covenants and conditions contained in this Note shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, personal representatives, estates, successors and permitted assigns.

                 (c) Governing Law. This Note, and the rights and obligations hereunder, including the performance and enforceability hereof, shall be governed and enforced by and construed in accordance with the laws of the State of California, without regard to the principles of conflicts of law.

                 (d) Waiver of Notice. The Obligor hereby waives demand, presentment, protest, notice of protest, notice of dishonor or nonpayment, and any other condition precedent to action against the Obligor for the payment hereof.

                 IN WITNESS WHEREOF, the undersigned has caused this Note to be executed and delivered by its duly authorized representative as of the date first set forth above.



                                       CGUSA LLC



                                       By:
                                          ----------------------------
                                          Name:
                                          Title:



Acknowledged and agreed with
respect to the obligations of
the Holder hereunder:

----------------------------------
(fka: COSMETIC GROUP U.S.A., INC.)



By:
   -------------------------------
   Name:
   Title:

                                    ANNEX C
                               [FAIRNESS OPINION]


July 24, 1997

Board of Directors
Cosmetic Group U.S.A., Inc
11312 Penrose Street
Sun Valley, CA 91352

Gentlemen:

You have asked L.H. Friend, Weinress, Frankson & Presson, Inc. ("L.H. Friend") for our opinion as investment bankers as to the fairness, from a financial point of view, to Cosmetic Group U.S.A., Inc., a California corporation (the "Company"), and to the Company's shareholders of the consideration to be received by the Company pursuant to the Asset Purchase Agreement dated July 24, 1997 (the "Agreement") whereby the Company is selling substantially all of the net assets used or held for use in the Company's contract packaging business to CGUSA LLC, a New Jersey limited liability company, for cash and a note (the "Transaction").

The Agreement provides to the Company, upon consummation of the Transaction, $4,100,000 in cash and $3,500,000 in an eight-year 10% subordinated promissory note (the "Consideration") as consideration for the sale of substantially all of the net assets used or held for use in the Company's contract packaging business. In addition, CGUSA LLC extended a $700,000 bridge loan to the Company for the period between signing of the definitive documents and consummation or termination of the transaction or, failing such events, December 31, 1997.

As part of its investment banking business, L.H. Friend is continually engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We have been engaged to act as financial advisors to the Company's Board of Directors in connection with the Transaction and to advise the Board of Directors as to the fairness of the Consideration, but we have not materially participated in the negotiations leading to the Agreement.

You have requested our opinion as to whether the proposed Consideration is fair to the Company and its shareholders from a financial point of view.

In connection with formulating our opinion, we have, among other things:

(a)   reviewed the Asset Purchase Agreement dated July 24, 1997;

(b) discussed the Transaction and related matters with the Company's management;

(c) reviewed the Annual Reports on Form 10KSB filed by the Company with the Securities and Exchange Commission for the fiscal years ended December 31, 1993, 1994, 1995 and 1996, the Company's Quarterly Report on Form 10-QSB for the period ended March 31, 1997; and the Company's Proxy Statement dated May 16, 1997;

(d) reviewed certain other financial information for periods subsequent to March 31, 1997;

(e) reviewed unaudited internal financial statements for the contract packaging business for the periods ending December 31, 1995 and December 31, 1996;

(f) reviewed pro forma financial data of the Company and the contract packaging business;

(g) reviewed certain financial projections of the Company and the contract packaging business prepared by management of the Company and examined certain other operating and financial information concerning the businesses of the Company and the contract packaging business;

(h) analyzed certain publicly available financial and market data of certain other similar companies having publicly traded securities and compared it to financial data regarding the Company; and

(i) performed such other studies, analyses, inquiries and investigations as we deemed appropriate.

We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition and business prospects of the Company since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company, or conducted any independent inquiry or investigation with respect to the Company or the Transaction. This opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

This opinion is furnished solely for the benefit of the Company, its Board of Directors, and its shareholders in connection with the Transaction, and may not be relied upon by any other person or for any other purpose without our express, prior, written consent. This opinion is delivered to each recipient subject to the conditions, scope of engagement, limitations and understandings set forth in this opinion and our engagement letter dated June 6, 1997, and subject to the understanding that the obligations of Friend in the Transaction are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of Friend shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of any recipient of this opinion. The Company has also agreed to indemnify Friend for certain liabilities that may arise out of rendering this opinion.

Our opinion is limited to the fairness, from a financial point of view, of the Consideration and does not address the Company's underlying business decision to effect the Transaction.

As of the date hereof, based upon and subject to the foregoing, and based upon such other matters as we deemed relevant, it is our opinion that the Consideration is fair to the Company and its shareholders from a financial point of view.

Very truly yours,



L.H. FRIEND, WEINRESS, FRANKSON & PRESSON, INC.

                                    ANNEX D

                            CERTIFICATE OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION

ALFRED E. BOOTH, JR. and JUDITH E. ZEGARELLI certify that:

1. They are the president and the secretary of Cosmetic Group U.S.A., Inc., a California corporation.

2. Article I of the Articles of Incorporation of this corporation is amended to read as follows:

The name of this corporation is "Zegarelli Group International, Inc."

3. The foregoing amendment of articles of incorporation has been duly approved by the board of directors.

4. The foregoing amendments of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is ______________. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: September __, 1997

                                        _________________________________
                                        ALFRED E. BOOTH, JR., Chief
                                        Executive Officer

                                        _________________________________
                                        JUDITH E. ZEGARELLI, Secretary

PROXY                      COSMETIC GROUP U.S.A., INC.                     PROXY

    The undersigned hereby appoints Alfred E. Booth, Jr. and Judith E. Zegarelli, or either of them, with power of substitution, as proxies, to appear and vote, as designated below, all the shares of Common Stock of Cosmetic Group U.S.A., Inc. (the "Company"), held of record by the undersigned on August 18, 1997 at the Special Meeting of Shareholders to be held on September 22, 1997 and any adjournments or postponements thereof.

 1. To approve the sale to CGUSA LLC of substantially all of the assets of the Company relating to its contract packaging business on the terms contained in an Asset Purchase Agreement dated July 24, 1997.

                  [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

 2. To approve an amendment to the Company's Articles of Incorporation, conditioned on the closing of the sale noted in proposal number 1, to rename the Company "Zegarelli Group International, Inc."

                  [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof:

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED "FOR" EACH OF THE ABOVE PROPOSALS.